UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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STATE AUTO FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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# 2017

## PROXY STATEMENT

### NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

STFC®

STATE AUTO FINANCIAL CORPORATION
NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:    Friday, May 5, 2017, at 11:00 a.m., local time

Place:     State Auto Financial Corporation's principal executive offices, 518 East Broad Street, Columbus, Ohio 43215

Items of Business: At the 2017 Annual Meeting of Shareholders, shareholders will consider and vote on the following matters:

1.
Election of two Class II directors, each to hold office for a three-year term and one Class I director to hold office for a two-year term (the remaining term for that class of directors) and in each case until a successor is elected and qualified;

2.	A proposal to adopt the material terms of the State Auto Financial Corporation 2017 Long-Term Incentive Plan;

3.	Ratification of the selection of Ernst & Young LLP as State Auto Financial Corporation's independent registered public accounting firm for 2017;

4.	Non-binding and advisory vote on the compensation of State Auto Financial Corporation's Named Executive Officers as disclosed in the Proxy Statement for the 2017 Annual Meeting of Shareholders;

5.	Non-binding and advisory vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Record Date: State Auto Financial Corporation shareholders as of the close of business on March 10, 2017, will be entitled to vote at the 2017 Annual Meeting of Shareholders and any adjournment of the meeting.
Delivery of Proxy Materials: We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about March 22, 2017. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them.
Voting: Your vote is very important to us. We hope that you will attend the 2017 Annual Meeting of Shareholders in person. Whether or not you attend in person, please, as soon as possible, indicate your voting instructions by telephone, via the Internet or by mailing your signed proxy card in the enclosed return envelope, which requires no postage, if the Proxy Statement was mailed to you. If you attend the meeting and wish to vote, you may withdraw any previously-voted proxy.

By Order of the Board of Directors

MELISSA A. CENTERS
Secretary

Dated: March 22, 2017

PROXY STATEMENT TABLE OF CONTENTS

i

ii

STATE AUTO FINANCIAL CORPORATION
PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. Defined terms used in this summary have the meanings given to such terms elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in voting your common shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding State Auto Financial Corporation's ("STFC" or "the Company") performance for the fiscal year ended December 31, 2016 ("2016 fiscal year"), please review the Company's Annual Report on Form 10-K for the 2016 fiscal year.

2017 ANNUAL MEETING OF SHAREHOLDERS
Date and Time May 5, 2017, 11:00 a.m. local time	Place 518 East Broad Street Columbus, Ohio 43215	Record Date You may vote if you were a shareholder of record at the close of business on March 10, 2017

VOTING MATTERS AND BOARD RECOMMENDATIONS
The following table summarizes the proposals to be voted upon at the 2017 Annual Meeting of Shareholders and the Board's recommendations with respond to each proposal.

Proposal		Board Vote Recommendation	Page Reference (for more detail)
Proposal 1	Election of Directors	FOR each Nominee	11
Proposal 2	To Adopt the Material Terms of the State Auto Financial Corporation 2017 Long-Term Incentive Plan	FOR	16
Proposal 3	Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm	FOR	25
Proposal 4	Advisory Vote to Approve Compensation of Company's Named Executive Officers	FOR	26
Proposal 5	Advisory Vote on Whether Future Advisory Votes on Executive Compensation Should Occur Every Year, Every Two Years or Every Three Years	FOR Every Year	27
Our Board of Directors is not aware of any matter that will be presented for a vote at the 2017 Annual Meeting of Shareholders other than those shown above.
State Automobile Mutual Insurance Company ("State Auto Mutual") owns approximately 61.8% of the outstanding common shares of STFC. State Auto Mutual has expressed an intention to vote FOR each of the voting matters listed above.

CASTING YOUR VOTE

How to Vote
: Internet	Visit the applicable voting website (www.proxyvote.com) until 11:59 p.m. Eastern Standard Time on May 4, 2017.
( Telephone	Within the United States, U.S. Territories, and Canada, call 1-800-690-6903 until 11:59 p.m. Eastern time on May 4, 2017.
, Mail	Complete, sign, date and return your proxy card or voting instruction form in the self-addressed envelope provided.
? In Person	Attend the 2017 Annual Meeting of Shareholders.

DIRECTOR NOMINEES
You are being asked to vote on the following three nominees for director. Information about the director nominees' experience, qualifications and skills can be found below at "Backgrounds of Class II Director Nominees (Terms Expiring in 2020)" and "Background of Class I Director Nominee (Term Expiring in 2019)."

Name	Age	STFC Director Since	Principal Occupation	Independent Yes No	Current Committee Memberships*	Other Public Company Boards
David R. Meuse Lead Director	71	2006	Principal of Stonehenge Partners Corp.	✓	Audit, Indep, and I&F	None
S. Elaine Roberts	64	2002	President and CEO of Columbus Regional Airport Authority	✓	Comp, Indep, N&G, and Risk	None
Kym M. Hubbard	59	2016	Retired	✓	Audit, Indep, and I&F	None

*Audit = Audit Committee; Comp = Compensation Committee; Indep = Independent Committee; I&F = Investment and Finance Committee; N&G = Nominating and Governance Committee; Risk = Risk Committee

DIRECTORS CONTINUING IN OFFICE

Name	Age	STFC Director Since	Principal Occupation	Independent Yes No	Current Committee Memberships*	Other Public Company Boards
Robert E. Baker	70	2007	Executive Vice President of DHR International, Inc.,	✓	Audit and Comp	None
Michael J. Fiorile	62	2015	Chairman and CEO of Dispatch Printing Co.	✓	N&G and Risk	None
Michael E. LaRocco	60	2015	Chairman, President and CEO of STFC	✓	I&F	None
Eileen A. Mallesch	61	2010	Retired	✓	Audit, Comp, and Indep	Bob Evans Farms, Inc., Fifth Third Bancorp and Libbey Inc.
Thomas E. Markert	59	2007	CEO of ORC International	✓	Comp, Indep, N&G and Risk	None

*Audit = Audit Committee; Comp = Compensation Committee; Indep = Independent Committee; I&F = Investment and Finance Committee; N&G = Nominating and Governance Committee; Risk = Risk Committee

CORPORATE GOVENANCE HIGHLIGHTS

▪	7 of our 8 directors are independent	▪	Independent Lead Director	▪	Policy prohibiting hedging of Company shares
▪	Audit Committee is only comprised of independent directors	▪	All current directors own Company common shares or restricted share units	▪	No shareholder rights plan or "poison pill"
▪	Compensation Committee is only comprised of independent directors	▪	Annual Board and Committee self-evaluations	▪	Majority voting policy for incumbent directors
▪	Nominating and Governance Committee is only comprised of independent directors	▪	Stock ownership guidelines for directors and executive officers	▪	Restrictions on pledging Company shares by directors and executive officers
▪	Risk Committee is only comprised of independent directors	▪	Annual advisory vote on executive compensation	▪	No directors are involved in related party transactions
▪	Compensation "clawback" obligations imposed on Named Executive Officers	▪	Comprehensive Associate Code of Business Conduct and Corporate Governance Guidelines	▪	No super majority vote of shareholders to approve amendments to charters or bylaws approved by two-thirds of the Board
▪	Board participation in executive succession planning	▪	Over 94% average Board and Committee meeting attendance in 2016	▪	Risk oversight by full Board and committees

2016 BUSINESS SUMMARY
Our 2016 results (on a GAAP basis) include:

▪	Combined ratio of 106.5%, which represented a 4.7 point increase compared to 2015	▪	Net income of $21.0 million, which represented a decrease of $30.2 million from 2015	▪	Earnings per diluted share of $0.50, which represented a decrease of $0.73 per share from 2015
▪	Non-cat loss and loss adjustment expense (LAE) ratio of 66.6%, which represented a 2.7 point increase compared to 2015	▪	Return on average equity of 2.4%, which represented a 3.4 point decrease compared to 2015	▪	Our stock price increased approximately 30% from December 31, 2015, to December 31, 2016
▪	Book value per share of $21.31 at December 31, 2016, which represented a decrease of $0.09 per share from December 31, 2015	▪	Net written premium of $1,293.3 million, which represented a 1.5% increase compared to 2015	▪	Net investment income of $74.7 million, which represented a 4.2% increase compared to 2015

IMPACT OF STATE AUTO GROUP ON 2016 COMPENSATION OF NEOs
Because our Named Executive Officers ("NEOs") perform services for the Company, State Auto Mutual and other members of the State Auto Group1, we generally allocated the compensation expenses in 2016 for such services 65% to the Company and its subsidiaries and 35% to State Auto Mutual and certain of its subsidiaries and affiliates.
1 The State Auto Group refers to (1) the insurance subsidiaries of State Auto Financial Corporation: State Auto Property & Casualty Insurance Company ("State Auto P&C"), Milbank Insurance Company ("Milbank") and State Auto Insurance Company of Ohio ("SAOH") and to (2) State Automobile Mutual Insurance Company ("State Auto Mutual") and its insurance subsidiaries and affiliates: State Auto Insurance Company of Wisconsin ("SAWI"), Meridian Security Insurance Company ("Meridian"), Patrons Mutual Insurance Company of Connecticut ("Patrons"), Rockhill Insurance Company ("RIC"), Plaza Insurance Company ("Plaza"), American Compensation Insurance Company ("ACIC") and Bloomington Compensation Insurance Company ("BCIC").

PRIMARY COMPONENTS OF OUR 2016 EXECUTIVE COMPENSATION PROGRAM

Component	Form	Key Features
Base Salary	Cash
Intended to attract and retain top-caliber executives.
Generally based on the median level of base salary for the executive in our competitive market, but may vary based on the executive's scope of responsibility or unique skills or expertise.

Short-Term Incentive	Cash
Intended to focus our executives on achieving the objectives of our annual operating plan and balance the focus of our long-term incentive plans.
Payouts range from 2% of target payout to 200% of target payout depending on performance.

Performance Award Units	Cash
Intended to encourage business behaviors that drive appreciation in the price of our common shares over the long term, align the interests of our executives with the interests of our shareholders and balance the focus of our annual operating plan.
Payouts determined based on the performance of the State Auto Group compared to a peer group over a three-year performance period.
Payouts range from 13.33% of target payout to 200% of target payout depending on performance.
Represented 65% of the total long-term incentive opportunity awarded to each NEO in 2016.

Stock Options	Equity
Intended to encourage business behaviors that drive appreciation in the price of our common shares over the long term, align the interests of our executives with the interests of our shareholders and build appropriate levels of common share ownership among our executive team.
One-third of the total options granted vests on each anniversary of the grant date.
Represented 20% of the total long-term incentive opportunity awarded to each NEO in 2016.

Restricted Common Shares	Equity
Intended to reduce our usage of common shares under our equity compensation plans, align the interests of the NEOs with the interests of our shareholders and encourage associate retention.
Vest on the third anniversary of the grant date.
Represented 15% of the total long-term incentive opportunity awarded to each NEO in 2016.

Perquisites	Cash; Benefits	Intended to attract and retain top-caliber executives. Are limited in value and participation.
The portion of the performance-based compensation awarded to our NEOs for 2016 performance is determined by the results that we and the State Auto Group achieve with respect to certain of these and other financial measures. See below the "Compensation Discussion and Analysis" section of this Proxy Statement for more information regarding our executive compensation program and the performance-based compensation awarded to our NEOs in 2016.

2016 EXECUTIVE COMPENATION HIGHLIGHTS

•	Base Salary. The salaries of our NEOs increased by approximately 3% in 2016, which is consistent with the practices of other financial services and insurance companies.

•
Short-Term Cash Compensation. None of the NEOs earned a performance bonus award for 2016 under the State Auto Financial Corporation One Team Incentive Plan ("OTIP"). The Compensation Committee awarded a discretionary bonus to each NEO under the OTIP in an amount equal to 30% of their OTIP target performance bonus award for 2016 in recognition of external factors and their respective contributions in implementing foundational changes that the Compensation Committee believes will position the Company to achieve improved results and deliver shareholder value over the long-term despite the Company’s 2016 results.

•
Performance Award Units. In 2016, we awarded cash-based performance award units ("PAUs") to our NEOs for the 2016-2018 performance period under the State Auto Financial Corporation Long-Term Incentive Plan, as amended ("Existing LTIP").

•
Equity Compensation. In 2016, we awarded stock options and restricted common shares to our NEOs under the State Auto Financial Corporation 2009 Equity Incentive Compensation Plan, as amended ("2009 Equity Plan").

Based on the approval of the "say-on-pay" vote at our 2016 Annual Meeting of Shareholders (by more than 99% of the votes cast), the Compensation Committee did not make any changes to our executive compensation program as a result of the 2016 "say-on-pay" vote.

QUESTIONS AND ANSWERS ABOUT THE
2017 ANNUAL MEETING AND VOTING

Why Did I Receive a Notice of Internet Availability of Proxy Materials in the Mail Instead of a Full Set of Printed Proxy Materials?
Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are making our proxy materials available to our shareholders electronically via the Internet. On or about March 22, 2017, we will mail the Notice of Internet Availability of Proxy Materials to our shareholders who held shares at the close of business on the record date, other than those shareholders who previously requested paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic version of our proxy materials, including this Proxy Statement and our 2016 Annual Report, which includes our Annual Report on Form 10-K for the 2016 fiscal year. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of this Proxy Statement, including a form of proxy. The Company believes that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Why Did I Receive These Proxy Materials?
You received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares at the 2017 Annual Meeting of the Shareholders (the "Annual Meeting"). This Proxy Statement contains information that we are required to provide to you under the rules of the SEC and is intended to assist you in making an informed vote.
All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the Annual Meeting.

What is a Proxy?
A proxy is your legal designation of another person to vote the stock you own. The Board of Directors has designated Michael E. LaRocco, and in the event he is unable to act Melissa A. Centers and Steven E. English, to act as the proxy for the Annual Meeting.

What is the Record Date?
The record date for the Annual Meeting is March 10, 2017 (the "Record Date"). The Record Date is established by the Board of Directors as required by Ohio law. Only shareholders of record at the close of business on the Record Date are entitled to: (a) receive notice of the Annual Meeting and (b) vote at the Annual Meeting and at any adjournment of the meeting.
Each shareholder of record on the Record Date is entitled to one vote for each common share held. On the Record Date, there were 41,986,179 common shares outstanding.

What is the Difference Between a Shareholder of Record and a Shareholder Who Holds Common Shares in Street Name?
If your common shares are registered in your name with the Company's transfer agent, you are considered a "shareholder of record" of those shares. Alternatively, if your common shares are held for you in the name of your broker, bank or other similar organization, your shares are held in "street name." If your shares are held in "street name," you are the beneficial owner of those shares and the organization is the "shareholder of record," not you.
It is important that you vote your shares if you are a shareholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other similar institutions as discussed in the answer below to "Will My Shares Be Voted if I Do Not Provide My Proxy or Voting Instructions?"

What Are the Different Methods That I Can Use to Vote My Shares of Common Shares?
By Telephone or Internet: All shareholders of record may vote their common shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by the Internet, using the procedures and instructions described in the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, bankers or other similar institutions make those methods available. If that is the case, each broker, bank or other similar institution will enclose instructions with the proxy card.
In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in case of street name holders).
In Person: All shareholders of record may vote in person at the Annual Meeting. Street name holders must obtain a legal proxy from their broker, bank or other similar institution and bring the legal proxy to the Annual Meeting in order to vote in person.
See also "Proxy Statement Summary—Casting Your Vote" for more information.

What Items Will Be Voted on at the 2017 Annual Meeting of Shareholder?

Proposal	Voting Options, Board Recommendations and Voting Requirement
Proposal 1 Election of Directors
Voting Options
•  Vote for a nominee;
•  Vote against a nominee; or
•  Withhold authority to vote for a nominee.

Board Recommendation
The Board unanimously recommends a vote "FOR" each of the nominees in the Proxy Statement.

Voting Requirement
Nominees receiving the highest number of votes will be elected as directors. Shareholders do not have the right to cumulate their votes in the election of directors.

Any incumbent director who does not receive the vote of at least the majority of the votes cast at the Annual Meeting is required to promptly offer in writing his or her resignation to the Board in accordance with the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider the offer and recommend to the Board whether to accept the offer. The full Board will consider all factors it deems relevant to the best interests of the Company, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of election results. See below "Majority Voting Policy for Incumbent Directors."

Proposal 2 To Adopt the Material Terms of the Company's 2017 Long-Term Incentive Plan
Voting Options
•  Vote for the adoption;
•  Vote against the adoption; or
•  Abstain from voting.

Board Recommendation
The Board unanimously recommends a vote "FOR" the adoption of the material terms of Company's 2017 Long-Term Incentive Plan.

Voting Requirement
The material terms of the Company's 2017 Long-Term Incentive Plan will be adopted if the votes cast "FOR" exceed the votes cast "AGAINST."

Proposal 3 Ratification of the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm
Voting Options
•  Vote for the ratification;
•  Vote against the ratification; or
•  Abstain from voting.

Board Recommendation
The Board recommends a vote "FOR" this proposal.

Voting Requirement
The selection of the independent registered public accounting firm will be ratified if the votes cast "FOR" exceed the votes cast "AGAINST."

Proposal 4 Non-Binding Advisory Vote to Approve the Compensation of the Company's Named Executive Officers
Voting Options
•  Vote for approval of the compensation of the Company's Named Executive Officers;
•  Vote against approval of the compensation of the Company's Named Executive Officers; or
•  Abstain from voting.

Board Recommendation
The Board recommends a vote "FOR" this proposal.

Voting Requirement
The compensation of the Company's Named Executive Officers will be approved on an advisory basis if the votes cast "FOR" exceed the votes cast "AGAINST."
This vote is not binding on the Company, the Board of Directors or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders through their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company's Named Executive Officers.

Proposal 5 Non-Binding Advisory Vote on the Frequency of Conducting Future Advisory Votes on Executive Compensation
Voting Options
•  Vote for conducting future advisory votes on executive compensation every year;
•  Vote for conducting future advisory votes on executive compensation every two years;
•  Vote for conducting future advisory votes on executive compensation every three years; or
•  Abstain from voting.

Board Recommendation
The Board recommends a vote for conducting future advisory votes on executive compensation every year.

Voting Requirement
The option of once every year, two years or three years that receives the highest number of votes cast will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of its Named Executive Officers.

This vote is not binding on the Company, the Board of Directors or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders through their vote on this proposal and will consider the outcome of the vote when making the decision as to the timing for conducting future advisory votes on executive compensation.

STATE AUTO MUTUAL, WHICH OWNS APPROXIMATELY 61.8% OF THE OUTSTANDING COMMON SHARES, HAS EXPRESSED AN INTENTION TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL ONE OF THIS PROXY STATEMENT, IN FAVOR OF PROPOSALS TWO, THREE AND FOUR AS DESCRIBED IN THIS PROXY STATEMENT, AND FOR EVERY YEAR IN PROPOSAL FIVE OF THIS PROXY STATEMENT.

Are Votes Confidential?
It is our long-standing practice to hold the votes of each shareholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in the case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to the Company; or (d) to allow the inspectors of election to certify the results of the vote.

Who Will Count the Votes Case at the Annual Meeting?
The Company will appoint one or more inspectors of election to serve at the Annual Meeting. The inspectors of election for the Annual Meeting will determine the number of votes cast by holders of common shares for all matters. Preliminary voting results will be announced at the Annual Meeting, if practicable, and final results will be announced when certified by the inspectors of election.

How Can I Find the Voting Results of the Annual Meeting?
We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting. We will amend this filing to include final results if the inspectors of election have not certified the results by the time the original Current Report on Form 8-K is filed.

What Happens if I Do Not Specify a Choice For a Matter When Returning A Proxy?
Shareholders should specify their voting choice for each matter on the accompanying proxy card. If you sign and return your proxy card, yet do not make a specific choice for one or more matters, unvoted matters will be voted (1) "FOR" the election of the nominees listed in this proxy statement as Class II and Class I directors; (2) "FOR" the adoption of the material terms of the State Auto Financial Corporation 2017 Long-Term Incentive Plan; (3) "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017; (4) "FOR" the approval of the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement; and (5) "FOR" holding an advisory vote on executive compensation every year.

What Does it Mean if I Receive More Than One Proxy Card?
It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of the shares represented by each proxy card. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same address. Our transfer agent is Computershare.

Will My Shares Be Voted if I Do Not Provide My Proxy or Voting Instructions?
Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy unless you vote in person at the Annual Meeting. It is, therefore, important that you vote your shares.
Street Name Holders: If your shares are held in street name and you do not provide your voting instructions to your bank, broker or other similar institution, your shares will be voted by your broker, bank or similar institution only under certain circumstances. In general, banks, brokers and other similar institutions have discretionary voting authority on behalf of their customers with respect to "routine" matters when they do not receive timely voting instructions from their customers. Banks, brokers and other similar institutions do not have discretionary voting authority on behalf of their customers with respect to "non-routine" matters, and a broker non-vote occurs when a broker does not receive voting instructions from its customer on a non-routine matter.
Only the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm is considered a "routine" matter for which brokers, banks or other similar institutions may vote uninstructed shares. The other proposals to be voted on at the Annual Meeting are considered "non-routine" matters, so the broker, bank or other similar institution cannot vote your shares on any of the other proposals unless you provide the broker, bank or other similar institution voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a "broker non-vote." It is, therefore, important that you vote your shares.

Are Abstentions and Broker Non-Votes Counted?
Abstentions and broker non-votes on one or more matters to be voted on at the Annual Meeting will not be considered votes cast and, therefore, will not affect the outcome of the vote on those matters at the Annual Meeting.

How Can I Revoke a Proxy or Change My Vote?
If you are a shareholder of record, you can revoke a proxy or change your vote before the completion of voting at the Annual Meeting by: (a) giving written notice to the Company's Corporate Secretary by e-mail to corporatesecretary@stateauto.com or in writing to the Corporate Secretary at our principal executive offices, 518 East Broad Street, Columbus, Ohio 43215; (b) delivering a later-dated proxy; or (c) voting in person at the meeting.
If your shares are held in a street name, you should follow the instructions provided by your broker, bank or other similar institution to revoke or change your voting instructions.

Who Will Pay For the Cost of the Proxy Solicitation?
We will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone or electronic mail. Proxies may be solicited by our directors, officers and regular employees, who will not receive any additional compensation for their solicitation services. We will reimburse banks, brokers and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, we may employ other persons for such purpose.

Who Can Attend the 2017 Annual Meeting?
Only shareholders who owned shares as of the record date are permitted to attend the Annual Meeting. If you hold your shares through a broker, bank or similar institution, you may attend the Annual Meeting only if you bring a legal proxy or a copy of the statement (such as a brokerage statement) from your broker, bank or other record owner reflecting your stock ownership as of the record date. Additionally, in order to be admitted to the Annual Meeting, all shareholders who are not employees of the State Auto Group must present a government-issued picture identification to verify their identity.

May Shareholders Ask Questions at the Annual Meeting?
Yes. Michael E. LaRocco, our Chairman, President and CEO, will answer shareholders' questions during the question and answer period of the Annual Meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question if all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that directly relate to the business of the Annual Meeting.

How Many Votes Must Be Present to Hold the Annual Meeting?
In order for us to conduct the Annual Meeting, a majority of the Company's outstanding common shares as of the record date for the meeting (March 10, 2017), must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum.
Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.
Abstentions and shares of record held by a broker, bank or other similar institution ("broker shares") that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Class II and Class I Directors
The number of directors is currently fixed at nine. Our Board of Directors is divided into three classes: Class I, Class II and Class III, with three directors in each class. The term of office of directors in one class expires annually at each annual meeting of shareholders at such time as their successors are elected and qualified. Directors in each class are elected for three-year terms.
The term of office of the Class II directors expires concurrently with the holding of the Annual Meeting. David R. Meuse and S. Elaine Roberts, both recommended by the Nominating and Governance Committee of our Board of Directors, have been nominated for election as Class II directors at the Annual Meeting for a three-year term expiring at the 2020 annual meeting of shareholders. Mr. Meuse and Ms. Roberts are incumbent Class II directors.
David J. D'Antoni, who is currently the other Class II director, is retiring from the Board concurrently with the holding of the Annual Meeting. Our Nominating and Governance Committee has reviewed potential candidates to replace Mr. D'Antoni but has not made any recommendations to our Board, thereby creating a vacancy in the Class II directors. No decision has been made to fill this vacancy. Our Board of Directors believes that it is desirable to have a vacancy available should a person who could make a valuable contribution as a director become available.
Kym M. Hubbard was appointed by the Board of Directors in September 2016 to fill a vacancy among the Class I directors, in accordance with the Company's Code of Regulations. In accordance with our Corporate Governance Guidelines, our shareholders will be given the opportunity to elect Ms. Hubbard as a director at our Annual Meeting. On the recommendation of the Nominating and Governance Committee, our Board has nominated Ms. Hubbard for election as a Class I director at the Annual Meeting for a two-year term expiring at the 2019 annual meeting of shareholders.
Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named below is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice.
Proxies cannot be voted at the Annual Meeting for a greater number of persons than the three nominees named in this Proxy Statement.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE TWO NOMINEES NAMED BELOW AS CLASS II DIRECTORS AND "FOR" THE ELECTION OF THE PERSON NAMED BELOW AS A NOMINEEE FOR CLASS I DIRECTOR.

Backgrounds of Class II Director Nominees (Terms Expiring in 2020)

David R. Meuse
Age: 71
STFC Director Since: 2006
Committees Served in 2016: Audit, Independent, and Investment and Finance (Chair)
Mr. Meuse has served as the Company's Lead Director since 2015. Mr. Meuse has served as Principal of Stonehenge Partners Corp., a privately held provider of financial and advisory resources, since September 1999. Prior to that time, Mr. Meuse held executive positions at various investment banking firms, including Banc One Capital Holdings Corporation and Meuse, Rinker, Chapman, Endres & Brooks. Mr. Meuse was a director of Diamond Hill Investment Group, Inc., a publicly traded company providing investment advisory and fund administration services, from August 2000 to April 2011. Mr. Meuse also serves on the board of directors of several privately held companies and non-profit organizations.

Mr. Meuse has been nominated for election as a director because of his experience as a senior executive, his former experience as a director of publicly traded companies, and his knowledge with acquisitions and divestitures. In addition, Mr. Meuse brings significant expertise in investments, investment management, and financial market matters to the Board.

S. Elaine Roberts
Age: 64
STFC Director Since: 2002
Committees Served in 2016: Compensation, Independent, Nominating and Governance, and Risk
Ms. Roberts has served as President and Chief Executive Officer of the Columbus Regional Airport Authority, a public port authority which oversees the operations of John Glenn Columbus International, Rickenbacker International and Bolton Field airports, in Ohio since January 2003.
Ms. Roberts has been nominated for election as a director because of her experience as a senior executive, in particular her senior management experience with the operation of a regulated entity. Ms. Roberts also has a legal background as an attorney, and she brings gender diversity to the Board.

Background of Class I Director Nominee (Term Expiring in 2019)

Kym M. Hubbard
Age: 59
STFC Director Since: September 2016
Committees Served in 2016: Audit, Independent, and Investment and Finance
Ms. Hubbard served as Treasurer, Chief Investment Officer, and Global Investment Head of Ernst & Young LLP, a global assurance, tax and advisory services company, from July 2008 until her retirement in April 2016. Prior to joining Ernst & Young LLP, Ms. Hubbard served as the Executive Director of the Illinois Finance Authority, a component unit of the State of Illinois that provides capital access services for non-profit and for-profit entities in Illinois, from 2006 until 2008. Ms. Hubbard has also served as a Trustee for PIMCO Funds, PIMCO Variable Insurance Trust and PIMCO EFT Trust since February 2017.
Ms. Hubbard has been nominated for election as a director because of her extensive knowledge and experience in the areas of investments and finance. She also brings gender and racial diversity to the Board.

Backgrounds of Continuing Class I Directors (Terms expiring in 2019)

Robert E. Baker
Age: 70
STFC Director Since: 2007
Committees Served in 2016: Audit and Compensation (Chair)
Mr. Baker has also been a director of State Auto Mutual since March 2015. Mr. Baker has served as Executive Vice President of DHR International, Inc., an executive search firm, since June 2010. Mr. Baker was President of Puroast Coffee Inc., a maker of specialty coffee products, from 2004 until accepting his current position. He served as Vice President of Corporate Marketing for ConAgra Foods, Inc., one of North America’s largest packaged food companies, from 1999 to 2004. Mr. Baker was a director of CoolBrands International Inc., a publicly traded Canadian corporation focused on the manufacturing and marketing of ice cream and frozen snack products, from February 2006 to November 2007. He was also a director of Natural Golf Corporation, a publicly traded company offering golf instruction and equipment, from 2004 to 2006.
Mr. Baker was nominated in 2016 to serve as a director because of his experience as a senior executive of both publicly traded and privately held companies and his former experience as a director of publicly traded companies. He also brings racial and geographic diversity to the Board. In addition, Mr. Baker brings significant expertise in compensation, marketing, strategic planning and branding to the Board.

Thomas E. Markert
Age: 59
STFC Director Since: 2007
Committees Served in 2016: Compensation, Independent (Chair), Nominating and Governance, and Risk
Mr. Markert has served as the CEO of ORC International, one of the world's leading market research companies, since November 2016. He served as Executive Vice President of Research Now Group, Inc., a global online sampling and online data collection company, from August 2014 until November 2015; as the Chief Executive Officer of Digital Tailwind LLC, a digital marketing agency, from April 2012 until May 2014; as an officer of the Business Solutions Division of Office Depot, Inc., a global supplier of office products and services, from May 2008 until April 2012; as Chief Executive Officer of Ipsos Loyalty Worldwide, a division of Ipsos, a leading global provider of survey-based research, from May 2007 to May 2008 and as Global Chief Marketing and Client Service Officer of ACNielsen, a leading global provider of marketing research and information services, from January 2004 until May 2007. Mr. Markert has also served on the board of directors of True Value Company, a retailer-owned wholesaler of hardware and related products, since April 2013.
Mr. Markert was nominated in 2016 to serve as a director because of his experience as a senior executive of both publicly traded and privately held companies. He also brings geographic diversity to the Board. In addition, Mr. Markert brings significant expertise in traditional and digital marketing, social media, branding and market research to the Board.

Backgrounds of Continuing Class III Directors (Terms expiring in 2018)

Michael J. Fiorile
Age: 62
STFC Director Since: 2015
Committees Served in 2016: Nominating and Governance (Chair), and Risk (Chair)
Mr. Fiorile has also been a director of State Auto Mutual since 2003. Mr. Fiorile has served as Chairman and CEO of The Dispatch Printing Company, a privately owned, regional broadcast media and real estate company, since July 2016. Prior to taking his current position with The Dispatch Printing Company, Mr. Fiorile served as the company's Vice Chairman and CEO from September 2015 until July 2016; as its President and CEO from January 2013 until September 2015; as its President and COO from January 2008 until January 2013; and as its President from January 2005 until January 2008. He also serves as Chairman and CEO of the company’s subsidiary, Dispatch Broadcast Group, which includes television and radio stations. He has held several executive positions within Dispatch Broadcast Group since 1994.
Mr. Fiorile was nominated in 2015 to serve as a director because of his extensive experience as a senior executive of a privately held corporation, in particular his management experience with the operation of regulated entities. Mr. Fiorile also brings his extensive experience and familiarity with the State Auto Group.

Michael E. LaRocco
Age: 60
STFC Director Since: 2015
Committee's Served in 2016: Investment and Finance
Mr. LaRocco has been a director and President and Chief Executive Officer of the Company since May 2015 and Chairman of the Company since January 2016. Mr. LaRocco has also served as President and Chief Executive Officer of State Auto P&C, Milbank and SAOH, each a wholly owned subsidiary of the Company, since May 2015, and as Chairman of State Auto P&C, Milbank and SAOH since January 2016. Mr. LaRocco has served as President, Chief Executive Officer and a director of State Auto Mutual since May 2015. Prior to joining the State Auto Group, Mr. LaRocco was with Business Insurance Direct, LLC ("BID"), an online seller of general liability and property insurance to small businesses, from December 2011 until April 2015. From January 2013 to July 2014, he was Chief Executive Officer of AssureStart Insurance Agency LLC ("AssureStart"), an online seller of general liability and property insurance to small businesses. BID had owned a minority interest in AssureStart until selling its interest to the majority owner of AssureStart in December 2014. Mr. LaRocco served as President and Chief Executive Officer of Fireman's Fund Insurance Company, a property and casualty insurance company, from March 2008 to July 2011. Previously, he was an executive for Safeco Insurance Companies, which are property and casualty insurance companies, from July 2001 to July 2006.
Mr. LaRocco was nominated in 2015 to serve as a director of the Company because of his extensive and valuable experience gained over his career in the property and casualty insurance industry, including underwriting, sales, marketing, general management and many years as a senior executive of property and casualty insurance companies. In addition, he brings valuable experience in strategic planning, leadership development, product development and online marketing.

Eileen A. Mallesch
Age: 61
STFC Director Since: 2010
Committees Served in 2016: Audit (Chair), Compensation, and Independent
Ms. Mallesch served as Senior Vice President and Chief Financial Officer of Nationwide Property and Casualty Insurance Company from November 2005 until her retirement in December 2009. She served as Senior Vice President and Chief Financial Officer of Genworth Life Insurance Company from April 2003 to November 2005. Prior to that, she was Vice President and Chief Financial Officer of General Electric Financial Employer Services Group from 2000 to 2003. Ms. Mallesch also serves as a director of the following publicly traded companies: Fifth Third Bancorp, Libbey Inc., and Bob Evans Farms, Inc.
Ms. Mallesch was last nominated in 2015 to serve as a director because of her extensive knowledge and experience in the areas of auditing, finance, enterprise risk management, taxation and mergers and acquisitions, particularly in the insurance industry. Ms. Mallesch qualifies as the "audit committee financial expert" under the SEC Rules. She also brings gender diversity to the Board and is a Certified Public Accountant.

Majority Voting Policy for Incumbent Directors
Our Board of Directors has adopted a majority voting policy for incumbent directors (the "Majority Voting Policy") which is reflected in our Corporate Governance Guidelines. The Majority Voting Policy provides that if a nominee for director who is an incumbent director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, and no successor has been elected at such meeting, then that incumbent director will promptly tender his or her resignation to the Board of Directors. For purposes of the Majority Voting Policy, a majority of votes cast means that the number of common shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast (i) include votes to withhold authority in each case, and (ii) exclude abstentions with respect to that director's election or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally. The Nominating and Governance Committee will make a recommendation to our Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board of Directors will act on the tendered resignation, taking into account the Nominating and Governance Committee's recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee, in making its recommendation, and our Board of Directors, in making its decision, may each consider any factors or other information that the Nominating and Governance Committee or Board, as the case may be, considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of our Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by our Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director's resignation is accepted by our Board of Directors, then our Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of our Code of Regulations.

PROPOSAL TWO: TO ADOPT THE MATERIAL TERMS OF THE STATE AUTO FINANCIAL CORPORATION 2017 LONG-TERM INCENTIVE PLAN
The Board proposes that our shareholders approve the adoption of the State Auto Financial Corporation 2017 Long-Term Incentive Plan (the “2017 Long-Term Incentive Plan” or the "Plan"). On March 3, 2017, based upon the recommendation of the Compensation Committee, the Board unanimously adopted the 2017 Long-Term Incentive Plan, subject to approval by our shareholders. Set forth below is a summary of the material features of the 2017 Long-Term Incentive Plan, which summary is qualified in its entirety by the text of the 2017 Long-Term Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.
The purpose of the 2017 Long-Term Incentive Plan is to advance the interests of the Company and its shareholders and promote the long-term growth of the Company by providing participants with incentives to maximize shareholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of participants with the interests of the Company’s shareholders and providing them additional incentives to continue in their employment or affiliation with the Company. The 2017 Long-Term Incentive Plan serves these purposes by making equity-based, equity-related and cash-based awards ("Awards") available for grant to eligible participants in the form of:

•	Restricted common shares ("Restricted Stock");

•	Deferred stock units ("DSUs");

•	Awards denominated in cash that are subject to the attainment of performance goals ("Cash-Based Awards");

•	Awards similar to Restricted Stock Awards that are subject to the attainment of performance goals ("Performance Stock Awards");

•	Awards similar to DSU Awards that are subject to the attainment of performance goals ("Performance Unit Awards"); and

•	Equity-based or equity-related Awards not otherwise described by the terms and provisions of the 2017 Long-Term Incentive Plan ("Other Stock-Based Awards").
If our shareholders approve the 2017 Long-Term Incentive Plan: (1) the Company will have 2,350,660 common shares available for future grant under the 2017 Long-Term Incentive Plan which includes 2,350,660 common shares that remain available under the State Auto Financial Corporation 2009 Equity Plan, as amended (the "2009 Equity Plan"); (2) the 2017 Long-Term Incentive Plan will replace the 2009 Equity Plan and the State Auto Financial Corporation Long-Term Incentive Plan, as amended (the “Existing LTIP”); (3) shares will no longer be available for grant under the 2009 Equity Plan; and (4) awards outstanding under the 2009 Equity Plan and the Existing LTIP will remain in effect in accordance with the terms of the awards and the applicable plan. If the 2017 Long-Term Incentive Plan is not approved, common shares will remain available for grant under the 2009 Equity Plan.
As of the Record Date, there were: (1) 2,350,660 common shares remaining available for issuance under the 2009 Equity Plan; (2) 2,467,800 outstanding stock options, with a weighted average exercise price of $20.69 and a weighted average term to expiration of 4.1 years; (3) 88,895 outstanding restricted common shares; and (4) 41,986,179 total common shares outstanding.
Our average share usage rate, sometimes referred to as burn rate, over the three years ended December 31, 2016 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) is approximately 0.73%. The Company expects that the 2,350,660 million shares should enable us to continue to grant equity incentive compensation for the next 2.7 years or more. The potential dilution resulting from issuing all 2,350,660 million shares authorized under the 2017 Long-Term Incentive Plan, and taking into account outstanding awards, would be 10.8% on a fully-diluted basis.

Key Plan Features
The 2017 Long-Term Incentive Plan includes provisions designed to protect the interests of our shareholders and reflect corporate governance best practices, including:

•
AWARDS SUBJECT TO FORFEITURE/CLAWBACK. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, any current or former executive officer must forfeit and repay to the Company any compensation awarded under the 2017 Long-Term Incentive Plan to the extent specified in any clawback or similar policy that may be implemented by the Company from time to time.

•
NO EVERGREEN PROVISION. The 2017 Long-Term Incentive Plan does not contain an annual "evergreen" provision. The 2017 Long-Term Incentive Plan authorizes the issuance of a fixed number of shares and requires shareholder approval for the issuance of any additional shares, which provides our shareholders with direct input on our equity compensation programs.

•
NO LIBERAL CHANGE IN CONTROL DEFINITION; REQUIRES CONSUMMATION OF A CHANGE OF CONTROL EVENT. The change in control definition in the 2017 Long-Term Incentive Plan is not a "liberal" definition. A change in control transaction must actually occur to trigger the change in control provisions in the 2017 Long-Term Incentive Plan.

•
NO DIVIDEND EQUIVALENTS ON UNVESTED OR UNEARNED AWARDS. Any dividend equivalents paid under an Award will be subject to restrictions and a substantial risk of forfeiture to the same extent as the Award with respect to which such dividend equivalents are to be paid.

Section 162(m) of the Internal Revenue Code
Under the 2017 Long-Term Incentive Plan, the Compensation Committee may grant Cash-Based Awards, Performance Stock Awards and Performance Unit Awards in a manner that constitutes "qualified performance-based compensation" for purposes of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. Section 162(m) generally limits the deduction that we may take for certain remuneration paid in excess of $1,000,000 to any "covered employee" (as defined in Section 162(m)) in any one taxable year. Cash-Based Awards, Performance Stock Awards and Performance Unit Awards granted under the 2017 Long-Term Incentive Plan will not count against this $1,000,000 deduction limitation provided that (1) the lapse of restrictions on such Awards and the distribution of cash, common shares or other property pursuant to such Awards is contingent upon satisfying one or more of the performance criteria enumerated in the 2017 Long-Term Incentive Plan, as established and certified by the Compensation Committee, and (2) such Awards otherwise satisfy the requirements for qualified performance-based compensation under Section 162(m). We are submitting the 2017 Long-Term Incentive Plan, including the performance criteria set forth therein, to the shareholders for approval at the Annual Meeting to ensure that Cash-Based Awards, Performance Stock Awards and Performance Unit Awards granted under the 2017 Long-Term Incentive Plan will be deductible as qualified performance-based compensation.

Summary of the 2017 Long-Term Incentive Plan
Administration
The Compensation Committee will administer the 2017 Long-Term Incentive Plan. The 2017 Long-Term Incentive Plan requires the Compensation Committee to be comprised of at least two directors, each of whom will be an "outside director" (within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder) and a "non-employee" director (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee currently consists of four directors, each of whom is an "outside director" and a "non-employee director."
In its capacity as plan administrator, the Compensation Committee will have full and exclusive power to interpret and apply the terms and provisions of the 2017 Long-Term Incentive Plan and Awards made under the 2017 Long-Term Incentive Plan, and to adopt such rules, regulations and guidelines for implementing the 2017 Long-Term Incentive Plan as the Compensation Committee may deem necessary or proper. In carrying out its authority under the Plan, the Compensation Committee will have full and final authority and discretion, including the following rights, powers and authorities to: (1) determine the participants to whom and the times at which Awards will be made; (2) determine the number of common shares covered in each Award; (3) determine the terms, provisions and conditions of each Award; (4) prescribe, amend and rescind rules and regulations relating to administration of the

2017 Long-Term Incentive Plan; and (5) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the 2017 Long-Term Incentive Plan.
All determinations and decisions made by the Compensation Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Compensation Committee will be final, conclusive and binding on all parties.
With respect to each Award granted under the 2017 Long-Term Incentive Plan, we will enter into a written or electronic award agreement with the participant which describes the terms and conditions of the Award, including the terms and conditions applicable to the Award following the participant’s termination of employment.
Eligibility
The persons who are eligible to receive Awards under the 2017 Long-Term Incentive Plan include (1) employees of the Company and its affiliates who are executive, administrative, professional or technical personnel who, in the opinion of the Compensation Committee, have responsibilities affecting the management, development or financial success of the Company or one or more of its affiliates and (2) persons who have agreed to become employees of the Company and its affiliates and are expected to become such within three months of the date of the Award (other than Performance Stock Awards or Performance Unit Awards). As of March 3, 2017, there were 132 employees of the Company who would be eligible to participate in the 2017 Long-Term Incentive Plan.
Available Common Shares
Subject to the adjustments discussed below, the aggregate number of common shares available for the grant of Awards under the 2017 Long-Term Incentive Plan will be 2,350,660. The common shares that may be delivered under the 2017 Long-Term Incentive Plan may consist of (1) treasury shares and (2) authorized and unissued common shares.
The following common shares may be awarded under the 2017 Long-Term Incentive Plan and do not count against the 2,350,660 share limit:

•
Common shares allocable to the portion of an Award granted under the 2017 Long-Term Incentive Plan that terminates or expires, is forfeited or cancelled, for any reason, or is settled in cash in lieu of common shares or in a manner such that all or some of the common shares covered by the Award are not issued or are exchanged for Awards that do not involve common shares;

•
Common shares subject to outstanding awards under the 2009 Equity Plan as of the effective date of the 2017 Long-Term Incentive Plan that, on or after such effective date, cease to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in common shares;

•	Common shares withheld from the payment of an Award to satisfy tax obligations with respect to the Award; and

•
Common shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become eligible participants in the 2017 Long-Term Incentive Plan as the result of a merger, consolidation, acquisition or similar corporate transaction involving such company and the Company or any of its affiliates.

During any fiscal year of the Company, the Compensation Committee may not grant any employee:

•	Performance Stock Awards covering more than 250,000 common shares;

•	Performance Unit Awards covering more than 250,000 common shares;

•
Performance Stock Awards or Performance Unit Awards settled in cash valued in excess of the number of awards multiplied by the fair market value of the Company's common shares on the applicable payment or settlement date of the Award multiplied by 5.0; or

•	Cash-Based Awards of more than $5 million.
If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting our common shares, the Compensation Committee will adjust the number of common shares available for issuance under the 2017 Long-Term Incentive Plan, any other limit applicable under the 2017 Long-Term Incentive Plan with respect to the number of Awards that may be granted thereunder, and the number, class and exercise price (if applicable) or base price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable.
On March 3, 2017, the closing price of our common shares on the NASDAQ Global Select Market was $27.20.
Types of Awards
Restricted Stock
The Compensation Committee may grant shares of Restricted Stock at any time during the term of the 2017 Long-Term Incentive Plan in such number and upon such terms as it determines. The Compensation Committee will determine the terms, conditions and any vesting, transferability and forfeiture restrictions applicable to each Restricted Stock Award, all of which will be reflected in the applicable Award agreement. During the period that the shares of Restricted Stock remain subject to forfeiture, we may retain the certificates representing shares of Restricted Stock and, unless otherwise provided in the applicable Award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock).
Deferred Stock Unit Awards
The Compensation Committee may grant DSUs at any time during the term of the 2017 Long-Term Incentive Plan in such number and upon such terms as it determines. The value of any DSU will equal the fair market value of a common share. The Compensation Committee will determine the terms, conditions and any vesting, transferability and forfeiture restrictions applicable to each DSU Award, all of which will be reflected in the applicable Award agreement. The award agreement for a DSU may also specify that the holder of the DSU Award will be entitled to the payment of dividend equivalents under the Award. Any dividend equivalents paid under a DSU Award will be subject to the same vesting, transferability and forfeiture restrictions as the Award with respect to which such dividend equivalents are to be paid. A DSU may be settled in our common shares, cash or a combination thereof, as specified in the applicable Award agreement.
Performance Awards
The Compensation Committee may grant Cash-Based Awards, Performance Stock Awards and Performance Unit Awards at any time during the term of the 2017 Long-Term Incentive Plan in such number and upon such terms as it determines. The Compensation Committee will determine the terms, conditions and any vesting, transferability and forfeiture restrictions applicable to each Cash-Based Award, Performance Stock Award and Performance Unit Award, all of which will be reflected in the applicable Award agreement. Such restrictions will be based upon the attainment of performance goals determined by the Compensation Committee. The Compensation Committee will base the performance goals on one or more of the following performance criteria enumerated in the 2017 Long-Term Incentive Plan: earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders' return, policies in force or any other performance goal approved by the shareholders of the Company in accordance with Section 162(m) of the Code.
As determined by the Compensation Committee, the selected performance criteria may relate to the individual participant, the Company, one or more business units, subsidiaries, divisions, departments, regions, segments, products or functions of the Company or its affiliates, or the Company as a whole, and may be measured on a per share, per capita, per unit, per employee, per customer or other objective basis, on a pre-tax or after-tax basis or on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index).
With respect to participants who are not covered employees and who, in the Compensation Committee's judgment, are not likely to be covered employees at any time during the applicable performance period or during any period in which Cash-Based Award, Performance Stock Award or Performance Unit Award may be paid following a performance period, the performance objectives established for the performance period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed in the 2017 Long-Term Incentive Plan, and such performance objectives will be subject to such other special rules and conditions as the Compensation Committee may establish at any time.
To the extent permitted by Section 162(m) of the Code, the Compensation Committee may provide that amounts relating to or arising from one or more of the following may be included or excluded from the performance goals on a non-discretionary basis: (1) unusual, infrequently occurring or non-recurring events affecting the Company and/or its affiliates; (2) changes in applicable tax laws; (3) changes in accounting principles; (4) changes related to restructured or discontinued operations; (5) restatement of prior financial results; and (6) any other unusual, infrequently occurring or non-recurring gain or loss including those described in the Financial Accounting Standards Board's authoritative guidance, footnotes to the Company's financial statements, in management's discussion and analysis of financial condition and results of operations appearing in the Company's reports on

Form 10-K, 10-Q or 8-K for the applicable year and/or appearing in a press release reporting the Company's earnings for any fiscal period. Under the 2017 Long-Term Incentive Plan, the Compensation Committee has the authority to exercise negative discretion and reduce (but not increase with respect to holders of Awards who are Covered Employees or who, in the Compensation Committee's judgment, are likely to be Covered Employees) the amount of a Cash-Based Award, Performance Stock Award or Performance Unit Award actually paid to a participant.
For each Cash-Based Award, Performance Stock Award or Performance Unit Award granted to a covered employee, the Compensation Committee will establish the applicable performance goals while the outcome of the applicable performance goals is substantially uncertain, but in any event prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the performance goal relates or (2) the lapse of 25 percent of the period of service. Each performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met.
Subject to the terms and conditions of the 2017 Long-Term Incentive Plan, each holder of a Performance Stock Award will have all the rights of a shareholder with respect to the common shares issued to the holder pursuant to the Award during any period in which such issued common shares are subject to forfeiture and restrictions on transfer, including the right to vote such shares; provided, however, that the holder shall not receive payment of dividends until and only to the extent that the performance goals applicable to such Award are satisfied. An award agreement for a Performance Unit Award may specify that the holder of such Award will be entitled to the payment of dividend equivalents under the Award; provided, however, that the holder will not receive payment of such dividend equivalents until and only to the extent that the performance goals applicable to such Award are satisfied. A Performance Unit Award may be settled in our common shares, cash or a combination thereof, as specified in the applicable Award agreement.
Other Stock-Based Awards
The Compensation Committee may grant Other Stock-Based Awards at any time during the term of the 2017 Long-Term Incentive Plan in such number and upon such terms as it determines. The Compensation Committee will determine the terms, conditions and any vesting, transferability and forfeiture restrictions applicable to each Other Stock-Based Award, all of which will be reflected in the applicable Award agreement. Other Stock-Based Awards may be settled in our common shares, cash or a combination thereof, as specified in the applicable Award agreement.
Termination of Employment or Service
The Compensation Committee will determine the extent to which each Award granted under the 2017 Long-Term Incentive Plan will vest and the extent to which a participant will have the right to settle the Award in connection with a participant’s termination of employment or service. Such provisions, which will be reflected in the applicable Award agreement, need not be uniform among all Awards and may reflect distinctions based on the reasons for termination.
Change in Control
If a Change in Control (as defined in the 2017 Long-Term Incentive Plan) occurs while unvested Awards remain outstanding under the 2017 Long-Term Incentive Plan, then, except as otherwise provided in an Award agreement or other agreement between the holder of the Award and the Company, the Compensation Committee will effect one or more of the following alternatives (which may vary among Awards and among individual holders of Awards granted under the 2017 Long-Term Incentive Plan):

1.
With respect to Awards subject to performance goals, except as otherwise determined by the Compensation Committee, all incomplete performance periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Compensation Committee shall (a) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (b) cause to be paid to the participant pro-rated Awards (based on each completed day of the performance period prior to the Change in Control) based upon the Compensation Committee’s determination of the degree of attainment of such performance goals or, if not determinable, assuming that the applicable target levels of performance have been attained (or on such other basis as the Compensation Committee determines to be appropriate); provided that in no event shall a participant become entitled to a payout in excess of the target level payout with respect to a performance goal for which the Compensation Committee has not determined the actual level of achievement;

2.
In accordance with the terms of the 2017 Long-Term Incentive Plan, provide for the assumption or substitution of some or all of the outstanding Awards by a party to the Change in Control transaction that is employing, or affiliated or associated with, the holder of the Awards in the same or a substantially similar manner as the Company prior to the Change in Control;

3.
Adjust the number and class or series of shares covered by an Award so that the Award will cover the number and class or series of shares or other securities or property (including, without limitation, cash) the holder of the Award would have been entitled to in connection with the Change in Control if, immediately prior to the Change in Control, the holder of the Award had been the holder of record of the number of shares then covered by the Award; or

4.	Make such adjustments to outstanding Awards as the Compensation Committee deems appropriate to reflect such Change in Control.
Transferability
Except as otherwise provided in the applicable Award agreement or in a domestic relations court order, (1) a participant may not transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of an Award, except by will or the laws of descent and distribution, and (2) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an Award.
Forfeiture
If a Forfeiture Determination (as defined in the 2017 Long-Term Incentive Plan) is made by the Compensation Committee or a court of competent jurisdiction, as applicable, the Company may determine, in accordance with the Forfeiture Determination, that all or a portion of the participant's rights to an Award (including, but not limited to, common shares, cash proceeds and/or dividends) must be forfeited. The Compensation Committee may specify in an Award agreement that the rights, payments and benefits of an Award granted under the 2017 Long-Term Incentive Plan will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.
No Rights as a Shareholder
Except as otherwise provided in the 2017 Long-Term Incentive Plan or in an applicable Award agreement, a participant will not have any rights as a shareholder with respect to our common shares covered by an Award unless and until the participant becomes the record holder of such common shares.
Clawback
If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under applicable securities laws, the current or former holder who was a current or former executive officer of the Company or an affiliate must forfeit and repay to the Company any compensation awarded under the 2017 Long-Term Incentive Plan to the extent specified in any clawback or similar policy that may be implemented by the Company from time to time (including our existing clawback policy (as described below in "Compensation Discussion and Analysis—Clawback Policy") and such policies that may be implemented after the date an Award is granted, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law) or other agreement or arrangement with a holder.
Effective Date and Term
The 2017 Long-Term Incentive Plan will become effective upon its approval by the shareholders and, unless earlier terminated, will continue indefinitely until terminated in accordance with its terms.
Amendment or Termination
The Board may amend or terminate the 2017 Long-Term Incentive Plan at any time, except that no amendment or termination may be made without shareholder approval if such approval is required by applicable law or stock exchange rules.

U.S. Federal Income Tax Consequences
The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2017 Long-Term Incentive Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2017 Long-Term Incentive Plan.

Restricted Stock
Unless a participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"), the participant generally will not recognize taxable income when Restricted Stock is granted, and the Company will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying common shares are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the common shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and the Company generally will be entitled to a deduction equal to the income that the participant recognizes.
If the amount a participant receives upon disposition of these common shares is greater than the fair market value of the common shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these common shares is less than the fair market value of the common shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the Restricted Stock vested.
If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the common shares subject to the Restricted Stock Award on the grant date, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time.
However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the common shares subject to a Restricted Stock Award, any appreciation between the grant date and the date the participant disposes of the common shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of the common shares is less than the fair market value of the common shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.
Deferred Stock Unit Awards
The grant of a DSU Award under the 2017 Long-Term Incentive Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time a DSU Award vests, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our common shares at the time the DSU is settled.
Cash-Based Awards
A participant will not recognize ordinary income at the time a Cash-Based Award is granted, and the Company will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the Cash-Based Award is settled equal to the amount of the cash received, and the Company will be entitled to a corresponding deduction.
Performance Stock and Performance Unit Awards
Performance Stock Awards granted under the 2017 Long-Term Incentive Plan generally have the same tax consequences as Restricted Stock Awards as discussed above (except that the compensation deduction limitation under Section 162(m) of the Code generally will not apply). A recipient of a Performance Unit Award under the 2017 Long-Term Incentive Plan generally will not realize U.S. federal taxable income at the time of grant of the Award, and the Company will not be entitled to a deduction at that time with respect to the Award. When the performance goals applicable to the Performance Unit Award are attained and amounts are due under the Award, the holder of the Award will be treated as receiving compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction.
Other Stock-Based Awards
Generally, a participant will not recognize taxable income when an Other Stock-Based Award is granted, and the Company will not receive a deduction at that time. However, upon the settlement of an Other Stock-Based Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the common shares that the participant receives. the Company generally will be entitled to a deduction equal to the income that the participant recognizes.
If the participant receives common shares upon the settlement of an Other Stock-Based Award and the amount the participant receives upon disposition of the common shares acquired upon the settlement of the Other Stock-Based Award is greater than the fair market value of the common shares when they were issued to the participant, the excess will be treated as a long-term or short-

term capital gain, depending on whether the participant held the common shares for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of the common shares is less than the value of the common shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after they were issued.
Section 409A
Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the Awards granted under the 2017 Long-Term Incentive Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

New Plan Benefits
All Awards granted under the 2017 Long-Term Incentive Plan will be at the discretion of the Compensation Committee and, in the case of Cash-Based Awards, Performance Stock Awards and Performance Unit Awards, dependent upon the Company’s future performance. As a result, with the exception of the Conditional Awards (as defined below), the specific number and terms of Awards that (1) will be granted to participants or (2) would have been granted to participants during the 2016 fiscal year had the 2017 Long-Term Incentive Plan been in place, are not determinable.
On March 3, 2017, as part of our regular annual grant cycle, the Compensation Committee awarded performance units (the "Conditional Units") and performance award units (the "Conditional PAUs") under the 2017 Long-Term Incentive Plan to our NEOs and certain other employees contingent on shareholder approval of this Proposal Two (collectively, the “Conditional Awards”). In accordance with SEC Rules, the following table sets forth the target number of Conditional Awards that were granted under the 2017 Long-Term Incentive Plan on March 3, 2017, to each of our NEOs and the groups identified below:

Name of Individual or Identity of Group and Position	Target Number of Conditional Units(1)	Target Number of Conditional PAUs(1)
Michael E. LaRocco	28,056	763,125
Chairman, President and Chief Executive Officer
Steven E. English	7,237	196,849
Senior Vice President, Chief Financial Officer
Jessica E. Clark	6,446	175,353
Senior Vice President, Director of Commercial and Specialty Lines
Kim B. Garland	6,446	175,346
Senior Vice President, Director of Standard Lines
Paul M. Stachura	4,747	129,142
Senior Vice President, Chief CARE Officer
All current executive officers, as a group (13 persons)	78,761	2,142,462
All current directors who are not executive officers, as a group (8 directors)	—	—
All employees, including all current officers who are not executive officers, as a group	92,800	2,575,946

(1) The Conditional Awards will vest and be earned, if at all, after the completion of a three-year performance period from January 1, 2017, through December 31, 2019, based on our premium growth and combined ratio during the performance period. The value of the Conditional Units and Conditional PAUs that will vest and be earned by each grantee may be increased by up to 500% (from the target value) if the Company achieves the maximum performance levels for the performance measures and be decreased to zero if the Company fails to meet the minimum performance levels. The same minimum, target and maximum performance levels apply to each grantee. Additionally, the grantee must remain employed by us through the end of the performance period for the Conditional Awards to vest and be earned, except in the case of termination due to death, disability or retirement or through a reduction in force. The vested Conditional Units will be settled in whole common shares and the vested Conditional PAUs will be settled in cash. The Conditional Awards have no dividend or voting rights. Any portion of the Conditional Awards that does not vest due to inadequate performance or termination of employment will be forfeited.

For information regarding our common shares to be issued and available for issuance under our existing equity compensation plans, see the "Equity Compensation Plan Information and Burn Rate" section of this Proxy Statement.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MATERIAL TERMS OF THE STATE AUTO FINANCIAL CORPORATION 2017 LONG-TERM INCENTIVE PLAN.

PROPOSAL THREE: RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company's Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2017. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 1994.

Reasons for Shareholder Approval; Board Recommendation
The Audit Committee and the Board of Directors believe that the appointment of Ernst & Young LLP for 2017 is appropriate because of the firm's reputation, qualifications and experience. Although not required, the Board of Directors is submitting the selection of Ernst & Young LLP to the Company's shareholders for ratification as a matter of good corporate practice.
The favorable vote of a majority of the outstanding common shares present at the Annual Meeting is required to approve the ratification of the selection of Ernst & Young LLP. Abstentions on this Proposal will have the same effect as a vote against it. Proposal Three is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, brokers, banks and other similar institutions may vote unrestricted shares of their clients on this Proposal.
The Audit Committee will reconsider the appointment of Ernst & Young LLP if its selection is not ratified by the Company's shareholders. Even if the selection of Ernst & Young LLP is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Ernst & Young LLP and to engage another independent registered public accounting firm if the Audit Committee determines such action to be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL FOUR: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
We are asking shareholders to approve, on a non-binding and advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement.
STFC's compensation policies and practices reward performance, support our business strategies and align our Named Executive Officers' interests with the long-term interests of our shareholders. The Board of Directors and the Compensation Committee believe that the policies and practices articulated in the "Compensation Discussion and Analysis" section of this Proxy Statement are effective in achieving the objectives of our executive compensation program. The Board of Directors urges you to read the "Compensation Discussion and Analysis" section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices operate and are designed to achieve the objectives of our executive compensation programs, as well as the tables, notes and narrative disclosure relating to the compensation of the Named Executive Officers, which provide detailed information on the compensation of our Named Executive Officers.
We are asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for the Company's 2017 Annual Meeting of Shareholders under the "Compensation Discussion and Analysis" section and the tables, notes and narrative disclosure relating to the compensation of the Named Executive Officers of the Company.

Reasons for Shareholder Approval; Board Recommendation
This advisory vote on executive compensation is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement. This vote on executive compensation is advisory and, therefore, is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The favorable vote of a majority of the outstanding common shares voted on this advisory Proposal is required to approve the non-binding vote. Abstentions on the Proposal will have the same effect as not voting or expressing a preference, as the case may be. Abstentions and broker non-votes will not have a positive or negative effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE: ADVISORY VOTE ON THE FREQUENCY OF CONDUCTING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
We are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal Five should be conducted every year, every two years or every three years.
After careful consideration, the Board of Directors has determined that conducting an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including our practice of annually providing shareholders the opportunity to ratify the Audit Committee's selection of our independent registered public accounting firm). When voting on the following resolution, shareholders may select their preferred voting frequency by specifying one of the four options for this Proposal set forth on the proxy card: one year, two years, three years or abstain from voting:
RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of its Named Executive Officers, as disclosed in the Proxy Statement for its Annual Meeting of Shareholders under the "Compensation Discussion and Analysis" section and the tables, notes and narrative disclosure related to the compensation of the Named Executive Officers of the Company.

Reasons for Shareholder Approval; Board Recommendation
Shareholders are not voting to approve or disprove the Board of Directors' recommendation. The option of one year, two years or three years that receive the highest number of votes cast by shareholders will be the shareholder-approved frequency selection for the advisory vote on executive compensation. This vote on the frequency of advisory votes on executive compensation is advisory and, therefore, is not binding on the Company or the Board of Directors. Consequently, the Board of Directors may decide that it is in the best interest of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option that receives the most votes cast by our shareholders. However, the Board of Directors values the opinions expressed by shareholders in their vote on this Proposal and will consider the outcome of the vote when making a determination as to the frequency of advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" CONDUCTING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Relationship with State Auto Mutual and Changes in Board Structure
Our parent is State Auto Mutual, a mutual insurance company organized in 1921. State Auto Mutual currently owns approximately 61.8% of the outstanding common shares of STFC. In 1990, State Auto Mutual engaged in a corporate restructuring which, among other things, resulted in the formation of STFC as a wholly owned subsidiary of State Auto Mutual. In 1991, State Auto Mutual sold approximately 30% of its ownership interest in STFC in a public stock offering. While State Auto Mutual's ownership interest in STFC has declined since STFC's initial public offering, the State Auto Mutual Board has made public its determination that it is in the best interest of State Auto Mutual to maintain a majority ownership interest in STFC.
We qualify as a "controlled company" under the Nasdaq listing rules because State Auto Mutual owns more than a majority of the voting power for the election of our directors. A controlled company is exempt from a number of Nasdaq corporate governance requirements. Notwithstanding this qualification, our corporate governance operates in a manner consistent with that of a non-controlled company. For example, a majority of the members of our Board are independent directors as determined under the Nasdaq listing rules. See below "Directors—Director Independence."
We and our subsidiaries operate and manage our businesses in conjunction with State Auto Mutual and its subsidiaries and affiliates under various management and cost sharing agreements under the leadership and direction of the same senior management team. In addition, our insurance subsidiaries participate in a pooling arrangement with State Auto Mutual and certain of its insurance subsidiaries and affiliates. This pooling arrangement covers all of the property and casualty insurance written by our insurance subsidiaries. See below "Related Person Transactions—Transactions Involving State Auto Mutual" for additional information concerning these intercompany agreements and arrangements.
In 2014, the Nominating and Governance Committee of our Board and the Nominating and Governance Committee of the State Auto Mutual Board (collectively, the "N&G Committees") began a process to consider a potential restructuring of the STFC and State Auto Mutual Boards (collectively, the "Boards"). In broad terms, the N&G Committees considered whether or not it was in the best interest of their respective constituencies to create more overlapping, common directors on the STFC and State Auto Mutual Boards and their committees, which would result in board and committee structures that might be more similar to what they looked like when STFC was initially formed and went public. In addition, the N&G Committees considered the size of each Board and the total number of directors comprising both Boards. The N&G Committees also considered the current skill sets of directors and whether such skill sets would remain appropriate after anticipating the retirement of certain directors. The N&G Committees identified various reasons in support of their belief that a restructuring would be in the best interest of their respective constituencies, including the following—continuing to improve the communications and engagement between boards and committees, improving knowledge transfer and sharing, cost savings through eliminated positions, continuing to improve communications and efficiencies between directors and management, and improving skill sets and expertise.
As a result of this process, each of the N&G Committees recommended to its respective Board, and each Board approved, a structure in which each board would have two additional common directors, i.e., two directors (other than our President and Chief Executive Officer) that serve on both the STFC and State Auto Mutual Boards. In that regard, at the State Auto Mutual 2015 annual meeting of members, Robert E. Baker, at that time only a director of STFC, was elected as a director of State Auto Mutual. Likewise, Michael J. Fiorile, at that time only a director of State Auto Mutual, was elected as a Class III director of the Company at the 2015 annual meeting of STFC shareholders.

Board Responsibility
The primary responsibility of the Board of Directors is to foster the long-term success of the Company. In fulfilling this role, each director must exercise his or her best business judgment. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of STFC, State Auto Mutual, our subsidiaries and affiliates. The Board has established committees to assist in fulfilling its oversight responsibilities.

Board Meetings and Attendance
The Board holds regular meetings typically during the months of March, May, August and November, and holds special meetings when necessary. Our Board of Directors held four Board meetings during the fiscal year which ended December 31, 2016. In addition, on at least an annual basis, the Board and management discuss our strategic direction, succession planning, opportunities and threats to our industry.

Our Board meets in executive session, without management present, prior to each regular quarterly Board meeting. Consistent with our Corporate Governance Guidelines and the Nasdaq listing rules, during 2016 there were four executive sessions with only independent directors present. In addition, following each regular quarterly Board meeting, our Board meets in executive session with the State Auto Mutual Board of Directors, without management present. Our Corporate Governance Guidelines provide that the Lead Director acts as the presiding director at these executive sessions.
Directors are expected to attend Board meetings, meetings of the Committees on which they serve and the annual meeting of shareholders, with the understanding that on occasion a director may be unable to attend a meeting. Seven of our current directors attended 100% of the Board meetings and the meetings of all committees on which they served. Our other current director attended 90% of the Board meetings and the meetings of all committees on which he served. The Company's Corporate Governance Guidelines provide that directors are expected to attend our annual meetings of shareholders. All of our directors who were members of the Board at the time of last year's annual meeting of shareholders attended that meeting.

Board Composition
Currently, there are eight directors. If all three nominees are elected directors on May 5, 2017, there will be eight directors on the Board and one vacancy. Our Board of Directors believes it is desirable to have a vacancy available which could be filled should a person who could make a valuable contribution as a director become available.
The Board is committed to periodically reviewing the Board's composition to ensure that they have the right mix of skills, experience and tenure. The current composition of the Board based on diversity, tenure, and age is as follows:

Our Board has a breadth of skills and experience. As detailed above, in the "Backgrounds of Class II Director Nominees," "Background of Class I Director Nominee," "Background of Continuing Class I Directors," and "Background of Continuing Class III Directors," the Company believes that our Board has demonstrated leadership in a variety of positions across various professions and industries. Our directors' professional skills and experience include:

DIRECTOR SKILLS AND EXPERIENCE
▪	Regulated industries experience	▪	Communications and media experience
▪	Chief executive officer experience	▪	Compensation and recruiting experience
▪	Financial expertise, including chief financial officer experience	▪	Property and casualty industry experience
▪	Public company board experience	▪	Consumer trends and marketing experience

Board Leadership
We are managed under the direction of our Board in the interest of all shareholders. Our Board delegates its authority to our senior executive team to manage the day-to-day operations and ongoing affairs of our business. Our Board requires that our senior executive team review major initiatives and actions with our Board prior to implementation.
As discussed elsewhere in this Proxy Statement, we and our subsidiaries operate and manage our businesses in conjunction with State Auto Mutual and its subsidiaries and affiliates under various management and cost sharing agreements under the leadership and direction of the same senior management team, and our insurance subsidiaries participate in a pooling arrangement with State Auto Mutual and certain of its insurance subsidiaries and affiliates which covers all of the property and casualty insurance written by our insurance subsidiaries.
Historically, because of our corporate structure, our Company and State Auto Mutual had a leadership structure whereby the same person served as both chairman and chief executive officer of both companies. However, in early 2015, our Board and the State Auto Mutual Board began the process of considering whether or not to maintain our historical leadership structure, whereby the same person served as chairman and chief executive officer of both our Company and State Auto Mutual, or to implement a different leadership structure, such as a structure whereby the positions of chief executive officer and chairman are separated with a non-executive, independent director serving as chairman. As part of this process, the Boards considered a number of factors, including the following:

•
Whether separating the positions of chief executive officer and chairman could cause unnecessary complexity and complications and perhaps a split in our strategic direction, given the manner in which our businesses are operated;

•	Whether the qualifications of our chief executive officer are better suited for the combined role or a separate position;

•
The possible benefits of separating the positions of chairman and chief executive officer, such as creating a level of accountability in that the chief executive officer reports directly to another person, i.e., the chairman, rather than a board; and

•	The extent to which separating the roles allows the person holding such position to focus on the responsibilities and duties of the chief executive officer or chairman, as the case may be.
Another factor considered by the Boards was the parent-subsidiary relationship of State Auto Mutual and STFC. This factor was especially important in considering the leadership structure of the two companies. After weighing the above factors, as well as others, it was determined that it was in the best interests of shareholders and policyholders to have a leadership structure whereby the parent company, State Auto Mutual, had an independent chairman and that the subsidiary, STFC, would be more effective and efficient with a combined chairman and chief executive officer. Accordingly, as of January 1, 2016, our Board elected Mr. LaRocco to serve as Chairman of the Board in addition to serving as our Chief Executive Officer. Conversely, the State Auto Mutual Board of Directors separated the duties of chairman and chief executive officer and elected James E. Kunk, an independent director, as its Chairman, with Mr. LaRocco continuing to serve as the Chief Executive Officer of State Auto Mutual.
Irrespective of whether or not the positions of chief executive officer and chairman are combined or separated, our Board has adopted a governance structure which includes:

•	A Board composed entirely of independent directors as determined under the Nasdaq listing rules, other than the Company's chief executive officer;

•	A Board composed of a majority of directors independent from State Auto Mutual;

•	An Independent Committee composed entirely of directors independent from State Auto Mutual and as determined under the Nasdaq listing rules;

•	Audit and Compensation Committees composed entirely of independent directors as determined under the Nasdaq listing rules; and

•	Established governance structures and processes and ethics guidelines.
Under our historical structure that our Board decided to maintain, we have a designated Lead Director. Our Lead Director's responsibilities include, among other things, leading the executive session of our independent directors, being a primary advisor to and principal point of contact with our chairman and chief executive officer, working with our chairman and soliciting input from other Board members to develop a regular board meeting schedule and an agenda for each meeting, securing input from other directors on agenda items, ensuring the adequate flow of information from management to our Board and delivering the chief executive officer’s performance evaluation on behalf of the Compensation Committee of our Board. Our current Lead Director is David R. Meuse, who has served in such position since May 2015.

Committees of the Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Risk Committee, an Investment and Finance Committee and a standing Independent Committee. All of the members of the Audit, Compensation, Nominating and Governance, Risk and Independent Committees are independent as determined by the Nasdaq listing rules. In addition, all of the members of the Audit and Compensation Committees are independent under the heightened standards of independence under the applicable rules of the SEC and Nasdaq. Finally, none of the members of the Independent Committee serve as directors of State Auto Mutual. Our Board has adopted charters for each of the foregoing committees. See below "Availability of Corporate Governance Documents."
The table below shows the current chairs and membership of the Board and each standing board committee, the independent status of each Board member and the number of Board and Board committee meetings held in fiscal year 2016.
*Mr. Markert attended all of the Board meetings but was unable to attend one Compensation Committee meeting and one Nominating and Governance Committee meeting. All other Board members attended 100% of the Board meetings and committee meetings held while they were a member of the Board or committees.
Audit Committee
The Audit Committee is charged with several responsibilities, including: (1) appointment, compensation, evaluation, retention and oversight of the work performed by our independent registered public accounting firm; (2) reviewing our accounting functions, operations and management; (3) considering the adequacy and effectiveness of our internal controls and internal auditing methods and procedures; (4) meeting and consulting with our independent registered public accounting firm and with our financial and accounting personnel concerning the foregoing matters; (5) reviewing with our independent registered public accounting firm the scope of their audit and the results of their examination of our financial statements; (6) participating in the process of administering our Associate Code of Business Conduct and our Board of Directors' Ethical Principles set forth in our Corporate Governance Guidelines; (7) establishing procedures for receipt, retention and treatment of compliance regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and (8) approving in advance any other work performed by our independent registered public accounting firm that it is permitted by law to perform for us. The Audit Committee also prepares the Report of the Audit Committee that SEC rules require the Company to include in this proxy statement. See below "Audit Committee Matters—Audit Committee Report for the Fiscal Year Ending December 31, 2016."

Compensation Committee
The Compensation Committee is charged with several responsibilities, including: (1) evaluating and approving the compensation and fringe benefits provided to our executive officers and adopting compensation policies and practices that appropriately align pay and performance; (2) approving stock-based compensation plans and grants thereunder to employees or members of the Board; and (3) evaluating the compensation provided to the members of the Board and its committees.
Our executive officers also serve as executive officers of State Auto Mutual, and, in general, during 2016 the compensation expenses associated with our executive officers were allocated 65% to us and our subsidiaries and 35% to State Auto Mutual and its subsidiaries and affiliates under the Pooling Arrangement. See below "Related Person Transactions—Transactions Involving State Auto Mutual." It is for this reason that the Board of Directors of State Auto Mutual has its own compensation committee. The members of the State Auto Mutual Compensation Committee attend meetings of our Compensation Committee with regard to the compensation and benefit matters applicable to our and their executive officers, and report on such matters to the State Auto Mutual Board of Directors. Present members of the State Auto Mutual compensation committee are Chairperson Robert E. Baker, Michael J. Fiorile, James E. Kunk and Dwight E. Smith. See below "Compensation Committee Matters."
Nominating and Governance Committee
The Nominating and Governance Committee is charged with several responsibilities, including: (1) selecting nominees for election as directors; (2) reviewing the performance of our Board and individual directors; and (3) annually reviewing and recommending to our Board changes to our Corporate Governance Guidelines and Board of Directors' Ethical Principles. See below "Nomination of Directors."
Risk Committee
The Risk Committee's purpose is to assist the Board in fulfilling its risk management oversight responsibilities, including oversight of the Company's enterprise risk management systems and processes. Some of the Risk Committee's chief duties include: (1) reviewing with management the Company's risk appetite statement; (2) monitoring and discussing with management the Company's major enterprise risk exposures and the strategies and programs addressing these exposures; and (3) discussing information and technology risks with management. See below "The Board's Role in Enterprise Risk Management."
Investment and Finance Committee
The Investment and Finance Committee oversees our investment functions and those of our insurance subsidiaries. Its duties and responsibilities include considering and determining the Company's investment policy and guidelines to be recommended to the Board and upon approval from the Board, to be implemented by the Company. The Investment and Finance Committee ensures that the investments and investment practices contemplated reflect the Company's objectives and constraints.
Independent Committee of STFC and State Auto Mutual
Both SFTC and State Auto Mutual have standing Independent Committees. The members of the STFC Independent Committee must be independent from State Auto management and State Auto Mutual. Likewise, the members of the State Auto Mutual Independent Committee must be independent from State Auto management and STFC. The members of both Independent Committees must also be independent as determined under the Nasdaq listing rules.
These Independent Committees principally serve to review related person transactions between or among us and our subsidiaries, on the one hand, and State Auto Mutual and its subsidiaries and affiliates, on the other. Accordingly, before our Company and State Auto Mutual may enter into a related person transaction, each of these Independent Committees must separately review the agreement and separately recommend approval to their respective Boards. Also, each of these Independent Committees separately reviews, on an annual basis, related person transactions which by their terms contain no specific termination date or which renew automatically at the end of the current term, and each of these Independent Committees separately decides whether to recommend that their respective Boards approve the renewal of such related person transaction.
These Independent Committees also help to determine which entity, our Company or State Auto Mutual, is best suited to take advantage of transactional opportunities presented by a third party. In evaluating business opportunities, these Independent Committees may elect to meet jointly, but in any event it is understood that each Independent Committee must receive substantially identical information in making its respective evaluation of the business opportunity. In this context, our Independent Committee strives to vigorously protect the interests of STFC and its shareholders, considering only the merits of the proposal, free from extraneous considerations or influences. As part of the review process, each of these Independent Committees must separately evaluate the business opportunity and separately recommend approval to their respective Boards before the two Boards of Directors may vote on any joint recommendation to proceed with the business transaction.

The Board's Role in Enterprise Risk Management
Risk management activities include the development of strategies and implementation of actions intended to anticipate, identify, assess, monitor, mitigate and manage risks. Our Board views enterprise risk management as an integral part of our business and strategic planning.
Our Board's role in the process of enterprise risk management is one of oversight. The independent structure of our Board enables objective oversight of the process through a governance structure that includes our Board and senior management.
Our senior management has direct responsibility for enterprise risk management. In 2015, we utilized an enterprise risk management committee comprised of our Chief Executive Officer, our Chief Risk Officer ("CRO") and other senior executives. In 2016, the enterprise risk management committee was renamed the enterprise risk management working committee. It is comprised of the CRO and key members of management selected by State Auto senior executives representing the entire Company. The CRO will report upon the activities of the committee including escalating appropriate issues and recommendations to senior management and the Board’s Risk Committee.
Responsibilities of the enterprise risk working committee include providing guidance and support for development and refinement of the overall risk management program, including policies, procedures, systems, processes, ensuring best practices are periodically evaluated, agreed upon and implemented. Among other things, this committee works with business units across the Company in carrying out its responsibility of anticipating, identifying, assessing, monitoring, mitigating and managing risks that could materially impact the Company, including its reputation, and the successful execution of its strategy.
Our Board has established a Risk Committee whose primary responsibility is to assist the Board in fulfilling its oversight responsibilities, including oversight of the Company's enterprise risk management systems and processes. The Risk Committee's charter specifies that the Risk Committee is responsible to review with management the Company’s risk appetite, including quarterly reviews to measure compliance with the risk appetite. The charter also provides that the Risk Committee is responsible to monitor and discuss with management the Company's major enterprise risk exposures and the strategies and programs management has implemented or anticipates implementing into its practices, processes and control structure to address these exposures. The Risk Committee discusses with management at least annually information and technology risks, including business continuity and crisis management. The Risk Committee annually reviews and evaluates the Risk Committee's own effectiveness in performing its enterprise risk management oversight duties. The Risk Committee provides quarterly reports on its enterprise risk oversight activities to our Board.
To assist the Risk Committee in discharging its duties under its charter, the enterprise risk management working committee provides quarterly reports which monitor the status of major risks inherent in our business, including credit, market, liquidity, underwriting, operational, strategic, legal, litigation, compliance and regulatory risks. In addition, the Risk Committee regularly meets with our CRO, who reports to the Chief Financial Officer. The CRO has direct access to the Risk Committee, including quarterly executive sessions without other members of management in attendance. Besides meeting with the CRO, the Risk Committee also meets periodically with other members of management as the Risk Committee deems appropriate.
Other Board committees provide enterprise risk management oversight in their specific areas of responsibility. The Risk Committee coordinates with these Board committees to avoid overlaps as well as potential gaps in overseeing the Company’s enterprise risk management.
The Audit Committee is responsible for oversight of risks related to accounting, auditing, and financial reporting, establishing and maintaining effective internal controls, and the process for establishing insurance reserves. Management provides periodic reports on these and other related risks, and the Audit Committee meets periodically with our officers responsible for the adequacy of legal and regulatory compliance. The CRO and General Counsel have direct access to the Audit Committee, including quarterly executive sessions without other members of management in attendance.
The Investment and Finance Committee considers financial risks relevant to our investment portfolio and activities, including credit and market risks, capital management and availability, liquidity and financing arrangements.
The Compensation Committee oversees the risks related to human capital and people risk, including our compensation plans and arrangements. As required by its charter, the Compensation Committee annually reviews and monitors incentive compensation arrangements to confirm that incentive pay policies and practices do not encourage unnecessary risk taking and are aligned with competitive market practices, utilizing our independent compensation consultant and outside legal counsel in this process. The Compensation Committee reviews and discusses, at least annually, the relationship between the Company's risk management policies and practices, corporate strategy and executive management compensation. Also, the Compensation Committee annually reviews and discusses with our Company’s management any disclosures required by SEC rules and regulations relating to the

Company’s compensation risk management. This discussion includes, among other things, whether and the extent to which the Company compensates and incentivizes our associates in ways that may create risks that are reasonably likely to have a material adverse effect on the Company.
Risk Assessment in Compensation Programs
Following the Compensation Committee's review with senior management, our independent compensation consultant and outside legal counsel of potential risks within the compensation programs, the Compensation Committee has concluded that no risks exist due to the compensation programs that are reasonably likely to have a material adverse effect on the Company.

Directors
Nomination of Directors
The Nominating and Governance Committee sets the minimum qualifications for persons it will consider to recommend for nomination for election or re-election (election and re-election are hereafter collectively referred to as "election") as a director of the Company. These minimum qualifications are described in the Nominating and Governance Committee's charter, which is posted on our website. See below "Availability of Corporate Governance Documents." The following matters will be considered in the Nominating and Governance Committee's determination of persons to recommend for nomination as directors of the Company: (i) freedom from relationships or conflicts of interest that could interfere with that person's duties as a director of the Company or to its shareholders; (ii) status as independent based on the then-current Nasdaq listing rules; (iii) business or professional skill and experience; (iv) temperament; (v) integrity; (vi) educational background; and (vii) judgment. The objective of the Nominating and Governance Committee in this regard is to nominate for election as directors persons who share our values and possess the following minimum qualifications: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; professional demeanor; and the time available to devote to Board activities and the willingness to do so. The Nominating and Governance Committee will consider these criteria in the context of an assessment of the perceived needs of our Board as a whole. Ultimately, the Nominating and Governance Committee's intention is to select nominees for election to our Board who the Nominating and Governance Committee believes will be effective, in conjunction with the other members of our Board, in collectively serving the long-term interests of the shareholders. In the context of recommending an incumbent director to be re-nominated for election to our Board, the Nominating and Governance Committee will focus its assessment on the contributions of such person during his or her Board tenure and such person's independence at that time.
As required by its charter, the Nominating and Governance Committee seeks to achieve diversity of occupational and personal backgrounds. The Nominating and Governance Committee considers diversity as a factor in director nominations. In making such selections, the Nominating and Governance Committee views diversity in a broad context to include race, gender, geography, industry experience and personal expertise.
In addition to incumbent directors who will be evaluated for re-nomination as described above, the Nominating and Governance Committee may maintain a list of other potential candidates whom the Nominating and Governance Committee may evaluate pursuant to the criteria set forth above for consideration as Board members. By following the procedures set forth below, shareholders may recommend potential candidates to be included on this list. As a matter of policy, the Nominating and Governance Committee will consider and evaluate such candidates recommended by shareholders in the same manner as all other candidates for nomination to our Board who are not incumbent directors.
The charter of the Nominating and Governance Committee details the process by which our Board of Directors fills vacancies on the Board. The Nominating and Governance Committee's charter provides that, in the absence of extraordinary circumstances, when a director vacancy arises for any reason, the Nominating and Governance Committee will first look to the list of names of potential nominees, as described above, and make a preliminary evaluation of such person(s) based on the criteria set forth above. If there are no names on the list or if all of the names on this list are eliminated following such evaluation process, the Nominating and Governance Committee may solicit other potential nominees' names from our other directors, directors of our parent, the chairman or other persons who the Nominating and Governance Committee reasonably believes would have the opportunity to possess firsthand knowledge of a suitable candidate based on the criteria described above. The Nominating and Governance Committee may also hire a director search firm to identify potential candidates. Once the Nominating and Governance Committee has preliminarily concluded that a person(s) may meet the criteria described above, the Nominating and Governance Committee will, at a minimum, obtain from such person(s) a completed Prospective Director Questionnaire which shall solicit information regarding the person's business experience, educational background, personal information, potential conflicts of interest and information relating to the person's business, personal or family relationships with the Company and other directors, among other matters. Following a review of such completed Prospective Director Questionnaire by the Nominating and Governance Committee and the Chairman and Counsel for the Company, the Nominating and Governance Committee will conduct at least one interview with a person(s) whose candidacy it desires to pursue. Based on all information secured from the prospective nominee, including a background check and a criminal record check, the Nominating and Governance Committee will meet and decide whether or not to recommend such person(s) for nomination for election as a director of the Company. Any decision by the Nominating and Governance Committee in this regard will reflect its judgment of the ability of the person(s) to fulfill the objectives outlined above.
We have adopted procedures by which shareholders may recommend individuals for membership to our Board. As described in its charter, it is the policy of the Nominating and Governance Committee to consider and evaluate candidates recommended by shareholders for membership on our Board in the same manner as all other candidates for nomination to our Board who are not incumbent directors. If a shareholder desires to recommend an individual for Board membership, then that shareholder must provide a written notice to the Company's Corporate Secretary at 518 East Broad Street, Columbus, Ohio 43215 (the "Recommendation Notice"). For a recommendation to be considered by the Nominating and Governance Committee, the Recommendation Notice must contain, at a minimum, the following: (i) the name and address, as they appear on our books, and telephone number of the shareholder making the recommendation, including information on the number of shares owned; (ii) if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person's ownership of such shares or such person's authority to act on behalf of such entity; (iii) the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; (iv) a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to our undertaking of an investigation into that individual's background, experience and qualifications in the event that the Nominating and Governance Committee desires to do so; (v) the disclosure of any relationship of the individual being recommended with our Company or any of our subsidiaries or affiliates, whether direct or indirect; and (vi) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at our next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).
Director Independence
The Nominating and Governance Committee has affirmatively determined that seven of our eight incumbent directors, namely Robert E. Baker, Michael J. Fiorile, Kym M. Hubbard, Eileen A. Mallesch, Thomas E. Markert, David R. Meuse and S. Elaine Roberts, are "independent" as determined by the Nasdaq listing rules. The Nominating and Governance Committee made this determination based upon its review of information included in director questionnaires provided by each of the incumbent directors and a report by our General Counsel. The information reviewed by the Nominating and Governance Committee included information on the relationship between Mr. Meuse and Stonehenge Financial Holdings, a company in which he has an ownership interest. From time to time we make investments in debt and equity funds sponsored by affiliates of this company. The Nominating and Governance Committee of our Board affirmatively determined that Mr. Meuse is independent as determined under the Nasdaq listing rules because our investments in the funds sponsored by, and the fees paid to, this company and its affiliates are not material to us or to them and Mr. Meuse's relationships with these companies do not interfere with the exercise of his independent judgment in carrying out his responsibilities as a director. The fees paid to either Stonehenge Financial Holdings or its affiliates in 2016 did not exceed $200,000. The information reviewed by the Nominating and Governance Committee also included information on the relationship between Ms. Hubbard and Ernst & Young LLP, the Company's independent registered public accounting firm and Ms. Hubbard's former employer. Ms. Hubbard retired from Ernst & Young LLP in April 2016 and joined our Board in September 2016. The Nominating and Governance Committee of our Board affirmatively determined that Ms. Hubbard is independent as determined under the objective independence standards set forth in the Nasdaq listing rules and that her prior employment relationship with Ernst & Young LLP does not interfere with the exercise of her independent judgment in carrying out her responsibilities as a director of the Company. Finally, the information reviewed by the Nominating and Governance Committee included information on the relationship of Mr. Baker and Mr. Fiorile as directors of State Auto Mutual. The Nominating and Governance Committee of our Board affirmatively determined that Mr. Baker and Mr. Fiorile are independent as determined under the objective independence standards set forth in the Nasdaq listing rules and that their service as directors of State Auto Mutual does not interfere with the exercise of their independent judgment in carrying out their responsibilities as directors of the Company.
Our Corporate Governance Guidelines expressly provide that five of the six standing committees are to be comprised solely of independent directors. Our Board's Audit, Compensation, Independent, Nominating and Governance, and Risk Committees meet this standard. Our Board of Directors has concluded that the Investment and Finance Committee does not need to be comprised solely of independent directors. Michael E. LaRocco, who is our employee, and thus does not qualify as an independent director as determined under the Nasdaq listing rules, is a member of the Investment and Finance Committee.
Compensation of Outside Directors and Outside Director Compensation Table
The Company's philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors, who we refer to as our "outside directors." Outside directors receive compensation for the services they perform as members of our Board and the Board committees on which they serve. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning the outside directors' interests with the interests of our shareholders. Directors who are also employees of the Company (currently, only Mr. LaRocco) receive no additional compensation for services as a director.
The charter for the Compensation Committee requires the Compensation Committee to annually review the compensation of our outside directors and recommend any changes to such compensation to our Board. Because the Boards of Directors of our Company and State Auto Mutual have two common directors on each Board, the Compensation Committees of our Company and State Auto Mutual meet jointly to consider the director compensation arrangements for both Boards. At these meetings, usually held in November, the Compensation Committees review peer group compensation and market data provided by Pay Governance LLC, the compensation consultant for the Compensation Committee. For 2015 and 2016, the total annual retainer paid to our outside directors was $145,000, with $75,000, or 52%, paid in cash and $70,000, or 48%, paid in equity in the form of Restricted Share Units ("RSUs"). For 2017, our Compensation Committee recommended to our Board, and our Board approved, increasing the total annual retainer paid to our outside directors to $155,000, with $80,000, or 52%, to be paid in cash and $75,000, or 48%, to be paid in equity in the form of RSUs.
No meeting fees are payable to any of our directors, as our directors are expected to attend and participate in all meetings of the Board and the Board committees on which they serve without the incentive of additional compensation. Our Board may, however, elect to pay additional meeting fees to directors if it determines that extraordinary circumstances warrant the formation of a special committee or necessitate a large number of meetings. No additional meeting fees were paid to our directors in 2016. For 2017, each chairperson of our permanent Board committees is to receive an additional $7,500 annual cash retainer, the same amount as paid in 2016, other than the chairpersons of the Audit Committee and the Compensation Committee, who are to receive an additional annual cash retainer of $17,500 and $12,500, respectively, the same amounts as paid in 2016. Our Lead Director will receive an additional cash retainer of $20,000, the same amount as paid in 2016. We reimburse our outside directors for the travel expenses they incur to attend Board and committee meetings and an annual Board retreat. The Company also reimburses each of our outside directors for the travel expenses incurred by a guest of the outside director to attend the annual Board retreat, subject to applicable tax laws.
Our outside directors may defer all or any portion of the cash compensation they receive for Board or committee service under our deferred compensation plan for directors. The amount of cash compensation earned by each director in 2016, whether or not deferred, is included in the amounts shown in the "Fees Paid or Earned in Cash" column of the "2016 Outside Director Compensation" table set forth below.
Our outside directors also have received equity compensation in the form of RSUs granted pursuant to our Outside Directors Restricted Share Unit Plan (the "Directors' RSU Plan"). An RSU is a unit representing one common share. The value of each RSU, on any particular day, is equal to the last reported sale price of a common share on the Nasdaq Stock Market on the immediately previous trading day. Following each annual meeting of shareholders, each outside director automatically receives an annual award of RSUs. Under the Directors' RSU Plan, the number of RSUs awarded annually will be determined by the administrative committee in accordance with the terms of the Directors' RSU Plan. The Compensation Committee has the power to increase or decrease the number of RSUs to be awarded to each of the outside directors not to exceed a maximum annual award of 10,000 RSUs. For 2016, our Compensation Committee determined that each outside director would be awarded a number of RSUs equal to the targeted annual equity compensation for outside directors divided by the average daily closing price of a common share during the prior (2015) calendar year. This calculation resulted in each outside director receiving an award of 2,988 RSUs following the 2016 annual meeting of the shareholders.
Under the Directors' RSU Plan, whenever a dividend is paid with respect to our common shares, an amount equal to the value of the dividend is paid to the holders of RSUs with respect to each RSU in their account on the dividend record date in the form of additional RSUs. RSUs vest upon the completion of six months of service as an outside director from the date of grant. Outside directors are generally required to hold their RSUs until their service on the Board terminates, at which time such outside director may settle his or her RSUs in cash or common shares payable, at the director’s election, in a single lump sum or in annual installments over a five- or ten-year period. An outside director elected or appointed to the Board outside of an annual meeting of our shareholders will be granted a pro rata amount of RSUs based upon the number of anticipated days after the date of election or appointment until our next annual meeting of shareholders.

2016 Outside Director Compensation
In 2016, our outside directors received the following compensation:

Name	Fees Paid or Earned in Cash ($)	Restricted Share Unit Awards ($)(1)	Total Compensation ($)
Robert E. Baker (2)	87,500	61,463	148,963
David J. D'Antoni	75,000	61,463	136,463
Michael J. Fiorile (2)	82,500	61,463	143,963
Kym M. Hubbard (3)	18,750	47,728	66,478
Eileen A. Mallesch	92,500	61,463	153,963
Thomas E. Markert	78,750	61,463	140,213
David R. Meuse	102,500	61,463	163,963
S. Elaine Roberts	75,000	61,463	136,463
Alexander B. Trevor (4)	41,250	—	41,250

(1)  The total dollar amount shown in the Restricted Share Unit Awards column represents the cash value of the total number of RSUs awarded in 2016 valued at the closing price of common shares on the grant valuation date ($20.57 per RSU). This valuation, required for proxy statement reporting purposes, is based on a single day's market value, which differs substantially from the one-year average price used to determine the actual grant. We believe the valuation methodology used by the Company is more representative of the value of the RSUs at the time of grant.

(2) The total compensation paid to Mr. Baker and Mr. Fiorile excludes any compensation they receive for their service on the State Auto Mutual Board of Directors.
(3) Ms. Hubbard was first elected a director on September 13, 2016. Therefore, she was only eligible for a prorated RSU award and prorated amount of director fees for 2016.
(4) Mr. Trevor's term as a director expired concurrently with the holding of the annual meeting of shareholders held May 6, 2016. Therefore, he was ineligible to be awarded any RSUs during 2016.
Outside Directors' Ownership of Restricted Share Units
The following table sets forth the aggregate number of RSUs owned by each of our current outside directors as of March 10, 2017:

Name	Number of Restricted Share Units
Robert E. Baker	30,618
David J. D’Antoni	34,296
Michael J. Fiorile	6,400
Kym M. Hubbard	1,923
Eileen A. Mallesch	23,818
Thomas E. Markert	30,618
David R. Meuse	32,448
S. Elaine Roberts	34,296
Outside directors receive no other forms of compensation from the Company other than as described in this section.
No stock options have been awarded to any of the outside directors since 2004, and all previously awarded stock options have been exercised or have expired by their terms.

Communications with the Board
As further described in our Corporate Governance Guidelines, we provide a process by which shareholders may send communications to our Board. Any security holder who desires to communicate with one or more of our directors may send such communication to any or all directors through our Corporate Secretary, by e-mail to corporatesecretary@stateauto.com or in writing to the Corporate Secretary at our principal executive offices, 518 East Broad Street, Columbus, Ohio 43215. Security holders should designate whether such communication should be sent to a specific director or to all directors. The Corporate Secretary is responsible for forwarding such communication to the director or directors so designated by the security holder.

Other Governance Issues of Interest
Directors' Stock Ownership Guidelines
Our Company's Corporate Governance Guidelines contain the expectation that each of our outside directors will own Company shares or RSUs granted under the Directors RSU Plan having a total market value of at least four times the then current cash portion of the director's annual retainer, which was $75,000 for 2016. Each director has five years to attain this level of ownership. Our directors are required to hold all RSUs until their membership on the Board terminates.
As of March 10, 2017, all of our current directors had satisfied their ownership requirements under these guidelines or were within the five-year period for satisfying their ownership requirement.
Anti-Hedging Policy
A policy adopted by our Board prohibits all Company employees and members of the Board from engaging in certain hedging transactions with respect to Company securities held by them, including short sales and other transactions that shift the economic consequences of ownership of Company securities to a third party. Another policy adopted by the Board prohibits our Section 16 officers and members of the Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. See below "Compensation Discussion and Analysis—Anti-Hedging Policy."

Availability of Corporate Governance Documents
The following documents are available on our website at www.stateauto.com under "Investors" and then under "Corporate Governance" then under "Governance Documents":

•	The Charters for our Audit Committee, Compensation Committee, Nominating and Governance Committee, Risk Committee, Investment and Finance Committee and standing Independent Committee;
•	Our Corporate Governance Guidelines, including Board of Directors’ Ethical Principles;
•	Our Associate Code of Business Conduct; and
•	Our Code of Ethics for Senior Financial Officers.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Fiscal Year Ending December 31, 2016
The Audit Committee provides assistance to our directors in fulfilling their responsibility to our shareholders relating to corporate accounting, reporting practices, internal controls relating to financial reporting, and the quality and integrity of our financial reports. In so doing, the Audit Committee maintains free and open communication between our directors, independent registered public accounting firm, internal auditors and senior management. Notwithstanding the foregoing, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of our management and our independent registered public accounting firm, respectively.
In the course of fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in our Company's Annual Report on Form 10-K for the 2016 fiscal year with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with United States' generally accepted accounting principles ("US GAAP"), their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those matters required to be discussed by Auditing Standard ("AS") No. 1301 (previously AS No. 16), Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with our independent registered public accounting firm its independence from our management and considered the compatibility of any permitted and pre-approved non-audit services with the independent registered public accounting firm's independence. The Audit Committee also received written disclosures regarding the independent auditors' independence from management and the Company, and received a letter confirming that fact from the independent auditors, which included applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence.
The Audit Committee discussed with our internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee regularly monitors our compliance with Section 404 of the Sarbanes-Oxley Act. The Company uses the Committee of Sponsoring Organizations of the Treadway Commission (COSO) framework to evaluate the effectiveness of our internal control over financial reporting. The Audit Committee periodically reviews the suitability of this framework with management. The Audit Committee and management currently believe that the COSO 2013 framework is a suitable framework for its evaluation of our internal control over financial reporting because it is free from bias, permits reasonably qualitative and quantitative measurements of our internal controls, is sufficiently complete so that those relevant factors that would alter a conclusion about the effectiveness of our internal controls are not omitted and is relevant to an evaluation of internal control over financial reporting. The Audit Committee meets with our internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also meets with our Chief Financial Officer and our General Counsel without the rest of management present to discuss any matters of interest to the Audit Committee. The Audit Committee receives the annual Actuarial Report on Loss and Loss Adjustment Expense Reserves from the Chief Actuarial Officer who may present more often on any matters of interest to the Audit Committee. The Audit Committee meets with our Chief Actuarial Officer without the rest of management present to discuss any matters of interest to the Audit Committee. The Audit Committee receives a quarterly report from members of management on selected risk areas. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the 2016 fiscal year for filing with the SEC.
The full responsibilities of the Audit Committee are set forth in its charter. The charter is reviewed annually by the Audit Committee and our Board and, if deemed necessary following such review, amended. In addition to the foregoing, these responsibilities include sole authority for selecting our independent registered public accounting firm, reviewing with management the adequacy of loss reserves, pre-approving expenditures for services of our independent registered public accounting firm, sole authority to retain independent advisors, receipt and disposition of matters relating to allegations of accounting or other improprieties, reviewing matters relating to our Code of Business Conduct and participating in disclosure control procedures and functioning as our qualified legal compliance committee. The Audit Committee also consults with our General Counsel with respect to legal matters affecting the Company.
As discussed above, the Audit Committee is responsible to monitor and review our financial reporting process on behalf of our Board of Directors. However, it is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not our employees, and some members are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the audit opinions of our independent registered public accounting firm included in its report on our financial statements. The Audit Committee's review does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and our independent registered public accounting firm do not assure that our financial statements are presented in accordance with US GAAP, that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that our independent auditors are in fact "independent."
The Audit Committee receives regular reports from our Compliance Directors with respect to matters coming within the scope of our Associate Code of Business Conduct. Our Chief Executive Officer and principal financial officers have each agreed to be bound by our Associate Code of Business Conduct and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers as a Special Supplement to our Associate Code of Business Conduct. We have also implemented and applied our Associate Code of Business Conduct throughout our Company. We have also implemented procedures for the receipt of complaints concerning our accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing practices.
Audit Committee
Eileen A. Mallesch, Chairperson
Robert E. Baker
David J. D'Antoni
Kym M. Hubbard
David R. Meuse

Independent Registered Public Accounting Firm's Audit and Other Services Fees
Ernst & Young LLP served as our independent registered public accounting firm for 2016. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2017. See "Proposal Three: Ratification of Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm."
All services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See below "Audit Committee’s Pre-Approval Policies and Procedures." Aggregate fees billed to or incurred by the Company for services performed for the years ending December 31, 2016 and 2015, respectively, by Ernst & Young LLP were as follows:

	2016	2015
Audit fees (1)	$1,749,927	$1,724,075
Audit related fees	—	—
Tax fees (2)(3)	52,212	68,787
All other fees	—	—
Total (4)	$1,802,139	$1,792,862

(1)  Includes services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and other audit services normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of our registered public accounting firm. The Audit Committee must pre-approve any non-audit services performed by our independent registered public accounting firm to the extent such services are not prohibited by law from being performed by such independent registered public accounting firm. See below "Audit Committee's Pre-Approval Policies and Procedures."

(3) Includes services for tax research and compliance.
(4) All Ernst & Young LLP fees are on a State Auto Group basis.

Audit Committee's Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The Audit Committee's policy is to pre-approve all auditing services and our use of the independent public accountants to perform any non-audit or tax services which are not prohibited by Section 10A(g) of the Securities Exchange Act of 1934, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of such Act. No services were provided by Ernst & Young LLP in 2016 or 2015 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of the following four members of our Board of Directors: Chairperson Robert E. Baker; Eileen A. Mallesch; Thomas E. Markert; and S. Elaine Roberts. None of the members of the Compensation Committee is, or was, an officer or employee of our Company or any of our subsidiaries or of State Auto Mutual. Also, during 2016 none of our executive officers served as a member of a compensation committee or as a director of any entity for which any of our directors served as an executive officer.

Compensation Committee Report
The Compensation Committee of our Board of Directors oversees our compensation programs on behalf of our Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the 2016 fiscal year and in this Proxy Statement.
Compensation Committee
Robert E. Baker, Chairperson
Eileen A. Mallesch
Thomas E. Markert
S. Elaine Roberts

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers ("NEOs").

Executive Summary
2016 Compensation Summary

•	Base Salary. The salaries of our NEOs increased by approximately 3% in 2016, which is consistent with the practices of other financial services and insurance companies.

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Short-Term Cash Compensation. None of the NEOs earned a performance bonus award for 2016 under the State Auto Financial Corporation One Team Incentive Plan ("OTIP"). The Compensation Committee awarded a discretionary bonus to each NEO under the OTIP in an amount equal to 30% of their OTIP target performance bonus award for 2016 in recognition of external factors and their respective contributions in implementing foundational changes that the Compensation Committee believes will position the Company to achieve improved results and deliver shareholder value over the long-term despite the Company’s 2016 results.

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Performance Award Units. In 2016, we awarded cash-based performance award units ("PAUs") to our NEOs for the 2016-2018 performance period under the State Auto Financial Corporation Long-Term Incentive Plan, as amended ("Existing LTIP").

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Equity Compensation. In 2016, we awarded stock options and restricted common shares to our NEOs under the State Auto Financial Corporation 2009 Equity Incentive Compensation Plan, as amended ("2009 Equity Plan").

The following table shows for each NEO: (i) the targeted performance bonus award payout under the OTIP for 2016 and the actual discretionary bonus award payout under the OTIP for 2016; (ii) the targeted value of the PAUs granted for the 2014-2016 performance period and the amount accrued by the Company for the PAUs granted for the 2014-2016 performance period; and (iii) the targeted value of the equity compensation awarded to our NEOs in 2016 and the value of the equity compensation awarded to our NEOs in 2016 as of December 31, 2016.

	Short-Term Incentive Compensation		PAUs		Equity Compensation		TOTAL
	Target	Actual	Target	Accrued	Target	Value	Target	Value
Michael E. LaRocco Chairman, President and Chief Executive Officer	$875,000	$262,500	—	—	$428,750	$371,273	$1,303,750	$633,773
Steven E. English Senior Vice President, Chief Financial Officer	$359,213	$107,764	$219,375	$72,394	$134,106	$116,139	$712,694	$296,297
Jessica E. Clark Senior Vice President, Director of Commercial and Specialty Lines	$341,319	$102,396	$158,438	$144,179	$119,462	$103,453	$619,219	$350,028
Kim B. Garland Senior Vice President, Director of Standard Lines	$341,305	$102,392	—	—	$119,457	$103,453	$460,762	$205,845
Paul M. Stachura Senior Vice President, Chief CARE Officer	$210,142	$63,043	—	—	$86,923	$75,282	$297,065	$138,325

Impact of State Auto Group on Compensation of NEOs
Our executive compensation program reflects our corporate and management structure and our relationship with State Auto Mutual and its subsidiaries and affiliates. The Company and our subsidiaries operate and manage our businesses together with State Auto Mutual and its subsidiaries and affiliates under various pooling, management and cost sharing agreements under the leadership and direction of the same senior management team. See below "Related Person Transactions—Transactions Involving State Auto Mutual" for a discussion of these agreements.
As a result, our NEOs are also officers of State Auto Mutual and provide services to the Company, our subsidiaries, State Auto Mutual and its subsidiaries and affiliates (e.g., Mr. LaRocco serves as the President and Chief Executive Officer of both the Company and State Auto Mutual). Therefore, when determining the compensation of our NEOs, the Committee takes into account the services our NEOs perform for the Company and its subsidiaries and the services they perform for State Auto Mutual and its subsidiaries and affiliates. In 2016 and prior years, the Committee targeted the total amount of each element of compensation payable to our NEOs at or close to the median compensation level in our competitive market, which we define as insurance companies similar in size to the State Auto Group, as opposed to insurance companies similar in size to the Company (See below "How the Amount of Executive Compensation is Determined—Benchmarking of Executive Compensation Program Elements"). In addition, the performance measures applicable to the OTIP performance bonus award and the PAUs awarded to our NEOs in 2016 are based on the performance of the State Auto Group, except for Ms. Clark whose PAU awards are based on the performance of our specialty group and the State Auto Group. The charts below set forth the total revenues and total assets of the median company within the NEO Peer Group (as defined below in "How the Amount of Executive Compensation is Determined—Benchmarking of Executive Compensation Program Elements") and the Company and the total net written premiums and total admitted assets of the State Auto Group, in each case for the year ended and at December 31, 2015 (the companies included in the NEO Peer Group used for 2016 compensation decisions were selected based on 2015 financial data).
Because our NEOs perform services for the Company and its subsidiaries and State Auto Mutual and its subsidiaries and affiliates, we generally allocated the compensation expenses in 2016 for such services as follows: 65% to the Company and its subsidiaries and 35% to State Auto Mutual and certain of its other subsidiaries and affiliates. The compensation of our NEOs as disclosed in this Proxy Statement, however, includes all compensation expenses for the services performed by our NEOs for the Company, State Auto Mutual and the other members of the State Auto Group. As a result, any analysis conducted regarding the Company and its peers based on the compensation disclosed in this Proxy Statement should consider that such disclosure includes compensation provided to our NEOs for services they performed for State Auto Mutual and the other members of the State Auto Group. The following table allocates the compensation reported for each NEO in the "Total" column of the Summary Compensation Table of this Proxy Statement between the Company, on the one hand, and State Auto Mutual and certain of its other subsidiaries and affiliates, on the other hand, based on the compensation expense allocation in effect on December 31, 2016 (i.e., 65% to the Company and 35% to State Auto Mutual and certain of its other subsidiaries and affiliates):

	2016		2015		2014
	State Auto Financial	State Auto Mutual	State Auto Financial	State Auto Mutual	State Auto Financial	State Auto Mutual
Michael E. LaRocco	$1,100,657	$592,662	$951,113	$512,138	—	—
Steven E. English	$577,727	$311,084	$587,818	$316,518	$963,162	$518,626
Jessica E. Clark	$515,857	$277,769	$755,662	$406,895	$802,895	$432,238
Kim B. Garland	$497,351	$267,805	$476,452	$256,551	—	—
Paul M. Stachura	$392,611	$211,406	—	—	—	—
Pay for Performance
The Compensation Committee conducted a pay for performance analysis comparing (i) the total realizable pay earned by our CEO over the five-year period ended December 31, 2015, to the total realizable pay earned by the CEOs of each member of the NEO Peer Group over that period, and (ii) the total shareholder return ("TSR"), premium growth, GAAP combined ratio, total equity growth and return on equity of the Company over the five-year period ended December 31, 2015, to the TSR, premium growth, GAAP combined ratio, total equity growth and return on equity of the members of the NEO Peer Group over that period.
The total realizable pay used in our pay for performance analysis includes:

•	base salary earned during the five-year period;

•	actual annual cash bonuses earned during the period;

•	value of cash incentives earned for multi-year performance plans that began and ended during the period;

•
the vesting date value (as opposed to grant date value) of service-based restricted common share awards granted during the period and the value of any unvested restricted common share awards made during the period based on the Company’s stock price as of December 31, 2015; and

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any exercise gains on options granted during the period and the paper value of any gains on any unexercised options received during the period based on the Company’s stock price as of December 31, 2015.

Based on input from its compensation consultant, Pay Governance LLC, the Compensation Committee concluded that total realizable pay provides a more accurate basis for comparing the historical alignment of pay and performance than the information reported in the Summary Compensation Table. Unlike the amounts reported in the Summary Compensation Table, total realizable pay increases or decreases depending on our annual and long-term results and increases or decreases in our stock price and, as a result, better reflects the Company's performance in comparison to the results of our peers.
The Compensation Committee uses a five-year period in its analysis to provide a long-term perspective and includes multiple complete PAU performance periods. The Compensation Committee uses the NEO Peer Group (which includes insurance companies comparable to the State Auto Group in terms of both size and type of business) in its analysis because the Compensation Committee (i) takes into account the services our CEO performs for the Company and the services he performs for State Auto Mutual and the other members of the State Auto Group when determining the amount of his compensation and (ii) targets the total amount of each element of compensation payable to our CEO at or close to the median compensation level in our competitive market, which we define as insurance companies similar in size to the State Auto Group (See below "How the Amount of Executive Compensation is Determined—Benchmarking of Executive Compensation Program Elements" of this Proxy Statement for a more detailed description of the NEO Peer Group).
As shown in the chart below, (i) the total realizable pay earned by our CEO during the five-year period ended December 31, 2015, placed the Company in the 17th percentile when compared to the NEO Peer Group (the individual members of which are identified as diamonds in the chart below) and (ii) the TSR of the Company over the five-year period ended December 31, 2015, placed the Company in the 4th percentile when compared to the NEO Peer Group.

# CEO PAY - PERFORMANCE ALIGNMENT
## Realizable Pay vs. Total Shareholders Return 2011-2015

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75%
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25%
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State Auto Pay Percentile Ranking vs. Peers
State Auto
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100%
STFC TSR Performance Percentile Ranking vs. Peers

The premium growth, GAAP combined ratio, total equity growth and return on equity of the Company over the five-year period ended December 31, 2015, placed the Company in the 42nd percentile, 4th percentile, 51st percentile and 30th percentile, respectively, when compared to the NEO Peer Group. Based on the percentile rankings of the Company yielded by our pay for performance analysis, both the Compensation Committee and Pay Governance LLC concluded that the compensation we paid to our CEO for the five-year period ended December 31, 2015, was aligned with our performance for the period.
2016 "Say-on-Pay" Vote
We held our annual shareholder advisory vote regarding the compensation of our NEOs, commonly referred to as a "say-on-pay" vote, at our 2016 annual meeting of shareholders. Our shareholders overwhelmingly approved the compensation of our NEOs, with more than 99% of the votes cast in favor of our 2016 "say-on-pay" resolution. Since our 2016 annual meeting of shareholders, the Compensation Committee has considered the results of the 2016 "say-on-pay" vote in its evaluation of our executive compensation programs and practices. Based on the strong support our shareholders expressed at our 2016 annual meeting of shareholders, the Compensation Committee did not make any changes to our executive compensation program as a result of the 2016 "say-on-pay" vote.
Compensation Policies and Practices
We endeavor to maintain governance practices that are consistent with what we believe represent current best practices, including with respect to the oversight of our executive compensation program. Our compensation policies and practices include the following:

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No Tax Gross-Up Payments in Change of Control Agreements. The executive change of control agreements between the Company and our NEOs do not entitle our NEOs to any tax gross-up payments (See below "Agreements with Named Executive Officers").

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Acceleration of Vesting of Equity Awards Subject to "Double Trigger." The 2009 Equity Plan and the change of control agreements with our NEOs permit the accelerated vesting of equity awards upon a change of control only if the recipient’s employment with the Company terminates within one year of the change of control, provided, that if the change of control involves a change in the ownership of the Company and the successor entity does not provide benefits to the recipient of equal or greater value at the time of the change of control transaction, the award will automatically vest upon the closing of the transaction.

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Stock Ownership Holding Periods. The Company's Ownership Guidelines (as defined below in "Stock Ownership Guidelines") require our Section 16 officers to hold the net amount of common shares obtained through the exercise of stock options or vesting of restricted common shares until the date on which the officer satisfies the Ownership Target Amounts (as defined below in "Stock Ownership Guidelines").

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Anti-Hedging Policy. All Company employees, including our NEOs, and members of the Board are subject to a Company policy that prohibits them from engaging in certain hedging transactions with respect to Company securities held by them, including short sales and other transactions that shift the economic consequences of ownership of Company securities to a third party. Our executive officers and members of the Board are also subject to a Company policy that prohibits them from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

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Independent Compensation Consultant. The Compensation Committee's independent compensation consultant, Pay Governance LLC, is engaged directly by the Compensation Committee and performs services solely for the Compensation Committee.

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"Clawback" Obligations Imposed in Change of Control Agreements and Clawback Policy. The employment agreement and executive change of control agreement between the Company and Mr. LaRocco and the executive change of control agreements between the Company and our other NEOs include a "clawback" provision that authorizes the Board to require the NEO to repay all or any portion of the severance benefits paid to the NEO thereunder upon the occurrence of the events described below in "Agreements with Named Executive Officers." If the Board determines that the NEO engaged in fraudulent conduct, the Board must seek repayment of such severance benefits. In addition, we adopted a clawback policy in March 2016 which provides that if the Company is required to prepare an accounting restatement or amend previously filed financial statements to correct errors to those financial statements, the Company will seek to recover from any current and future Section 16 officer of the Company the portion of pre-tax incentive compensation granted and paid to the officer on or after March 1, 2016, in excess of what should have been paid to the officer if the payment was determined based on the restated or amended financial statements.

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Limited Committee Discretion to Increase Awards. The Compensation Committee may not increase awards under our short-term or long-term incentive plans, provided that the Compensation Committee may award discretionary bonuses to our NEOs under the OTIP. The Compensation Committee retains the discretion to decrease awards under our short-term and long-term incentive plans.

•	No Repricing of Underwater Stock Options. As stated in the 2009 Equity Plan, the Company will not reprice, replace or repurchase underwater stock options without first obtaining shareholder approval.

Executive Compensation Philosophy
The Compensation Committee and management believe that the insurance industry is radically transforming and experiencing a rapid influx of new "non-traditional insurance" entities into the marketplace. This industry transformation, together with the Company's need to effectively adapt to the evolving and increasingly competitive marketplace, have caused the Compensation Committee to reconsider its executive compensation philosophy and objectives. As a result, they have worked to restructure our executive compensation program by making changes to our approach for attracting, rewarding, incentivizing and retaining executive talent. The Company began to implement these changes in 2016 by replacing the Leadership Bonus Plan ("LBP") with the OTIP, and we hope to complete the restructuring of our executive compensation program in 2017 by replacing the Existing LTIP and the 2009 Equity Plan with the 2017 Long-Term Incentive Plan, subject to shareholder approval (as discussed in Proposal Two), and aligning the performance measures and performance goals applicable to the awards under the OTIP with the performance measures and performance goals applicable to the awards under the 2017 Long-Term Incentive Plan. Now, more than ever, our long-term success depends on our ability to effectively recruit, retain and reward top talent. Our restructured executive compensation program will seek to promote the following philosophy and objectives:

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Incentivize our Executives to Deliver Exceptional Results. The executive compensation program that the Compensation Committee intends to implement if our shareholders adopt the 2017 Long-Term Incentive Plan at the Annual Meeting would modify the long-term equity compensation opportunity awarded to our executives by awarding stock-settled performance units subject to our achievement of profitable growth instead of service-based stock options and restricted stock. The maximum long-term compensation opportunities that the Compensation Committee contemplates providing under the 2017 Long-Term Incentive Plan would exceed the maximum long-term compensation opportunities historically offered by traditional P&C insurers, but only when our management team delivers exceptional results.

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Reward Profitable Growth. The Compensation Committee has historically utilized peer group and insurance industry compensation data to evaluate the competitiveness of the elements of our executive compensation program and to determine the value of the PAUs ultimately earned by our NEOs. As a result of the rapidly changing conditions, new entrants in the industry and a change in consumer expectations regarding product and delivery, the Compensation Committee believes that the Company now needs to attract and retain executive talent from both within and outside the insurance industry. In addition, the Compensation Committee wants the short-term and long-term incentive compensation awards to better focus management on achieving profitable growth. The Compensation Committee believes that profitable growth (as measured by the Company's combined ratio and net written premium growth) is the most critical result for delivering long-term success and shareholder value. Accordingly, the Compensation Committee intends to value the short-term and long-term incentive compensation awarded to our executives in 2017 and going forward based on the extent to which we achieve profitable growth instead of the compensation practices or performance of peer group companies or the insurance industry. The Compensation Committee believes that subjecting all incentive compensation awards to performance measures based on profitable growth will (i) enhance the alignment between pay and performance, (ii) solidify our One Team structure, (iii) allow us to remain competitive with other industries for top talent, (iv) increase accountability among our management team, (v) improve our ability to effectively adapt to the evolving and increasingly competitive insurance industry, and (vi) align executive compensation with the value delivered to shareholders.

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Increase Executive Ownership of Common Shares. Our restructured executive compensation program places a renewed focus on common share ownership within our management team, which we believe will more directly align the interests of management with the interests of our shareholders. We hope to achieve increased executive ownership of our common shares through the award of stock-settled performance units pursuant to the 2017 Long-Term Incentive Plan (as discussed in Proposal Two).

Each element of our executive compensation program serves a unique role in establishing an appropriate balance between the rewards for short-term and long-term performance that we believe will support our efforts to improve our performance and increase the price of our common shares over the long-term. (See below "2016 Executive Compensation Program Elements.")

How the Amount of Executive Compensation is Determined
Role of Compensation Committee, Senior Management, Compensation Consultants and Other Advisors
In carrying out its responsibilities, the Compensation Committee requests and receives regular input and recommendations from the Board, management, the Board of Directors and Compensation Committee of State Auto Mutual, an executive compensation consultant and other advisors. The Compensation Committee also regularly engages in discussions and continuing education to better understand compensation trends, regulatory developments relating to compensation issues and the Company’s compensation issues and objectives. Management informs and assists the Compensation Committee in establishing and monitoring performance goals, and in refining our executive compensation program.
As a result of the sharing of services and compensation expenses among the Company and the other members of the State Auto Group (See above "Executive Summary—Impact of State Auto Group on Compensation of NEOs"), the Board of Directors and Compensation Committee of State Auto Mutual are involved in the performance evaluation process of our CEO. In addition, the members of State Auto Mutual's Compensation Committee attend the meetings of the STFC Compensation Committee (See above "Corporate Governance and Board of Directors—Committees of the Board of Directors.")
In making compensation decisions related to both the form and the amount of compensation, the Compensation Committee has historically relied upon competitive information obtained from its compensation consultant. In 2016, the Compensation Committee engaged and utilized the services of Pay Governance LLC, a compensation consultant. The only services Pay Governance LLC performs for STFC are services for the Compensation Committee. During 2016, Pay Governance LLC attended and participated in Compensation Committee meetings and advised the Compensation Committee regarding (i) the effectiveness, competitiveness and design of our overall executive compensation program, its policies and practices and specific compensation packages for our NEOs and other executives, (ii) the competitiveness of compensation to our outside directors in comparison to their peers at similar public companies, (iii) the composition of the NEO Peer Group, (iv) the content and form of this Compensation Discussion and Analysis, (v) the alignment between the compensation of our NEOs and our performance, (vi) special requests of the Compensation Committee with respect to issues relating to the Company's executive compensation program, and (vii)  long-term incentive plan design proposals. During 2016, the Company did not engage Pay Governance LLC or its affiliates for any services beyond its support of the Compensation Committee.
In 2016, the Compensation Committee requested and received completed questionnaires from Pay Governance LLC and the Compensation Committee's outside legal counsel relating to their respective independence. Based on the completed questionnaires and other factors, the Compensation Committee has confirmed the independence of Pay Governance LLC and the Compensation Committee’s outside legal counsel and determined that its engagement of Pay Governance LLC and the Compensation Committee's outside legal counsel did not raise any conflict of interest.

Benchmarking of Executive Compensation Program Elements
In 2016 and prior years, the Compensation Committee has considered data from the following sources, along with an analysis of such data provided by its compensation consultant, to determine what constitutes competitive compensation for our NEOs:

•	proxy statements filed by other publicly-held insurance companies comparable to the State Auto Group in terms of both size and type of business (the "NEO Peer Group"); and

•	pay surveys of the insurance and financial services industry relating to public, private and mutually-owned insurance companies and public and private financial services companies (the "Survey Data").
As discussed above in "Executive Compensation Philosophy," the Compensation Committee has determined that the value of short-term and long-term incentive compensation awarded to our executives in 2017 and going forward should be based on the extent to which we achieve profitable growth as opposed to the compensation practices or the performance of peer companies, within the insurance industry. Accordingly, in 2017 and beyond, the Compensation Committee intends to restrict its use of benchmarking and compensation data to reviewing base salaries.
NEO Peer Group
The Compensation Committee, with input from its compensation consultant and management, approves property and casualty insurance companies to be part of the NEO Peer Group based on (i) their status as public companies and (ii) whether their size and business overlap with the State Auto Group, which is larger than the Company. Public companies are selected because they are required to publicly disclose detailed information in their SEC filings regarding the compensation of their NEOs and their executive compensation programs, which allows us to compare the competitiveness of the compensation of our NEOs and executive compensation program with those of our public company competitors. In considering business overlap, companies are selected that have a significant portion of their business in personal and commercial automobile, homeowners, specialty, workers' compensation and commercial property and casualty insurance. The Compensation Committee considers premium volume, total assets, market capitalization and number of employees when determining whether a company's size overlaps with the State Auto Group. Companies similar in size to the State Auto Group are selected because our NEOs are also officers of State Auto Mutual and provide services to our Company, State Auto Mutual and the other members of the State Auto Group. Some of the companies in the NEO Peer Group, however, are substantially larger than the State Auto Group while others are smaller. Normally, companies included in the NEO Peer Group are within one-half to two times the size of State Auto Group. The size of the median company within the NEO Peer Group is comparable to the State Auto Group. The members of the NEO Peer Group change periodically because of mergers, acquisitions, start-ups, spin offs and similar transactions.
The NEO Peer Group used for 2016 compensation decisions was comprised of the following 18 companies:

Alleghany Corporation	AmTrust Financial Services Inc.	Argo Group International Holdings, Ltd.
Cincinnati Financial Corporation	Erie Indemnity Company	Horace Mann Educators Corporation
Infinity Property & Casualty Corporation	Kemper Corporation	Mercury General Corporation
Old Republic International Corporation	OneBeacon Insurance Group, Ltd.	RLI Corp.
Safety Insurance Group, Inc.	Selective Insurance Group Inc.	The Hanover Insurance Group
The Navigators Group, Inc.	United Fire Group, Inc.	White Mountains Insurance Group
Survey Data
The Survey Data complements the NEO Peer Group information by providing broader comparisons, which allows us to more comprehensively assess the compensation we pay to our executive officers relative to the compensation paid in the insurance and financial services industry to similar positions.
Use of Compensation Data
When setting base salaries, short-term and long-term incentive compensation, we have typically used NEO Peer Group data that relates to a comparable position at the Company and Survey Data that relates to individuals in similar positions at insurers similar in size to the State Auto Group (which we refer to as our "competitive market"). We have used NEO Peer Group data to benchmark the compensation of some NEOs and Survey Data to benchmark the compensation of our NEOs and other executives. If relevant data is available from both the NEO Peer Group and the Survey Data for a position, we have averaged the results to determine the benchmark. For example, if the median level of base salary for chief executive officers reported by the NEO Peer Group and the Survey Data was $850,000 and $900,000, respectively, we would average the two results to establish a median base salary target of $875,000.
The Compensation Committee has typically targeted the total amount of compensation payable to our NEOs at or close to the median compensation level in the competitive market by setting the target amount of each element of compensation at or near the median level of compensation in the competitive market. Because it believes superior performance should be rewarded, the Compensation Committee has typically provided our NEOs with the opportunity to earn total compensation in the 75th percentile (or higher) of the competitive market if performance significantly exceeds target results. Conversely, if performance is substantially below target or planned results, the Compensation Committee typically believes NEOs should receive substantially less than the median level of total compensation in the competitive market (i.e., in the bottom quartile). Although the Company’s performance was below target and planned results in 2016, the Compensation Committee deviated from its typical practice and awarded a discretionary bonus to each NEO, as well as current associates, in recognition of external factors and their respective contributions in implementing foundational changes that the Compensation Committee believes will position the Company to achieve improved results and shareholder value over the long-term despite the Company’s 2016 results. The total amount of compensation that the Compensation Committee targeted as payable to each of our NEOs for 2016 was reasonably competitive with the median level of compensation in the NEO Peer Group and the Survey Data. Certain compensation elements for Mr. LaRocco, such as base salary, retirement benefits, employee benefits and executive perquisites, are subject to the terms of his employment agreement (See below "Agreements with Named Executive Officers—LaRocco Employment Agreement").
The Compensation Committee has also used the compensation data disclosed in the proxy statements of members of the NEO Peer Group to conduct pay for performance comparisons that help it (i) understand the expectations of companies within the NEO Peer Group regarding incentive payouts and (ii) evaluate our executive compensation program and practices. The Compensation Committee has also used the Survey Data, in combination with information for the NEO Peer Group, to assess competitive pay levels and evaluate our executive compensation program and practices.
Use of Tally Sheets
The Compensation Committee uses tally sheets in its annual review of NEO compensation to review total compensation and each element of compensation provided to our NEOs. The tally sheets used by the Compensation Committee in its review of NEO compensation for 2016: (i) listed each individual element of compensation along with the amount earned in each category for 2013, 2014 and 2015; (ii) listed the target and maximum amounts of incentive compensation payable for 2015; and (iii) summarized the current value of employee benefits and perquisites. The tally sheets provide a useful perspective on the total value of NEO compensation and show how total compensation changes from year to year. The Compensation Committee also used tally sheets to evaluate each NEO's total compensation in 2017.

2016 Executive Compensation Program Elements
We believe that the mix of elements in our executive compensation program supports its objectives and provides appropriate reward opportunities. Each of these elements is discussed separately below, other than employee benefits which we offer to our NEOs on the same basis as all of our other employees.
The Company applies the following principles in designing our executive compensation program to achieve the objectives of our executive compensation program:

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The Company does not have a prescribed mix between cash and non-cash compensation and short-term and long-term compensation (except for how it allocates long-term compensation between the various reward elements);

•
Neither the Compensation Committee nor the CEO considers the other elements of compensation available to NEOs, such as salary increases, annual bonuses and equity ownership, when setting any one element; and

•	Awards made in prior years or in other parts of our compensation program have not influenced the opportunities or payments made available in the current year.
Some of our NEOs' compensation is governed by the terms of specific agreements between the NEO and the Company. (See below "Agreements with Named Executive Officers.")
The following chart shows the elements of our executive compensation program for 2016 (except for perquisites, which are minimal in nature).

*
In 2016, all of the NEOs were granted 20% of their total long-term incentive opportunity in the form of stock options, 65% in the form of target PAUs and 15% in the form of restricted common shares. The PAUs awarded in 2016 to the NEOs (other than Ms. Clark) are valued based on the achievement of three equally weighted performance measures: (i) statutory combined ratio for the State Auto Group; (ii) the State Auto Group's net written premium growth; and (iii) the State Auto Group's surplus growth. The PAUs awarded to Ms. Clark in 2016 are valued based on the achievement of three equally weighted performance measures: (i) statutory combined ratio for our specialty group; (ii) gross written premium growth for our specialty group; and (iii) surplus growth for the State Auto Group.

Base Salary
Base Salary Adjustment Process
The Compensation Committee believes that in order for the Company to attract and retain the caliber of executives it needs to achieve both short-term and long-term success it is critical for the Company to provide the NEOs with base salaries competitive with those provided to executives in our competitive market with similar skills, competencies, experience and levels of responsibility. Accordingly, the Compensation Committee may adjust the amount of a NEO's base salary based on the median level of base salary for the NEO in our competitive market or to reflect a change in the NEO's scope of responsibility or unique skills or expertise. These adjustments are subject to an aggregate base salary merit increase budget set by the Company based on our anticipated cost structure.
2016 Base Salaries of NEOs
The Compensation Committee set the 2016 base salaries of the NEOs in March 2016 as follows. The adjustments were based on: (i) an evaluation of each individual’s performance; (ii) increases in the median base salaries for individuals in similar roles at peer companies and other insurers comparable in size to the State Auto Group; and (iii) the Company’s overall merit increase budget and policies.

	2015 Base Salary ($)	2016 Base Salary ($)	Increase (%)
Michael E. LaRocco	850,000	875,000	2.9
Steven E. English	465,000	478,950	3.0
Jessica E. Clark	440,000	455,092	3.4
Kim B. Garland	440,000	455,073	3.4
Paul M. Stachura	375,000	382,076	1.9

Short-Term Incentive Compensation
On March 4, 2016, the Board of Directors approved the terms of the State Auto Financial Corporation One Team Incentive Plan or "OTIP." Upon the approval of the OTIP by the Company's shareholders at our 2016 Annual Meeting of Shareholders, the OTIP replaced the LBP as the Company's annual cash incentive plan. The purposes of the OTIP are: (i) to improve our long-term profitable growth and earnings by providing incentives and rewards to all employees who achieve the stated performance goals and strategic objectives which contribute significantly to the achievement of profitable growth; (ii) to focus employees on the key measures that align and drive superior performance and value over the long term; and (iii) to assist us in recruiting and maintaining highly talented associates by providing competitive total rewards. In March 2016, the Compensation Committee granted performance bonus awards under the OTIP to the NEOs (as discussed below in "OTIP Performance Bonus Awards"). After determining that the NEOs would not earn any performance bonus award under the OTIP for 2016, the Compensation Committee awarded discretionary bonuses to the NEOs under the OTIP in an amount equal to 30% of their respective target performance bonus award for 2016 (as discussed below in "OTIP Discretionary Bonus Awards").
OTIP Performance Bonus Awards
Basis for OTIP Performance Bonus Awards
The OTIP provides for an annual cash incentive bonus opportunity for all of the Company's regular, active employees based upon the achievement of specified objective annual performance goals. The OTIP is designed to advance the interests of the Company and our shareholders by providing employees with a performance bonus for achieving the Company's strategic objectives. Unlike the LBP, which consisted of both a Company performance component and an individual performance component, the OTIP performance bonus awards consisted solely of a Company performance component in 2016, which is consistent with our executive compensation program objective of better focusing management on achieving the results we believe are most critical for delivering long-term success and shareholder value.
OTIP Performance Bonus Award Process
Performance bonus awards under the OTIP consist of cash amounts payable upon the achievement of specified objective performance goals during a specified performance period. The performance goals for OTIP performance bonus awards are based upon the achievement of one or more of the following performance measures of the Company (and/or one or more business segments or subgroups of the Company) over the performance period: (i) combined ratio; (ii) premium growth; and (iii) policies in force. Most performance periods will begin on the first day of the Company’s fiscal year and end on the last day of that year. At the beginning of a performance period for a given OTIP performance bonus award, the Compensation Committee selects the performance measures for the award, establishes the threshold, target and maximum performance goals for each performance measure and determines the amounts payable to each NEO upon satisfaction of the threshold, target and maximum performance goals. After the end of the performance period, management provides the Compensation Committee with the audited financial results achieved by the Company for each performance measure selected by the Compensation Committee. Based on this information, the Compensation Committee certifies the extent to which the performance goals were achieved and determines the amount of the award that is payable. The Compensation Committee has the discretion to determine that the actual amount paid with respect to an OTIP performance bonus award will be less than (but not greater than) the amount earned by the NEOs.
2016 OTIP Performance Bonus Awards
The following table shows the threshold, target and maximum amounts of the 2016 OTIP performance bonus awards, both as a percentage of the NEO's annual base salary and as a dollar amount, for each of the NEOs based on the potential achievement of the Company's performance goals.

	Threshold		Target		Maximum
	% of Salary	Dollar Amount	% of Salary	Dollar Amount	% of Salary	Dollar Amount
Michael E. LaRocco	10.0	$87,500	100.0	$875,000	200.0	$1,750,000
Steven E. English	7.5	$35,921	75.0	$359,213	150.0	$718,426
Jessica E. Clark	7.5	$34,132	75.0	$341,319	150.0	$682,638
Kim B. Garland	7.5	$34,131	75.0	$341,305	150.0	$682,610
Paul M. Stachura	5.5	$21,014	55.0	$210,142	110.0	$420,284

The Compensation Committee selected combined ratio, premium growth and policies in force as the performance measures for the OTIP performance bonus awards for each of the NEOs in 2016. The Compensation Committee selected these performance measures for our NEOs because it believes they: (i) represent the results that we believe to be the most critical for delivering long-term success and shareholder value; and (ii) enhance alignment between pay and performance.

•
"combined ratio" is a measure of the State Auto Group’s underwriting profitability and is equal to the sum of (i) the State Auto Group's loss and loss adjustment expense ratio (i.e., losses and loss expenses as a percentage of net earned premium) and (ii) the State Auto Group's expense ratio (i.e., underwriting expenses and miscellaneous expenses offset by miscellaneous income as a percentage of net written premium), in each case based upon statutory accounting principles. Combined ratio includes positive or negative reserve development from prior years. Combined ratio is expressed as a percentage, and a combined ratio of less than 100% indicates underwriting profitability.

•	"premium growth" is a measure of the growth in our total direct written premium volume from existing sources and merger and acquisitions.

•	"policies in force" is the number of policies in effect at any given time.
The following table shows the threshold, target and maximum payout percentages and performance goals established for each performance measure applicable to our NEOs' 2016 OTIP performance bonus awards:

	Combined Ratio		Premium Growth		Policies in Force
	Payout as (%) of Target	Performance Goal (%)	Payout as (%) of Target	Performance Goal (%)	Payout as (%) of Target	Performance Goal (%)
Threshold	10	102.8	10	(1.6)	10	(5.5)
Target	100	98.3	100	3.5	100	(2.3)
Maximum	200	94.9	200	10.0	200	0.7
Target performance is equal to the goal for the financial measure set forth in the 2016 business plan presented by management and approved by the Board in March 2016 following review and discussion of the business plan with the Board of Directors of State Auto Mutual. The Compensation Committee believes that target performance is reasonable to attain but includes an element of "stretch" performance. Maximum performance goals are intended to reflect superior performance and, although possible, may be extremely difficult to attain. Threshold performance, which the Compensation Committee views as a minimally acceptable level of performance, is the lowest level of performance meriting any form of financial reward, provided that no payout is payable to the NEOs pursuant to the 2016 OTIP performance bonus awards if the combined ratio for 2016 is equal or greater than 105%. The Compensation Committee recognizes that target performance may not be attained and believes that providing for payments to be made for attaining a threshold level of profitability mitigates the incentive for NEOs and others to take excessive risks to achieve the target level of performance. The Compensation Committee retains the power to reduce, but not increase, the amounts payable to the NEOs pursuant to OTIP performance bonus awards. The Compensation Committee can also award discretionary bonuses under the OTIP. (See below "Tax Deductibility of Executive Compensation.")
The following table shows (i) the result achieved for each Company performance measure applicable to our NEOs' 2016 OTIP performance bonus awards, (ii) the percentage payout for that result relative to the target payout for that performance measure, (iii) the weight of each such performance measure under the OTIP performance bonus award and (iv) the value of the actual payout for the result achieved as a percentage of the NEO's target bonus under the OTIP performance bonus award. The Compensation Committee assigned a greater weight to combined ratio to emphasize the Company's focus on profitability and assigned an equal weight to the two growth measures (premium growth and policies in force).

Performance Measure	2016 Result	% of Target Payout for Result (1)	Weight	Payout Value (% of Target) (1)
Combined Ratio	106.8%	—%	0.6	—%
Premium Growth	(0.8)%	22.8%	0.2	—%
Policies in Force	(3.9)%	55.7%	0.2	—%

(1) Although the Company attained the threshold performance goals for both the premium growth and policies in force performance measures, the NEOs did not receive any payout under their respective 2016 OTIP performance bonus awards because the combined ratio for 2016 exceeded 105.0%.

OTIP Discretionary Bonus Awards
In connection with its determination that the NEOs would not earn any performance bonus award under the OTIP for 2016, the Compensation Committee considered external factors and the respective contributions of the NEOs with respect to various challenging actions taken by the Company in 2016 that we believe will position the Company to achieve improved results and deliver value to shareholders over the long-term despite the Company’s 2016 results. These actions included strengthening reserves across the Company’s auto lines of business, incurring a $4 million write-off relating to an IT investment and approving increased IT spending to rapidly implement needed improvements to the Company’s infrastructure. In recognition of those contributions, the Compensation Committee awarded discretionary bonuses to the NEOs under the OTIP in an amount equal to 30% of their respective target performance bonus award for 2016.
The following table shows the amount of short-term cash incentive compensation paid to each NEO for 2016 under the OTIP in the form of a discretionary bonus.

	Total OTIP Discretionary Bonus ($)	Total OTIP Bonus (1)
Michael E. LaRocco	262,500	30.0%
Steven E. English	107,764	30.0%
Jessica E. Clark	102,396	30.0%
Kim B. Garland	102,392	30.0%
Paul M. Stachura	63,043	30.0%

(1) Expressed as a percentage of the NEO's "target" performance bonus award under the OTIP where target is set at 100.0%.
Long-Term Equity and Cash Incentive Compensation
2016 Long-Term Equity and Cash Incentive Compensation Awards
In 2016, the Compensation Committee awarded long-term incentive compensation to our NEOs in the form of stock options and restricted common shares under the 2009 Equity Plan and PAUs under the Existing LTIP. The Compensation Committee targeted these long-term incentive compensation awards to the NEOs at the median of long-term incentive compensation awards in our competitive market. For 2016, the Compensation Committee provided 20% of each NEO’s total long-term incentive compensation opportunity in the form of stock options, 65% in the form of target PAUs and 15% in the form of restricted common shares. The Committee established this allocation to effectively manage share usage and control the dilution of the interests of our shareholders, including our largest shareholder State Auto Mutual.
2016 Stock Option Awards
Basis for Stock Option Awards
In 2016, the Compensation Committee awarded stock options to our executives to (i) encourage business behaviors that drive appreciation in the price of our common shares over the long-term because the stock options we award have no value unless the price of the underlying common shares increases from the date of grant and (ii) help align the interests of our executives who hold stock options, including our NEOs, with the interests of our shareholders. Stock options also represent a significant element of the compensation paid to executives at many peer companies that we compete with for executive talent and build appropriate levels of common share ownership among our executive team. The Company has not and will not reprice or replace underwater stock options without first obtaining shareholder approval.
Stock Option Award Process
In 2016, the Compensation Committee granted stock options to our NEOs representing the number of common shares set forth in the table below. Each grant of options consisted of non-qualified stock options with a ten-year exercise period, a three-year graduated vesting schedule (i.e., one third of the total options granted vests on each anniversary of the grant date for three years) and an option exercise price equal to the closing price of our common shares on the grant date.

	2016 Stock Option Awards (# of Common Shares)	Exercise Price ($)
Michael E. LaRocco	32,494	21.54
Steven E. English	10,164	21.54
Jessica E. Clark	9,054	21.54
Kim B. Garland	9,054	21.54
Paul M. Stachura	6,588	21.54
The Compensation Committee granted stock options at the same time it determined other annual awards based on the CEO's recommendations to the Compensation Committee, which the CEO determined using competitive market data. Although the Compensation Committee retains the discretion to set the terms of any options granted, including the number of options granted to any optionee, the Compensation Committee did not exercise such discretion for the 2016 stock option grants and instead implemented the CEO’s recommendations for the NEOs excluding the CEO.
The Compensation Committee determined the number of stock options granted by multiplying (i) the average daily closing price of our common shares for the prior fiscal year by (ii) a "Black-Scholes" factor. The "Black-Scholes" factor is a financial model used to determine the current value of stock options and was provided to the Company by Pay Governance LLC. Pay Governance LLC advised the Compensation Committee that this method, which is consistent with the practice the Compensation Committee used in prior years, provides stability in option grants, is similar to the practices of other companies and prevents significant fluctuation in the number of options granted that may be caused by short-term swings in stock price associated with focusing on the closing stock price for a particular day.
2016 Restricted Common Share Awards
Basis for Restricted Common Share Awards
In 2016, the Compensation Committee awarded restricted common shares to our executives to (i) reduce our usage of common shares under our equity compensation plans, (ii) align the interests of the NEOs with the interests of our shareholders and (iii) encourage retention. Restricted stock also represents a significant element of the compensation paid to executives at many peer companies with whom we compete for executive talent and builds appropriate levels of common share ownership among our executive team.
Restricted Common Share Award Process
In 2016, the Compensation Committee granted restricted common shares to our NEOs representing the number of common shares set forth in the table below. These restricted common shares vest on the third anniversary of the grant date, which enhances their encouragement of retention.

2016 Restricted Common Share Awards (# of Common Shares)
Michael E. LaRocco	7,461
Steven E. English	2,334
Jessica E. Clark	2,079
Kim B. Garland	2,079
Paul M. Stachura	1,513
The Compensation Committee granted restricted common shares at the same time it determined other annual awards based on the CEO's recommendations to the Compensation Committee, which the CEO determined using competitive market data. Although the Compensation Committee retains the discretion to set the terms of any restricted common shares granted, including the number of restricted common shares granted, the Compensation Committee did not exercise such discretion for the 2016 restricted common share grants and instead implemented the CEO's recommendations for the NEOs excluding the CEO.
The Compensation Committee determined the number of restricted common shares granted by dividing the portion of the NEO's target long-term incentive opportunity awarded in restricted common shares by the sum of (i) the average daily closing price of our common shares during the immediately preceding year and (ii) the estimated value of three years of anticipated cash dividends. Pay Governance LLC advised the Compensation Committee that this method, which is consistent with the practice the

Compensation Committee used in prior years, provides stability in restricted common share grants, is similar to the practices of other companies and prevents significant fluctuation in the number of restricted common shares granted that may be caused by short-term swings in stock price associated with focusing on the closing stock price for a particular day.
2016 Performance Award Unit Awards
Basis for PAU Awards
In 2016, the Compensation Committee awarded PAUs to our executives to (i) reward executives for achieving sustained financial results that we believe should increase the price of our common shares over the long term, (ii) balance the focus of our annual operating plan by rewarding executives for our financial results relative to the results of other property and casualty insurers, and (iii) minimize shareholder dilution as the PAUs are paid in cash.
PAU Award Process
The Compensation Committee annually awards PAUs, which are paid in cash at the end of a three-year performance period. The amount payable at the end of the performance period is determined by multiplying the number of PAUs by the "value" of the PAU at the end of the performance period. PAUs are granted with a target value of $1.00, although the final value of each PAU can range from $0.00 to $2.00 depending on our performance. The final value of the PAU awarded to our NEOs in 2016 depends on the State Auto Group's achievement of performance measures selected by the Compensation Committee compared against the results of a peer group of other property and casualty insurers during the performance period (the "LTIP Peer Group").
Each performance measure has threshold, target and maximum levels of performance. The target level for each performance measure is achieved if the State Auto Group's performance equals the median level of performance of the companies in the LTIP Peer Group for such performance measure. The maximum level for each performance measure is achieved if the State Auto Group performs at or above the 80th percentile of the LTIP Peer Group. The threshold level of performance is achieved if the State Auto Group performs at the 20th percentile. No amount is payable for a performance measure if the State Auto Group performs below the 20th percentile. For example, if at the end of the 2016–2018 performance period there are 60 insurance companies in the LTIP Peer Group, and if such companies are ranked 1 – 60 (best to worst) in average statutory combined ratio, each NEO will receive a target award if the State Auto Group’s three-year average statutory combined ratio is between the 30/31st ranked companies. A maximum award will be received if our three-year average statutory combined ratio equals or exceeds the 12th ranked company (equal to the group’s 80th percentile). Finally, a threshold award will be received if our three-year statutory combined ratio equals the 48th ranked company (or the group’s 20th percentile). The same comparison is performed for the other performance measures, with the results equally weighted to determine the final PAU value awarded to each NEO.
PAUs awarded to each of the NEOs (except for Ms. Clark) for the 2016-2018 performance period are valued based on the achievement of target results for three equally weighted performance measures: (i) statutory combined ratio for the State Auto Group; (ii) the State Auto Group's net written premium growth; and (iii) the State Auto Group's surplus growth. PAUs awarded to Ms. Clark for the 2016-2018 performance period are valued based on the achievement of three equally weighted performance measures: (i) statutory combined ratio for our specialty group; (ii) gross written premium growth for our specialty group; and (iii) surplus growth for the State Auto Group. The performance measures selected by the Compensation Committee focus on our ability to appropriately price and underwrite business, control expenses, develop new products and services, invest in assets that best balance risks and rewards and enter new markets. They also assess long-term profitability and the capital we need to underwrite future business. We believe sustained, high levels of performance in each of these areas should create value for our shareholders.
The LTIP Peer Group used to determine our achievement of (i) the surplus growth performance measure applicable to PAUs awarded to our NEOs in 2016 and (ii) the net written premium growth and statutory combined ratio performance measures applicable to PAUs awarded to all of our NEOs in 2016 except for Ms. Clark initially consisted of 45 insurance companies included in the A.M. Best Total U.S. P&C Agency Companies Composite with net written premiums ranging from $0.5 billion to $6.5 billion. The LTIP Peer Group used to determine our achievement of the direct statutory combined ratio for our specialty group and direct written premium growth for our specialty group performance measures applicable to PAUs awarded to Ms. Clark in 2016 initially consisted of 47 surplus line peers with annualized gross written premiums ranging from $165 million to $700 million.

For the 2016-2018 performance period, our NEOs received PAUs in the number and with the target, threshold and maximum values described below:

	2016 Target Units (#)	Target Award Value ($)(1)	Threshold Award Value ($)(1)	Maximum Award Value ($) (1)
Michael E. LaRocco	796,250	796,250	318,500	1,592,500
Steven E. English	249,054	249,054	99,622	498,108
Jessica E. Clark	221,857	221,857	88,743	443,714
Kim B. Garland	221,848	221,848	88,739	443,696
Paul M. Stachura	161,428	161,428	64,571	322,856

(1) Units have a target value equal to $1.00, a threshold value of $0.40 and a maximum value of $2.00.
Retirement and Deferred Compensation
Retirement Plans
We maintain a defined benefit pension plan, referred to as our "Retirement Plan," to recognize the career contributions and service of our associates, assist in the retention of our employees and provide our employees with income continuity into retirement. We also maintain a non-qualified Supplemental Executive Retirement Plan, referred to as our "SERP," to offset the impact of limitations imposed by tax laws on the amount of income or wages that can be considered in calculating benefits under traditional defined benefit pension plans, such as our Retirement Plan. Mr. English is the only current NEO who is eligible to participate in the Retirement Plan and SERP. The SERP enables highly compensated officers to achieve the same percentage of salary replacement as other employees upon retirement. An NEO is automatically enrolled in the SERP when his or her annual base salary exceeds the limit that can be considered in calculating benefits under the Retirement Plan. Under the Retirement Plan, an employee's period of service has a significant impact on the amount of retirement benefits they would be eligible to receive. Under the SERP, the amount of retirement benefits that an employee would be eligible to receive is determined solely by the employee’s actual period of service.
Defined Contribution Plan/401(k) Plan
We maintain a defined contribution plan intended to be a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), that we refer to as our "Retirement Savings Plan" or "RSP." The RSP is intended to help ensure the long-term financial stability of our employees. Participation in the RSP is available on the same terms to all of our employees, including our NEOs. Each participant can elect to contribute from 1% to 50% of his or her base salary to the RSP, subject to the limits imposed by the Internal Revenue Service. The Company may make a discretionary matching contribution of 100% of each participant's RSP contributions for the first 1% of base salary, plus 50% of each participant's RSP contribution between 2% and 6% of base salary, subject to limits imposed by the Internal Revenue Service. In 2010, all of our employees hired before January 1, 2010, including our NEOs, made an election to either (i) continue participating in the Retirement Plan and RSP or (ii) cease participating in the Retirement Plan as of June 30, 2010, in favor of participating in an expanded benefit under the RSP beginning on July 1, 2010, under which the Company annually contributes to the RSP an amount equal to 5% of their annual base salary until the termination of their employment with the Company. If an employee elected to participate in the expanded RSP benefit, they would continue to be eligible to receive upon retirement their accrued benefit under the Retirement Plan as of June 30, 2010. See "Deferred Compensation Plans—Defined Contribution Plan/401(k) Plan" for more information regarding the RSP.
Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan
We maintain a non-qualified, unfunded deferred compensation plan for eligible key employees, which we refer to as our "Shadow Plan." Non-qualified plans provide highly compensated employees with the same retirement savings opportunities, on a relative basis, as other employees. Participants in non-qualified plans become unsecured creditors and incur the credit risk associated with that status. Employees eligible to participate in the Shadow Plan include those who are precluded by regulatory limitations from contributing a full 6% of salary to the RSP or who may choose to defer a portion of their salary beyond the amount matched by the RSP. Each employee who is eligible to participate in the Shadow Plan is credited annually with his or her allocable share of Company matching contributions on the same basis that contributions are matched under the RSP, provided that no more than 6% of any employee's base salary is subject to being matched in the aggregate under the RSP and the Shadow Plan. See below "Deferred Compensation Plans—Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan" for more information regarding the Shadow Plan.

Executive Perquisites and Other Compensation
We provide our executive officers certain minimal perquisites not tied to individual or Company performance. We believe these benefits are below the typical practices of companies of comparable size, are highly valued by recipients, have limited cost and are part of a competitive reward program that helps us attract and retain the best executives. Certain of the NEOs are also entitled under the terms of their hiring arrangements to the reimbursement of certain travel expenses, and for the gross-up of related taxes, they incur in connection with relocating to Columbus, Ohio.

Looking Forward-2017 Executive Compensation
The Compensation Committee engaged Pay Governance LLC to serve as its independent outside compensation consultant for 2017. In the course of the engagement, Pay Governance LLC reviewed our executive compensation program as a whole and each principal element of the program. In addition, Pay Governance LLC advised the Compensation Committee regarding the restructuring of the OTIP and the adoption of the 2017 Long-Term Incentive Plan (as discussed in Proposal Two).
After reviewing our executive compensation program, consulting with Pay Governance LLC and receiving input from our Chief Executive Officer and other members of management, in the first quarter of 2017, the Compensation Committee established our 2017 executive compensation program. For 2017, the Compensation Committee awarded long-term equity compensation to the NEOs in the form of performance units under the 2017 Long-Term Incentive Plan (subject to shareholder approval at the Annual Meeting) instead of in the form of stock options and restricted common shares under the 2009 Equity Plan. In addition, the Compensation Committee restructured the OTIP performance bonus award and the PAU award granted to the NEOs (the latter subject to shareholder approval at the Annual Meeting). Set forth below is a summary of the principal elements of our 2017 executive compensation program.
2017 Base Salaries of NEOs
The Compensation Committee set the 2017 base salaries of the NEOs in March 2017 as follows. The adjustments were based on: (i) an evaluation of each individual’s performance; (ii) increases in the median base salaries for individuals in similar roles at peer companies and other insurers comparable in size to the State Auto Group; and (iii) the Company’s overall merit increase budget and policies.

	2016 Base Salary ($)	2017 Base Salary ($)	Increase (%)
Michael E. LaRocco	875,000	925,000	5.7
Steven E. English	478,950	492,121	2.8
Jessica E. Clark	455,092	467,607	2.8
Kim B. Garland	455,073	467,588	2.8
Paul M. Stachura	382,076	397,359	4.0
2017 OTIP Performance Bonus Awards
For 2017, each NEO is eligible to receive a cash performance bonus payable based upon the achievement of specified objective performance goals during 2017. The Compensation Committee selected combined ratio and net written premium growth as the performance measures for the OTIP performance bonus awards for each of the NEOs in 2017. The actual performance bonus payable to each NEO may be increased by up to 300% (from the target bonus) if we achieve the maximum performance levels for both of the performance measures and be decreased to zero if we fail to meet the minimum performance levels for the net written premium growth and/or combined ratio.

The following table shows the target and maximum amounts of the 2017 OTIP performance bonus awards, both as a percentage of the NEO’s annual base salary and as a dollar amount, for each of the NEOs based on the potential achievement of the applicable performance goals.

	Target		Maximum
	% of Salary	Dollar Amount	% of Salary	Dollar Amount
Michael E. LaRocco	100.0%	$925,000	300	$2,775,000
Steven E. English	75.0%	$369,091	225	$1,107,273
Jessica E. Clark	75.0%	$350,705	225	$1,052,115
Kim B. Garland	75.0%	$350,691	225	$1,052,073
Paul M. Stachura	65.0%	$258,283	225	$774,849
The Compensation Committee restructured the OTIP performance bonus awards based on its belief that the revised structure more effectively incentivizes our NEOs by offering significant upside potential to our NEOs if they deliver exceptional results. In addition, the modified OTIP awards are also more consistent with the structure of our 2017 long-term cash incentive awards and long-term equity awards which the Compensation Committee believes will solidify our One Team structure.
2017 Long-Term Equity Compensation
In March 2017, the Compensation Committee conditionally granted to each NEO a performance unit award under our 2017 Long-Term Incentive Plan subject to shareholder approval at the Annual Meeting. Under these performance unit awards, each NEO was granted the following target number of performance units:

2017 Performance Unit Awards (Target # of Performance Units)
Michael E. LaRocco	28,056
Steven E. English	7,237
Jessica E. Clark	6,446
Kim B. Garland	6,446
Paul M. Stachura	4,747
The performance units will vest and be earned, if at all, after the completion of the performance period, which is the three-year period from January 1, 2017, through December 31, 2019, based on our net written premium growth and combined ratio during the performance period. The actual number of performance units that will vest and be earned by each NEO may be increased by up to 500% (from the target number) if we achieve the maximum performance levels for the performance measures and be decreased to zero if we fail to meet the minimum performance levels for the net written premium growth and/or combined ratio performance measures. The same minimum, target and maximum performance levels apply to each NEO. Additionally, the NEO must remain employed by us through the end of the performance period for the performance units to vest and be earned, except in the case of termination due to death, disability, retirement or through a reduction in force. The vested performance units will be settled in whole common shares. The performance units have no dividend or voting rights. Any portion of the performance units that does not vest due to inadequate performance or termination of employment will be forfeited.
In the event of the NEO’s termination due to death or disability before the end of the performance period, the target number of performance units will vest and be earned. If the NEO retires before the end of the performance period, the performance units will vest and be earned as if the NEO had remained employed with the Company. In the event of the NEO’s termination through a reduction in force before the end of the performance period, a prorated portion of the performance units that would have vested (based on our actual performance as of the end of the performance period) will vest and be earned. The prorated amount will be based on the number of days that the NEO remained employed during the performance period.
The Compensation Committee elected to replace the stock option and restricted common shares awards that it has historically granted to our NEOs as long-term equity compensation with performance unit awards for several reasons. First, the Compensation Committee believes that the structure of the performance unit awards more effectively incentivizes our NEOs by offering significant upside potential if they deliver exceptional results. Second, the performance unit awards better focus our NEOs on achieving profitable growth and stock appreciation, which the Compensation Committee believes to represent the outcomes that are most critical for delivering improved long-term financial performance and shareholder value. Third, the structure of the performance unit awards establishes consistency with the structure of our 2017 short-term and long-term cash incentive awards which the

Compensation Committee believes will solidify our One Team structure. Finally, performance unit awards further our focus on pay-for-performance.
2017 Long-Term Cash Incentive Compensation
In March 2017, the Compensation Committee conditionally granted to each NEO a PAU award under our 2017 Long-Term Incentive Plan subject to shareholder approval at the Annual Meeting. Under these PAU awards, each NEO was granted the following target number of PAUs:

2017 PAU Awards (Target # of PAUs)
Michael E. LaRocco	763,125
Steven E. English	196,849
Jessica E. Clark	175,353
Kim B. Garland	175,346
Paul M. Stachura	129,142
The PAUs will vest and be earned, if at all, after the completion of the performance period, which is the three-year period from January 1, 2017, through December 31, 2019, based on our net written premium growth and combined ratio during the performance period. The actual number of PAUs that will vest and be earned by each NEO may be increased by up to 500% (from the target number) if we achieve the maximum performance levels for the performance measures and be decreased to zero if we fail to meet the minimum performance levels for the net written premium growth and/or combined ratio performance measures. The same minimum, target and maximum performance levels apply to each NEO. Additionally, the NEO must remain employed by us through the end of the performance period for the PAUs to vest and be earned, except in the case of termination due to death, disability, retirement or through a reduction in force. Each vested and earned PAU will be settled in cash for $1.00. Any portion of the PAUs that does not vest due to inadequate Company performance or termination of employment will be forfeited.
In the event of the NEO's termination due to death or disability before the end of the performance period, the target number of PAUs will vest and be earned. If the NEO retires before the end of the performance period, a prorated portion of the PAUs that would have vested (based on our actual performance as of the end of the performance period) will vest and be earned. The prorated amount will be based on the number of days that the NEO remained employed during the performance period. In the event of the NEO’s termination through a reduction in force before the end of the performance period, a prorated portion of the PAUs that would have vested (based on our actual performance as of the end of the performance period) will vest and be earned. The prorated amount will be based on the number of days that the NEO remained employed during the performance period.
The Compensation Committee restructured the PAU awards for several reasons. First, the Compensation Committee believes that the revised structure of the PAU awards more effectively incentivizes our NEOs by offering significant upside potential to our NEOs if they deliver exceptional results. Second, the restructured PAU awards better focus our NEOs on achieving profitable growth, which the Compensation Committee believes to represent the results that are most critical for delivering long-term success and shareholder value. Third, the modified PAU awards are more consistent with the structure of our 2017 short-term cash incentive awards and long-term equity awards which the Compensation Committee believes will solidify our One Team structure.

Contractual Arrangements with Named Executive Officers
Employment Agreements
The Company enters into employment agreements to provide appropriate protection to the employee and the Company and clarity to the employee and the Company about the Company's expectations. The Company's only current employment agreement is with Mr. LaRocco, its Chairman, President and Chief Executive Officer. The Company believes that having an employment agreement in place with Mr. LaRocco ensures leadership stability and focus and assists in long-term retention. The Company also believes that continuity has a cumulative effect on the achievement of our long-term strategic and operational objectives and, therefore, also furthers the objectives of our executive compensation program.
The terms of Mr. LaRocco's employment agreement were the result of arm's length negotiations between the Compensation Committee and Mr. LaRocco. As is the case with most executive employment agreements, our employment agreement with Mr. LaRocco addresses separation and severance benefits in connection with the termination of his employment with us, either prior to or at the end of the employment term. These provisions benefit both the Company and the executive in that they provide a clear understanding of the rights and obligations of the parties upon events resulting in the termination of the employment relationship. The terms of the employment agreement with Mr. LaRocco, including the severance and separation benefits provided to Mr. LaRocco upon the occurrence of certain termination events, are described in detail below under "Agreements with Named Executive Officers—LaRocco Employment Agreement."
Change of Control Agreements
Change of control agreements are part of our corporate strategy to retain our well-qualified senior executive officers, notwithstanding a potential or actual change of control of our Company. Change of control agreements also serve our shareholders' interests by ensuring that senior executives will view any potential transaction objectively since an adverse change in their employment situation will not have adverse personal financial consequences. The terms of the change of control agreements with our NEOs are described in detail below under "Agreements with Named Executive Officers." The severance and separation benefits provided to the NEOs under their respective executive agreements are described below under "Potential Payments Upon Termination or Change of Control."

Tax Deductibility of Executive Compensation
Section 162(m) of the Code imposes a limit on the amount of compensation that we may deduct in any one year for our NEOs unless certain specific criteria are satisfied. "Qualified performance-based compensation," as defined in Section 162(m) of the Code, is fully deductible if the programs are approved by shareholders and meet other requirements. Our shareholders have approved the material terms of the OTIP, the 2009 Equity Plan and the Existing LTIP as required by Section 162(m) of the Code. Accordingly, compensation paid for the attainment of the performance bonus awards under the OTIP, stock options awarded under the 2009 Equity Plan and compensation paid for the attainment of the PAUs under the Existing LTIP are intended to be deductible for federal income tax purposes under Section 162(m) of the Code. While we generally attempt to tax qualify our compensation programs, we also seek to maintain flexibility in compensating our executives. As a result, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. For example, discretionary bonus awards under the OTIP and restricted common shares awarded under the 2009 Equity Plan are not intended to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code.

Stock Ownership Guidelines
We have adopted stock ownership guidelines ("Ownership Guidelines") for our Section 16 officers, including our NEOs. These Ownership Guidelines reinforce one of the objectives of our executive compensation program and primary reasons for awarding equity compensation—to build appropriate levels of common share ownership among our executive team. Each person subject to the Ownership Guidelines is advised to acquire and maintain ownership of a designated number of common shares based on the person's position with us (the "Ownership Target Amounts"). Our Stock Ownership Guidelines also encourage our Section 16 officers to hold the net amount of common shares they obtain through the exercise of stock options or the vesting of restricted common shares or other applicable equity-based awards until the date on which the officer satisfies the Ownership Target Amounts.
Equity grants vary based on an individual's level in the Company, our competitive market data, the scope of the NEO's responsibility and the number of common shares available for issuance under our equity compensation plans. As a result, it makes sense to also vary the level of ownership we require of these individuals based on their level in the Company and the number of option grants they receive. The following Ownership Target Amount categories will remain in place until changed by the Compensation Committee:

Position	Ownership Target Amount
Chairman/CEO	100,000 common shares
Senior Vice President	15,000 common shares
Vice President	7,000 common shares

Executives are in compliance with the Ownership Guidelines if they meet the Ownership Target Amounts within five years of assuming the designated category of management or if they invest a minimum of 6% of their annual base salary in Company stock through a payroll deduction plan. All common shares directly owned by officers count toward meeting their respective Ownership Target Amounts, including unvested restricted common shares. In addition, for purposes of the Ownership Target Amounts we count as owned by officers one-third of their vested "in-the-money" stock options. The following table shows the Ownership Target Amounts for the NEOs and the number of common shares currently owned by the NEOs as of March 10, 2017.

	Ownership Target Amount for Common Shares	Eligible Options Owned by NEO(1)	Unvested Restricted Stock Owned by NEO(2)	Common Shares Owned Directly by NEO	Total Common Share Ownership Toward Target
Michael E. LaRocco	100,000	7,466	15,732	12,431	35,629
Steven E. English	15,000	42,277	4,929	16,873	64,079
Jessica E. Clark	15,000	21,856	4,382	5,675	31,913
Kim B. Garland	15,000	2,076	6,595	41,161	49,832
Paul M. Stachura	15,000	3,040	6,522	1,180	10,742

(1) One-third of vested "in the money" stock options count toward the ownership level requirement. Vested options with an exercise price that is higher than the fair market value of the Company's common shares (i.e., underwater stock options) do not count towards the Ownership Guidelines. The stock options included in this table are one-third of those exercisable within 60 days of February 2, 2017, and "in the money" based on a price of $25.71, which represents the average closing price for the Company’s common shares during the 30-day period ending on February 28, 2017.

(2) Includes dividend equivalents reinvested in our common shares of: Mr. LaRocco—369; Mr. English—124; Mrs. Clark—111; Mr. Garland—110; Mr. Stachura—108.

Clawback Policy
Our clawback policy provides that if the Company is required to prepare an accounting restatement or amend previously filed financial statements to correct errors to those financial statements, the Company will seek to recover from any current and future Section 16 officer of the Company the portion of pre-tax incentive compensation granted and paid to the officer on or after March 1, 2016, in excess of what should have been paid to the officer if the payment was determined based on the restated or amended financial statements.

Anti-Hedging Policy
Our anti-hedging policy prohibits all Company employees, including our NEOs, and members of the Board from engaging in certain hedging transactions relating to Company securities held by them, including short sales and other transactions that shift the economic consequences of ownership of Company securities to a third party (e.g., the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds). Our executive officers and members of the Board are also subject to a policy that prohibits them from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Summary Compensation Table for 2016

Name and Principal Position	Year	Salary	Bonus (4)	Stock Awards(6)	Option Awards (7)	Non-Equity Incentive Plan Compensation (8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (9)	All Other (10)	Total
Michael E. LaRocco(1)	2016	$869,230	$262,500	$160,710	$247,279	$—	$—	$153,600	$1,693,319
Chairman, President and Chief Executive Officer	2015	$572,115	$—	$178,506	$283,062	$319,576	$—	$109,992	$1,463,251
Steven E. English	2016	$475,731	$107,764	$50,274	$77,348	$—	$154,595	$23,099	$888,811
Senior Vice President and Chief Financial Officer	2015	$461,539	$—	$55,820	$87,967	$262,455	$76,537	$20,791	$965,109
	2014	$447,231	$—	$54,604	$86,477	$603,309	$269,185	$20,983	$1,481,789
Jessica E. Clark	2016	$451,609	$102,396	$44,782	$68,901	$—	$—	$125,938	$793,626
Senior Vice President, Director of Commercial and Specialty Lines	2015	$425,000	$—	$49,517	$78,037	$406,829	$—	$378,739	$1,338,122
	2014	$372,692	$—	$39,424	$62,457	$601,643	$—	$159,007	$1,235,223
Kim B. Garland(2)	2016	$451,595	$102,392	$44,782	$68,901	$—	$—	$97,486	$765,156
Senior Vice President, Director of Standard Lines	2015	$152,308	$ 50,000(5)	$99,532	$75,445	$330,000	$—	$38,457	$745,742
Paul M. Stachura(3)	2016	$380,443	$69,759	$32,590	$50,135	$—	$—	$71,090	$604,017
Senior Vice President, Chief CARE Officer

(1)
Mr. LaRocco was hired by the Company and State Auto Mutual effective on April 27, 2015, and began serving as President and Chief Executive Officer of the Company and State Auto Mutual on May 8, 2015, and, therefore, was not an NEO in 2014.

(2)	Mr. Garland was hired by the Company effective on August 24, 2015, and, therefore, was not an NEO in 2014.

(3)	Mr. Stachura was hired by the Company effective on September 15, 2015, and, therefore, was not an NEO in 2015 or 2014.

(4)
The dollar amounts shown in this column for 2016 represent the discretionary cash bonus awarded by the Compensation Committee to the NEOs under the OTIP in an amount equal to 30% of the target amount of the NEO's 2016 OTIP performance bonus award. For Mr. Stachura, this amount also includes a $6,716 signing bonus paid to Mr. Stachura in connection with his hiring.

(5)	This dollar amount represents a signing bonus paid to Mr. Garland in connection with his hiring.

(6)
This dollar amount represents the grant date fair value of the restricted common shares awarded under our 2009 Equity Plan in the fiscal year indicated. The grant date fair value of the restricted common shares was determined by multiplying the closing price of our common shares on the date of grant by the number of restricted common shares granted.

(7)
The dollar amounts shown in this column represent the aggregate grant date fair value of the stock options awarded in the fiscal year indicated. The grant date fair value of each stock option granted was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (“ASC Topic 718”). For a discussion of the assumptions used in the calculations, see Note 13 to our Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2016.

(8)
The amounts earned in 2016 by the NEOs with respect to the PAUs awarded in 2014 under our Existing LTIP for the 2014-2016 performance period are not included in this column as the results for the 2014-2016 performance period applicable to such PAUs were not available as of the date of this Proxy Statement. We expect to determine the amounts payable to the NEOs with respect to such PAUs in May 2017.

For 2015 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate total of the following awards earned in 2015 by each NEO under the Company performance component of the LBP, the individual performance component of the LBP and the PAUs relating to the 2013-2015 performance period:

	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	PAU Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Michael E. LaRocco(a)	117,276	202,300	—	319,576
Steven E. English	61,310	140,372	60,777	262,459
Jessica E. Clark	58,014	173,250	175,565	406,829
Kim B. Garland(b)	247,500	82,500	—	330,000

(a)	Mr. LaRocco’s LBP bonus was prorated to reflect the portion of the year during which he was employed by the Company.

(b)	Mr. Garland’s LBP bonus was paid at target in accordance with the terms of his hiring arrangement.
For 2014 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate total of the following awards earned in 2014 by each NEO under the Company performance component of the LBP, the individual performance component of the LBP and the PAUs relating to the 2012-2014 performance period:

	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	PAU Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Steven E. English	320,896	200,813	81,600	603,309
Jessica E. Clark	228,504	111,375	261,764	601,643

(9)
The dollar amounts shown in this column reflect the change in the pension values for each of our NEOs, including amounts accruing under our Retirement Plan and SERPs in which certain of our NEOs participate. None of our NEOs who participate in our non-qualified deferred compensation plan receive preferential or above-market earnings.

(10)	The table below shows the components of the "All Other Compensation" column for 2014 through 2016.

	Year	Company Matches ($)(a)	Spousal Travel Expenses ($)(b)	Restricted Stock Dividends ($)	Relocation Payments ($)(c)	Other ($)(d)	Total ($)
Michael E. LaRocco	2016	97,596	11,107	3,864	41,033	—	153,600
	2015	27,433	9,746	1,580	71,233	—	109,992
Steven E. English	2016	9,275	11,107	2,717	—	—	23,099
	2015	9,275	9,746	1,770	—	—	20,791
	2014	9,100	11,111	772	—	—	20,983
Jessica E. Clark	2016	31,855	7,683	2,243	83,907	250	125,938
	2015	22,525	9,746	1,400	345,068	—	378,739
	2014	22,100	6,876	557	66,942	62,532	159,007
Kim B. Garland	2016	51,802	11,107	624	2,088	31,865	97,486
	2015	4,062	—	441	21,215	12,739	38,457
Paul M. Stachura	2016	35,864	11,107	454	23,665	—	71,090

(a)
The dollar amounts in this column reflect Company-paid matches and contributions under our 401(k) and/or non-qualified deferred compensation plans. None of the amounts paid as matches or contributions received preferential earnings or interest.

(b)
The dollar amounts in this column reflect spousal/guest travel hosting on agent incentive trips and gross-up payments for the taxes incurred by the NEOs in connection with their receipt of such payments.

(c)
The dollar amounts in this column for 2016 reflects: (i) $41,033 in payments made to Mr. LaRocco to reimburse him for expenses he incurred in connection with relocation to Columbus, Ohio (including $14,318 in gross-up payments for the taxes incurred by Mr. LaRocco in connection with his receipt of such payments); (ii) $83,907 in payments made to Ms. Clark to reimburse her for expenses she incurred in connection with relocation to Columbus, Ohio (including $41,489 in gross-up payments for the taxes incurred by Ms. Clark in connection with her receipt of such payments); (iii) $2,088 in payments made to Mr. Garland to reimburse him for expenses he incurred in connection with relocation to Columbus, Ohio (including $696 in gross-up payments for the taxes incurred by Mr. Garland in connection with his receipt of such payments); and (iv) $23,665 in payments made to Mr. Stachura to reimburse him for expenses he incurred in connection with relocation to Columbus, Ohio (including $8,779 in gross-up payments for the taxes incurred by Mr. Stachura in connection with his receipt of such payments). The dollar amounts in this column for 2015 reflects: (i) $71,233 in payments made to Mr. LaRocco to reimburse him for expenses he incurred in connection with relocation to Columbus, Ohio (including $23,816 in gross-up payments for the taxes incurred by Mr. LaRocco in connection with his receipt of such payments); (ii) $345,068 in payments made to Ms. Clark to reimburse her for expenses she incurred in connection with relocation to Columbus, Ohio (including $115,477 in gross-up payments for the taxes incurred by Ms. Clark in connection with her receipt of such payments); and (iii) $21,215 in payments made to Mr. Garland to reimburse him for expenses he incurred in connection with relocation to Columbus, Ohio (including $3,055 in gross-up payments for the taxes incurred by Mr. Garland in connection with his receipt of such payments). The dollar amount in this column for 2014 reflects $66,942 in payments made to Ms. Clark to reimburse her for expenses she incurred in connection with relocation to Columbus, Ohio (including $16,796 in gross-up payments for the taxes incurred by Ms. Clark in connection with her receipt of such relocation payments).

(d)
The dollar amount in this column for 2016 reflects: (i) a $250 payment to made to Ms.Clark in connection with the tenth anniversary of her hiring; and (ii) $31,865 in payments made to Mr. Garland to reimburse him for travel expenses (including $10,627 in gross-up payments for the taxes incurred by Mr. Garland in connection with his receipt of such payments). The dollar amount in this column for 2015 reflects $12,739 in payments made to Mr. Garland to reimburse him for travel expenses (including $4,248 in gross-up payments for the taxes incurred by Mr. Garland in connection with his receipt of such payments). The dollar amount in this column for 2014 reflects $62,532 paid to Ms. Clark as a result of a third party service provider failing to withhold taxes on a payment it issued to Ms. Clark on behalf of the Company.

Grants of Plan-Based Awards in 2016

Name	Grant Date	Non-Equity Incentive Plan Number of Units (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Michael E. LaRocco
Restricted stock award(1)	3/3/2016					7,461			$160,710
Stock option award(2)	3/3/2016						32,494	$21.54	$247,279
OTIP award(3)	3/3/2016		$87,500	$875,000	$1,750,000
PAU award(4)	3/3/2016	796,250	$318,500	$796,250	$1,592,500
Steven E. English
Restricted stock award(1)	3/3/2016					2,334			$50,274
Stock option award(2)	3/3/2016						10,164	$21.54	$77,348
OTIP award(3)	3/3/2016		$35,921	$359,213	$718,426
PAU award(4)	3/3/2016	249,054	$99,622	$249,054	$498,108
Jessica E. Clark
Restricted stock award(1)	3/3/2016					2,079			$44,782
Stock option award(2)	3/3/2016						9,054	$21.54	$68,901
OTIP award(3)	3/3/2016		$34,132	$341,319	$682,638
PAU award(4)	3/3/2016	221,857	$88,743	$221,857	$443,714
Kim B. Garland
Restricted stock award(1)	3/3/2016					2,079			$44,782
Stock option award(2)	3/3/2016						9,054	$21.54	$68,901
OTIP award(3)	3/3/2016		$34,131	$341,305	$682,610
PAU award(4)	3/3/2016	221,848	$88,739	$221,848	$443,696
Paul M. Stachura
Restricted stock award(1)	3/3/2016					1,513			$32,590
Stock option award(2)	3/3/2016						6,588	$21.54	$50,135
OTIP award(3)	3/3/2016		$21,014	$210,142	$420,284
PAU award(4)	3/3/2016	161,428	$64,571	$161,428	$322,856

(1)
In 2016, all of our NEOs received restricted common shares under our 2009 Equity Plan. The restricted common shares shown in this column were granted on the date indicated pursuant to action of the Compensation Committee on that day. These restricted common shares vest on the third anniversary of the grant date. The grant date fair value of these restricted common shares was determined by multiplying the closing price of common shares on the date of grant by the number of restricted common shares granted. For a further discussion of the 2009 Equity Plan, see above "2016 Executive Compensation Program Elements—Long-Term Equity and Cash Incentive Compensation."

(2)
In 2016, all of our NEOs received options under our 2009 Equity Plan. The options shown in this column were granted on the date indicated, at the closing price on that date, pursuant to action of the Compensation Committee on that day. These options vest in equal annual installments over a three-year period and are exercisable for a ten-year term. All of these options are non-qualified stock options. The grant date fair value of these options was determined in accordance with ASC Topic 718. These options have not been re-priced or otherwise materially amended. For a further discussion of the 2009 Equity Plan, see above "2016 Executive Compensation Program Elements—Long-Term Equity and Cash Incentive Compensation."

(3)
In 2016, all of our NEOs participated in the OTIP, our annual cash incentive bonus plan. For our NEOs, performance bonus awards under the OTIP awards are based upon the achievement of one or more performance measures of the Company (and/or one or more business segments or subgroups of the Company) over the performance period. The Compensation Committee selected combined ratio, premium growth and policies in force as the performance measures for the OTIP performance bonus awards for each of the NEOs in 2016. None of the NEOs earned an OTIP performance bonus for 2016 because the Company did not achieve the minimum performance level for the Combined Ratio performance measure. For a further discussion of the 2016 OTIP performance bonus awards, see above "2016 Executive Compensation Program Elements—Short-Term Incentive Compensation—OTIP Performance Bonus Awards."

(4)
In 2016, all of our NEOs were selected to participate in the Existing LTIP, a cash incentive bonus plan, for the performance period beginning January 1, 2016, and ending December 31, 2018. Under the Existing LTIP, the NEOs receive performance award units, or "PAUs," the value of which (for all NEOs excluding Ms. Clark) is determined by our Company's performance in three equally weighted measures—(a) statutory combined ratio for the State Auto Group, (b) the State Auto Group's net written premium growth and (c) the State Auto Group's surplus growth—in comparison to the LTIP Peer Group over the three-year performance period. PAUs awarded to Ms. Clark for the 2016-2018 performance period are value based on the achievement of three equally weighted performance measures: (i) statutory combined ratio of our specialty group; (ii) gross written premium growth for our specialty group; and (iii) surplus growth for the State Auto Group—in comparison to the LTIP Peer Group over the three-year performance period. PAUs are granted with a target value of $1.00, although the final value of each PAU can range from $0.00 to $2.00. For a further discussion of the 2016 PAU awards, see above "2016 Executive Compensation Program Elements—Long-Term Equity and Cash Incentive Compensation—2016 Performance Award Units Awards."

Outstanding Equity Awards at Fiscal 2016 Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael E. LaRocco	11,350	22,030	—	23.01	5/6/2025	15,732	421,775
	—	32,494	—	21.54	3/3/2026
Steven E. English	5,910	—	—	29.53	5/2/2017
	10,834	—	—	25.81	3/5/2018	7,637	204,748
	12,025	—	—	14.49	3/4/2019
	18,601	—	—	18.78	3/3/2020
	21,796	—	—	17.03	3/2/2021
	16,473	—	—	13.53	2/28/2022
	36,582	—	—	16.80	2/27/2023
	7,307	3,598	—	21.23	3/5/2024
	3,548	6,887	—	22.72	3/4/2025
	—	10,164	—	21.54	3/3/2026
Jessica E. Clark	12,850	—	—	17.03	3/2/2021	6,337	169,895
	9,141	—	—	13.53	2/28/2022
	26,420	—	—	16.80	2/27/2023
	5,277	2,599	—	21.23	3/5/2024
	3,148	6,109	—	22.72	3/4/2025
	—	9,054	—	21.54	3/3/2026
Kim B. Garland	3,148	6,109	—	22.60	8/24/2025	6,595	176,812
	—	9,054	—	21.54	3/3/2026
Paul M. Stachura	6,879	13,351	—	24.27	9/15/2025	6,522	174,855
	—	6,588	—	21.54	3/3/2026

* The closing price of our common shares on December 30, 2016 (the last trading day of 2016) was $26.81.

(1)
All options listed in this table are exercisable for a ten-year period from their respective date of grant. The following schedule describes the vesting dates for the options listed as unexercisable by date of grant:

•
Options expiring February 27, 2023, were granted on February 28, 2013. These options vest in equal annual installments over a three-year period. All of these options fully vested as of February 28, 2016.

•	Options expiring March 5, 2024, were granted on March 6, 2014. These options vest in equal annual installments over a three-year period. All of these options fully vested as of March 6, 2017.

•	Options expiring March 4, 2025, were granted on March 5, 2015. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of March 5, 2018.

•	Options expiring May 6, 2025, were granted on May 7, 2015. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of May 7, 2018.

•	Options expiring August 24, 2025, were granted on August 25, 2015. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of August 25, 2018.

•
Options expiring September 15, 2025, were granted on September 16, 2015. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of September 16, 2018.

•	Options expiring March 3, 2026, were granted on March 4, 2016. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of March 4, 2019.

(2)	All restricted common shares listed in this table vest on the third anniversary of the date of grant.

Option Exercises and Stock Vested in Fiscal 2016

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Exercise ($)(2)
Michael E. LaRocco	—	—	—	—
Steven E. English	—	—	—	—
Jessica E. Clark	—	—	—	—
Kim B. Garland	—	—	—	—
Paul M. Stachura	—	—	—	—

(1)	This dollar amount represents the aggregate difference between the exercise price of the options and the closing market price of our common shares on the exercise date.

(2)
This dollar amount represents the number of common shares underlying the unvested restricted common shares on the vesting date multiplied by the closing market price of our common shares on the vesting date.

Retirement Plans
Retirement Plan
We maintain a defined benefit pension plan, referred to as our "Retirement Plan." The Retirement Plan is intended to be a qualified plan under Section 401(a) of the Code and is subject to the minimum funding standards of Section 412 of the Code. Employees hired before January 1, 2010, (which does not include any NEOs currently employed by the Company other than Mr. English) are eligible to participate in the Retirement Plan. Benefits payable under the Retirement Plan are funded entirely through Company contributions to a trust fund. Only base salary, not incentive compensation, is taken into consideration in the calculation of benefits under our Retirement Plan.

Supplemental Executive Retirement Plan
Our Supplemental Executive Retirement Plan ("SERP"), which mirrors the Retirement Plan, provides a lump sum or deferred cash payments in actuarially determined amounts upon retirement for certain officers. Steve English is the only current NEO who is eligible to participate in the SERP. Like the Retirement Plan, the SERP considers only base salary, not incentive compensation, in calculating the benefit due each participant. The Compensation Committee previously approved participation in this SERP for all NEOs. Eligible executives are now automatically enrolled in the SERP when his or her annual base salary exceeds the limit that can be considered in calculating benefits under the Retirement Plan.

Pension Benefits in Fiscal 2016

	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Michael E. LaRocco(2)
Steven E. English	Retirement Plan	16(3)	$601,084	—
	SERP	16(3)	$399,091	—
Jessica E. Clark(2)
Kim B, Garland(2)
Paul M. Stachura(2)

(1)
The amounts shown in this column represent the present value of the normal retirement benefit each NEO would receive under the Retirement Plan, SERP and individual supplemental executive retirement plans if the NEO were to retire at his normal retirement age. Normal retirement age under the plans is defined as attaining age 65. The normal retirement benefit is equal to the sum of (i) 1.75% of a participant's "covered compensation" multiplied by the participant's years of service, plus (ii) 0.65% of a participant’s covered compensation multiplied by the participant's years of service. The normal form of benefit is a single life annuity; however, participants may elect a joint and survivor annuity with a survivor benefit of up to 100% of the participant's benefit. A participant who elects a joint and survivor annuity receives a reduced annual benefit, with a joint and 100% survivor annuity providing the smallest annual benefit. Participants who have attained age 55 with 15 years of service may receive an early retirement benefit under the plans. The early retirement benefit for a participant is reduced by 5% for each year prior to age 65 for a participant who terminates between ages 55 and 59, and 4% for each year prior to age 65 for a participant who terminates between ages 60 and 65. If a participant were to retire at age 55, their normal retirement benefit would be reduced by 45%. As of December 31, 2016, Mr. English is the only NEO eligible for early retirement benefits under the plans. Participants may elect to receive up to 50% of their benefits in a lump-sum upon their retirement.

(2)	Ms. Clark and Messrs. LaRocco, Garland and Stachura are not eligible to participate in the Retirement Plan or SERP and are not a party to an individual supplemental executive retirement plan.

(3)
Includes Mr. English's one year of service with Meridian Insurance Group, Inc. ("MIGI"). Mr. English was previously an executive officer with MIGI, which was acquired by State Auto Mutual in 2001. Following this acquisition, Mr. English became our employee, and for purposes of the Retirement Plan, he was given credit for his one year of eligible service with MIGI (total actuarial value of $32,713 within the Retirement Plan and $20,136 within the SERP).

Deferred Compensation Plans
Defined Contribution Plan/401(k) Plan
Our defined contribution plan, which we refer to as the "Retirement Savings Plan" or "RSP," is intended to be a qualified plan under Sections 401(a) and 401(k) of the Code. Participation in the RSP is available on the same terms to all of our employees, including our NEOs. Each participant may elect to contribute from 1% to 50% of his or her base salary to the RSP, subject to any Internal Revenue Service limitations. The deferred amount is contributed to the RSP trust fund and invested in accordance with the election of the participant from among investment funds established under the trust agreement. Investment options include common shares, but only up to 20% of new contributions and the total account balance may be invested in common shares. Mr. Garland is our only NEO who made this election.

The Company may make a discretionary matching contribution of 100% of each participant's RSP contributions for the first 1% of base salary, plus 50% of each participant's RSP contribution between 2% and 6% of base salary, subject to an annual maximum of $18,000 for 2016. This equates to a Company contribution in the RSP of $0.58 cents for each salary dollar contributed by an employee who contributed a full 6% of salary to RSP. While a participant is always vested in his or her own salary reduction contributions, the right of a participant to amounts credited to his or her account as matching contributions is subject to vesting as provided by the 401(k) Plan.
In 2010, all of our employees hired before January 1, 2010, including our NEOs, made an election to either (i) continue participating in the Retirement Plan and RSP on the terms discussed above or (ii) cease participating in the Retirement Plan as of June 30, 2010 in favor of participating in an expanded benefit under the RSP beginning on July 1, 2010, pursuant to which the Company would annually contribute to the RSP an amount equal to 5% of their annual base salary until the termination of their employment with the Company. If an employee elected to participate in the expanded RSP benefit, they would continue to be eligible to receive upon retirement their accrued benefit under the Retirement Plan as of June 30, 2010.
Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan
Our Non-Qualified Deferred Compensation Plan, which we refer to as our "Shadow Plan," is a non-qualified, unfunded deferred compensation plan for eligible key employees. Eligible employees include those who are precluded by regulatory limitations from contributing a full 6% of salary to the RSP or who choose to defer a portion of their salary beyond the amount matched by the RSP. Under the Shadow Plan, eligible employees who wish to participate enter into a salary reduction agreement to defer payment of an additional portion of the employee's salary. Each employee who is eligible to participate in the Shadow Plan is credited annually with his or her allocable share of Company matching contributions on the same basis that contributions are matched under the RSP, provided that no more than 6% of any employee’s base salary is subject to being matched in the aggregate under the RSP and the Shadow Plan.
The total amount of salary deferred under the RSP and the Shadow Plan cannot exceed in the aggregate 50% of a participant's base salary. The Shadow Plan also allows participants to defer up to 100% of short-term and long-term incentive compensation, although bonuses remain ineligible for a Company match. Amounts deferred under the Shadow Plan, along with the Company match on any portion of salary deferral eligible for the match, are invested by State Auto P&C in a variety of mutual fund-type investment options in accordance with the election of the participants, which the participants may modify on a daily basis. Participants may choose from a variety of mutual fund-type investment options, and elect a five or ten-year payout option or a "date-certain" distribution option for withdrawal of funds from the Plan. Neither the Shadow Plan nor the RSP provides for above market or preferential earnings opportunities for any participant.

Nonqualified Deferred Compensation for Fiscal 2016

	Executive Contributions in Last Fiscal Year ($)(1)(2)	Registrant Contributions in Last Fiscal Year ($)(1)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael E. LaRocco	61, 615	77,635	3,832	—	163,606
Steven E. English	—	—	29,210	—	625,313
Jessica E. Clark	—	9,331	1,701	—	32,291
Kim B. Garland	103,360	47,457	18,604	—	147,898
Paul M. Stachura	6,172	4,971	5	—	5,102

(1)	Contributions by the NEO or by us, as the case may be, were made pursuant to the Shadow Plan.

(2)	The dollar amounts shown in this column are included in the "Salary" column in the Summary Compensation Table for 2016.

(3)	The dollar amounts shown in this column are included in the "All Other Compensation" column in the Summary Compensation Table for 2016 and are discussed in the footnotes thereto.

(4)
The dollar amounts shown in this column reflect the total earnings on dollars deposited into the NEO's account in 2016 and all prior years for which the NEO deferred compensation on a non-qualified basis. Earnings are not preferential, in any sense. The dollars in these accounts are invested in investment funds that mirror the investment funds offered to participants in our RSP.

Agreements with Named Executive Officers
LaRocco Employment Agreement
The Company, State Auto Mutual and State Auto P&C entered into an employment agreement with Michael E. LaRocco, our President and Chief Executive Officer, on March 27, 2015, effective as of April 27, 2015. The employment agreement ends on December 31, 2018, unless terminated earlier due to Mr. LaRocco's disability, death, voluntary termination of employment, or involuntary termination of employment by the Company for cause or without cause.
Under his employment agreement, Mr. LaRocco receives an annual base salary and is entitled to participate in the OTIP, the Existing LTIP, any Company employee stock purchase plan, the Retirement Savings Plan, and the 2009 Equity Plan, and is eligible to participate in all other incentive compensation plans, stock purchase plans, retirement plans, equity-based compensation plans and fringe benefits generally made available to employees of the Company. The employment agreement further provides that unless Mr. LaRocco otherwise agrees (i) his annual base salary shall not be less than $850,000, (ii) his target bonus under the OTIP shall not be less than 100% of his then current annual base salary and (iii) his target bonus under the Existing LTIP shall not be less than 140% of his then current annual base salary. The compensation paid to Mr. LaRocco in 2016 is set forth above in the "Summary Compensation Table for 2016."
Mr. LaRocco's employment agreement also imposes post-employment covenants that prohibit Mr. LaRocco from disclosing or using our confidential information, engaging in activities which compete with our businesses and soliciting our employees to work for another company. The obligations imposed by the non-competition and non-solicitation covenants will continue for a period of two years following Mr. LaRocco's separation of service with the Company, provided, that the non-competition obligations will only continue for a period of one year if Mr. LaRocco's separation from service with the Company is voluntary.
Mr. LaRocco's employment agreement provides him with the following severance and separation benefits under the following termination events:
Termination for Cause
If Mr. LaRocco is terminated for cause, he would be entitled to receive his base salary through the date of termination. Mr. LaRocco's employment agreement defines cause as:

•
the willful and continued failure of the executive to perform the executive's duties (other than any such failure resulting from incapacity due to a disability), after a written demand for performance is delivered to the executive which specifically identifies the manner in which the executive has not performed the executive's duties;

•	the willful engaging by the executive in illegal conduct or gross misconduct which has a material adverse effect on the Company;

•	the breach of any of the confidentiality, non-competition or non-solicitation covenants imposed by the employment agreement; or

•	the willful failure by the executive to comply with any code of conduct or code of ethics applicable to the executive.
For purposes of the definition of cause, no act or failure to act, on the part of the executive, will be considered "willful" unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive's action or omission was in the best interests of the Company.
Termination Without Cause
If Mr. LaRocco is terminated without cause (other than in the event of his death, disability or retirement), he would be entitled to receive:

•	his then-current base salary for the lesser of 24 months or until the end of the calendar year in which he attains age 65;

•
a one-year bonus payment equal to the average of the aggregate bonuses Mr. LaRocco earned under the OTIP and Existing LTIP for each of the two years immediately preceding the year in which the employment agreement is terminated; and

•	an amount equal to the then current monthly per employee cost of providing State Auto's health insurance benefit multiplied by 24.

In addition, if Mr. LaRocco is terminated without cause, any stock options granted to Mr. LaRocco shall vest on the termination date.
Death
In the event Mr. LaRocco dies while employed by State Auto, his beneficiaries will receive his then-current base salary through the date of his death plus a pro rata share of the compensation he earned under the OTIP and Existing LTIP as of the date of death.
Disability
If Mr. LaRocco becomes unable to substantially perform his duties hereunder because of illness or other incapacity constituting a disability as defined in Section 409A of the Code, the Company may terminate Mr. LaRocco's employment. In the event of such a termination, Mr. LaRocco would be entitled to receive his base salary and payments under our incentive compensation plans to the date of termination. In addition, Mr. LaRocco shall continue to receive such health insurance benefits as he and his spouse receive on the date of the disability and such group life insurance as Mr. LaRocco has in place on his life as of the date of the disability.
Voluntary Termination
If Mr. LaRocco voluntarily terminates his employment, including retirement initiated solely by Mr. LaRocco, he shall cease to receive compensation as of the date of his separation from service, except for any compensation to which he is entitled under the OTIP or Existing LTIP as then in effect, provided, that he is employed by State Auto on the date such compensation is paid under the OTIP or Existing LTIP.
Mr. LaRocco may be required to repay all or any part of such severance and separation benefits if:

•	Mr. LaRocco violates any of the non-competition, non-solicitation or confidentiality covenants applicable to Mr. LaRocco;

•
(i) the amount of such benefits are calculated based upon the achievement of certain financial results that are subsequently the subject of a financial statement restatement by the Company; and (ii) the amount of his severance and separation benefits would have been lower than the amount actually awarded to him had the financial results been properly reported; or

•	Mr. LaRocco engages in (i) any conduct detrimental to the Company during the employment term which has a material adverse effect on the Company or (ii) any fraudulent conduct.
LaRocco Executive Change in Control Agreement
The Company, State Auto Mutual and State Auto P&C entered into an executive change in control agreement, which we refer to as an "executive agreement," with Mr. LaRocco on March 27, 2015, contemporaneously with our entry into his employment agreement. The term of Mr. LaRocco's executive agreement coincides with the term of his employment agreement, subject to an extension for the lesser of 36 months after any month in which a Change of Control occurs, or until Mr. LaRocco attains age 65. Mr. LaRocco's executive agreement will terminate if his employment terminates prior to a Change of Control.
Mr. LaRocco is entitled to receive certain severance benefits under his executive agreement if Mr. LaRocco incurs a separation of service (as defined by Section 409A of the Code) during the term of his executive agreement:

•	by us at any time within 24 months after a Change of Control;

•	by Mr. LaRocco for good reason (as defined in the executive agreement) at any time within 24 months after a Change of Control; or

•
by us at any time after an agreement has been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control is consummated within 12 months after the date of Mr. LaRocco's termination.

In the event of such a separation of service, Mr. LaRocco will receive the following severance benefits (in addition to accrued compensation, bonuses and vested benefits and stock options) under his executive agreement:

•	a lump sum cash payment equal to 2.99 times Mr. LaRocco's then-current annual base salary (subject to reduction if Mr. LaRocco is within two years of age 65);

•
a lump sum cash payment equal to (i) 2.99 times the average of the annual aggregate bonuses Mr. LaRocco earned under the OTIP for the three years immediately preceding the year in which the Change of Control occurs (subject to reduction if Mr. LaRocco is within two years of age 65) plus (ii) a prorated annual incentive payment for the year in which the Change of Control occurs based on the target award level established for such year;

•
a lump-sum cash payment equal to the then current monthly per employee cost of providing the Company's health insurance benefit multiplied by the lesser of 36 or the number of months until Mr. LaRocco attains age 65;

•	outplacement benefits up to $35,000; and

•	stock options or other equity-based awards held by Mr. LaRocco become exercisable in accordance with the applicable terms of the equity compensation plans and award agreements.
Mr. LaRocco's executive agreement also provides that he is entitled to receive such amounts as would be necessary to compensate him for any excise tax paid or incurred due to any severance payment or other benefit provided under his executive agreement. However, if Mr. LaRocco's severance payments and benefits would not be subject to excise tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits would be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that Mr. LaRocco would not receive an excess severance payment and he would not be subject to an excise tax.
Mr. LaRocco's executive agreement also provides that, for a period of five years after a Change of Control, he would receive at no charge coverage under a standard directors' and officers' liability insurance policy. Furthermore, the Company, State Auto Mutual and State Auto P&C will indemnify and hold harmless Mr. LaRocco to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. LaRocco in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having served as our director or officer.
English, Clark, Garland and Stachura Executive Change in Control Agreements
The Company, State Auto Mutual and State Auto P&C entered into a change of control agreement, which we refer to as "executive agreements," with Mr. English and Ms. Clark effective as of October 27, 2014. Messrs. Garland and Stachura each entered into an executive agreement effective as of December 1, 2015.
The term of the executive agreements ends on the earlier to occur of the third anniversary of the agreement and the end of the month in which the executive attains age 65 (but, in any event, no later than October 27, 2017); provided, that if a Change of Control occurs during the three-year period, the term of the executive agreement will automatically extend until the earlier to occur of the 36-month anniversary of the date of the Change of Control or the date on which the executive reaches age 65. The executive agreement will terminate if the executive’s employment terminates prior to a Change of Control.
Each of the executive agreements defines a "Change of Control" to include the following:

•
the acquisition by any person of beneficial ownership of 30% or more of the Company's outstanding voting securities (which percentage will increase or decrease, as the case may be, such that the percentage of securities ownership is consistent with any future changes to the percentage of securities ownership represented in the Change of Control definition in the 2009 Equity Plan);

•	a majority of the Board is comprised of other than continuing directors;

•	a merger involving the Company where the Company's shareholders immediately prior to the merger own 50% or less of the combined voting power of the surviving entity immediately after the merger;

•
a sale or other disposition of all or substantially all of the assets of the Company, including a sale of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis;

•	a reorganization or other corporate event involving the Company which would have the same effect as any of the above-described events; and

•
State Auto Mutual affiliates with or is merged into or consolidated with a third party or completes a conversion to a stock insurance company and, as a result, a majority of the Board of Directors of State Auto Mutual or its successor is comprised of other than continuing directors.

The executive is entitled to receive certain severance benefits under the executive agreement if during the term of his or her executive agreement the executive's employment is terminated:

•	by us at any time within 24 months after a Change of Control (for any reason other than for cause, the death or disability of the executive or mandatory retirement at age 65);

•	by the executive for good reason (as defined in the executive agreement) at any time within 24 months after a Change of Control; or

•
by us (for any reason other than for cause or the death or disability of the executive) at any time after an agreement has been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control is actually consummated within 12 months after the date of the executive's termination.

In the event of such termination, the executive is entitled to receive the following severance benefits (in addition to accrued compensation and bonuses) under the executive agreement:

•	a lump sum cash payment equal to two times the executive's annual base salary (subject to reduction if the executive is within two years of age 65);

•
a lump sum cash payment equal to two times the average of the annual aggregate bonus earned by the executive under the LBP or OTIP during the three fiscal years immediately preceding the year in which the Change of Control occurs (subject to reduction if the executive is within two years of age 65);

•
outplacement benefits up to a maximum amount equal to 15% of the executive's annual base salary plus up to $5,000 to reimburse the executive for travel expenses incurred in connection with seeking new employment;

•	stock options and other equity awards held by the executive become exercisable in accordance with the terms of the applicable plan; and

•
an amount equal to the then current monthly per employee cost of providing the Company's health insurance benefit multiplied by 24 (subject to reduction if the executive is within two years of age 65).

These executive agreements also provide that in the event that the executive's severance payments and benefits would not be subject to excise tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits would be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that the executive would not be subject to an excise tax.
These executive agreements also prohibit the executive from disclosing or using our confidential information. The Board may require the executive to repay all or any portion of the severance benefits if

•	the executive violates any of the non-competition, non-solicitation or confidentiality covenants applicable to the executive;

•
(i) the amount of such benefits are calculated based upon the achievement of certain financial results that are subsequently the subject of a financial statement restatement by the Company; (ii) the executive engages in conduct detrimental to the Company that causes or substantially contributes to the need for the financial statement restatement; and (iii) the amount of his or her severance and separation benefits would have been lower than the amount actually awarded to him had the financial results been properly reported; or

•	the executive engages in any conduct detrimental to the Company during the employment term which has a material adverse effect on the Company.
These executive agreements also provide that, for a period of five years after a Change of Control, the executive will receive at no charge coverage under a standard directors' and officers' liability insurance policy. Furthermore, the Company, State Auto Mutual and State Auto P&C will indemnify and hold harmless the executive to the fullest extent permitted under Ohio law if he or she is made a party to any proceeding by reason of having served as our director, officer or employee.

Potential Payments Upon Termination or Change of Control
The following table summarizes the potential payments to NEOs upon a termination of employment and/or a change of control of the Company (assuming that the triggering event occurred on December 31, 2016):

	Benefit(1)	Termination Without Cause(2)		Termination For Cause or Voluntary Termination		Death		Disability		After Change of Control
Michael E. LaRocco	Salary	$1,750,000	(3)	$—		$—		$—	(4)	$2,616,250	(5)
	Cash Bonus(6)	$159,788	(7)	$—	(8)	$1,656,084	(8)	$1,656,084	(8)	$1,352,766	(9)
	Stock Options	$254,957	(10)	$254,957	(10)	$254,957	(10)	$254,957	(10)	$254,957	(10)
	Restricted Stock	$—		$—		$411,882	(11)	$411,882	(11)	$411,882	(11)
	Health Benefits	$41,928	(12)	$—		$—		$33,988	(13)	$62,892	(14)
	Outplacement Assistance	$—		$—		$—		$—		$40,000	(15)
	TOTAL:	$2,206,673		$254,957		$2,322,923		$2,356,911		$4,738,747
Steven E. English	Salary	$—		$—		$—		$—	(4)	$957,900	(17)
	Cash Bonus(18)	$463,593	(8)	$463,593	(8)	$822,806	(8)	$822,806	(8)	$669,790	(19)
	Stock Options	$—		$101,809	(10)	$101,809	(10)	$101,809	(10)	$101,809	(10)
	Restricted Stock	$—		$197,777	(11)	$197,777	(11)	$197,777	(11)	$197,777	(11)
	Health Benefits	$—		$—		$—		$22,075	(13)	$41,928	(12)
	Outplacement Assistance	$—		$—		$—		$—		$76,843	(20)
	Retirement Benefits	$1,000,175	(16)	$1,000,175	(16)	$1,000,175	(16)	$1,000,175	(16)	$1,000,175	(16)
	TOTAL:	$1,463,768		$1,763,354		$2,122,567		$2,144,642		$3,046,222
Jessica E. Clark	Salary	$—		$—		$—		$—	(4)	$910,184	(17)
	Cash Bonus(18)	$375,390	(8)	$—		$716,709	(8)	$716,709	(8)	$562,207	(19)
	Stock Options	$—		$—		$87,203	(10)	$87,203	(10)	$87,203	(10)
	Restricted Stock	$—		$—		$164,292	(11)	$164,292	(11)	$164,292	(11)
	Health Benefits	$—		$—		$—		$38,464	(13)	$41,928	(12)
	Outplacement Assistance	$—		$—		$—		$—		$73,264	(20)
	TOTAL:	$375,390		$—		$968,204		$1,006,668		$1,839,078
Kim B. Garland	Salary	$—		$—		$—		$—	(4)	$910,146	(17)
	Cash Bonus(18)	$216,949	(8)	$—		$558,254	(8)	$558,254	(8)	$220,000	(19)
	Stock Options	$—		$—		$73,433	(10)	$73,433	(10)	$73,433	(10)
	Restricted Stock	$—		$—		$173,863	(11)	$173,863	(11)	$173,863	(11)
	Health Benefits	$—		$—		$—		$31,394	(13)	$41,928	(12)
	Outplacement Assistance	$—		$—		$—		$—		$73,261	(20)
	TOTAL:	$216,949		$—		$805,550		$836,944		$1,492,631
Paul M. Stachura	Salary	$—		$—		$—		$—	(4)	$764,152	(17)
	Cash Bonus(18)	$231,318	(8)	$—		$441,460	(8)	$441,460	(8)	$19,713	(19)
	Stock Options	$—		$—		$68,630	(10)	$68,630	(10)	$68,630	(10)
	Restricted Stock	$—		$—		$171,933	(11)	$171,933	(11)	$171,933	(11)
	Health Benefits	$—		$—		$—		$31,394	(13)	$41,928	(12)
	Outplacement Assistance	$—		$—		$—		$—		$62,311	(20)
	TOTAL:	$231,318		$—		$682,023		$713,417		$1,128,667

(1)
The potential post-employment payments and benefits shown in this table are payable to Messrs. LaRocco, English, Garland and Stachura and Ms. Clark pursuant to their respective employment and/or executive agreements with us and the applicable terms of the OTIP, Existing LTIP, 2009 Equity Plan and associated award agreements. The NEOs have no other agreement or plan which provides them with potential post-employment payments or benefits, except in the case of disability, where we provide long-term disability benefits to all of our employees subject to certain terms and conditions. Unless otherwise indicated, all payments would be made in one lump sum amount. For narrative disclosure of the material terms of our agreements with Messrs. LaRocco, English, Garland and Stachura and Ms. Clark see above "Agreements with Named Executive Officers" and the narrative disclosure that immediately precedes this table.

(2)	Under the applicable agreements, there are no provisions permitting the NEOs to terminate their employment for good reason prior to a change of control of our Company or State Auto Mutual.

(3)	This dollar amount represents the continuation of the payment of Mr. LaRocco's base salary for 24 months.

(4)
If terminated for disability, the NEO would be entitled to receive 60% of his or her base salary as of December 31, 2016, until retirement at age 65 or the disability terminates, payable in accordance with the Company’s standard payroll practices. The Company cannot develop a reasonable estimate of the aggregate amount that would be payable to the NEO for this benefit.

(5)	This dollar amount represents 2.99 times Mr. LaRocco's annual base salary on December 31, 2016.

(6)
In the event Mr. LaRocco is terminated by reason of his voluntary termination or disability, he would be entitled to a prorated award under the Existing LTIP for each performance period in effect as of the date of termination based upon the length of time that the NEO was employed by the Company during the performance period. The Company cannot develop a reasonable estimate of any future payments under the Existing LTIP because it does not have final performance data for any performance period under the Existing LTIP and cannot predict the performance of the members of the LTIP Peer Group. Accordingly, the Company has assumed, solely for the purpose of providing a quantification of the amounts that would be payable to Mr. LaRocco upon a hypothetical termination of his employment without cause or by reason of his voluntary termination, that each of the performance measures applicable to each performance period in effect under the Existing LTIP as of the date of termination would be satisfied at the target level. Mr. LaRocco would not be entitled to any award under the Existing LTIP in the event his employment is terminated for cause. In the event Mr. LaRocco is terminated by reason of his death, he would be entitled to an award under the Existing LTIP for each performance period in effect as of the date of termination equal to his target award for each such performance period multiplied by a fraction, the numerator of which would be the number of days of employment in the performance period through the date of termination, and the denominator of which would be the number of days in the performance period.

(7)	This dollar amount represents the sum of the average of the aggregate bonuses Mr. LaRocco earned under the LBP and Existing LTIP for 2014 and 2015.

(8)
This dollar amount represents the amount of compensation to which the NEO is entitled pursuant to the OTIP and Existing LTIP as of December 31, 2016; provided that the NEO would not be entitled to any payment pursuant to the OTIP or Existing LTIP if he or she is terminated for cause.

(9)
This dollar amount represents (i) 2.99 times the sum of the average of the annual aggregate bonuses Mr. LaRocco earned under the LBP for the two years immediately preceding the year in which the Change of Control occurs ($477,766) plus (ii) the target OTIP award established for Mr. LaRocco for 2016 ($875,000).

(10)
This dollar amount represents the aggregate difference between the closing market price for our common shares on December 31, 2016, ($26.81) and the exercise price of the unvested stock options held by the NEO on December 31, 2016, the vesting of which will accelerate upon the termination event; provided, however, that if the NEO's employment is terminated due to illegal conduct engaged in by the NEO, all options held by the NEO will be forfeited.

(11)
This dollar amount represents the number of common shares underlying the unvested restricted common shares held by the NEO on December 31, 2016, the vesting of which will accelerate upon the termination event, multiplied by the closing market price of our common shares on December 31, 2016 ($26.81).

(12)	This dollar amount represents the monthly per employee cost of providing State Auto's health insurance benefit as of December 31, 2016, ($1,747) multiplied by 24.

(13)	This dollar amount represents our estimate of the present value of the health benefits the NEO would be entitled to if the NEO was terminated on December 31, 2015, by reason of his or her disability.

(14)	This dollar amount represents the monthly per employee cost of providing State Auto's health insurance benefit as of December 31, 2016, ($1,747) multiplied by 36.

(15)
This dollar amount represents the maximum amount for which the Company will reimburse the NEO for expenses he incurs in connection with seeking new employment (up to $35,000 for outplacement services and up to $5,000 for travel expenses incurred in connection with seeking new employment).

(16)
This dollar amount represents the value of the retirement benefits payable to the NEO or his beneficiaries under the retirement plans of the Company in which the NEO participates assuming the termination event was effective on December 31, 2016.

(17)	This dollar amount represents two times the NEO's annual base salary as of December 31, 2016 (subject to reduction if the executive is within two years of age 65).

(18)
In the event a non-CEO NEO is terminated without cause or by reason of his or her voluntary termination or disability, the NEO would be entitled to a prorated award under the Existing LTIP for each performance period in effect as of the date of termination based upon the length of time that the NEO was employed by the Company during the performance period. The Company cannot develop a reasonable estimate of any future payments under the Existing LTIP because it does not have final performance data for any performance period under the LTIP and cannot predict the performance of the members of the LTIP Peer Group. Accordingly, the Company has assumed, solely for the purpose of providing a quantification of the amounts that would be payable to the NEO upon a hypothetical termination of his employment without cause or by reason of his voluntary termination, that each of the performance measures applicable to each performance period in effect under the Existing LTIP as of the date of termination would be satisfied at the target level. The NEO would not be entitled to any award under the Existing LTIP in the event his employment is terminated for cause. In the event of termination of the NEO's employment by reason of his or her death, the NEO would be entitled to an award under the Existing LTIP for each performance period in effect as of the date of termination equal to his target award for each such performance period multiplied by a fraction, the numerator of which would be the number of days of employment in the performance period through the date of termination, and the denominator of which would be the number of days in the performance period.

(19)	This dollar amount represents two times the average of the annual aggregate bonus earned by the executive under the LBP for 2013, 2014 and 2015.

(20)
This dollar amount represents 15% of the value of the NEO’s annual base salary as of December 31, 2016, plus a travel expense account of up to $5,000 to reimburse the NEO for travel expenses he incurs in connection with seeking new employment.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Beneficial Ownership Information for Directors and Named Executive Officers
The following table sets forth information with respect to common shares beneficially owned by directors, director nominees and our NEOs (those persons listed in the Summary Compensation Table within the Compensation Discussion and Analysis section of this Proxy Statement) as of March 10, 2017:

	Common Shares Beneficially Owned (1)	Stock Options (2)	Restricted Share Units (3)	Total Beneficial Ownership of Common Shares and RSUs	Percent of Class
Robert E. Baker	2,800	—	30,618	33,418	*
David J. D'Antoni	67,275	—	34,296	101,571	*
Michael J. Fiorile	—	—	6,400	6,400	*
Kym M. Hubbard	—	—	1,923	1,923	*
Michael E. LaRocco	27,794 (4)(5)	22,398	—	50,192	*
Eileen A. Mallesch	3,800	—	23,818	27,618	*
Thomas E. Markert	506	—	30,618	31,124	*
David R. Meuse	65,000	—	32,448	97,448	*
S. Elaine Roberts	1,000	—	34,296	35,296	*
Steven E. English	21,679 (5)(6)	126,830	—	148,509	*
Jessica E. Clark	9,945 (5)(6)	65,569	—	75,514	*
Kim B. Garland	47,646 (5)(7)	6,227	—	53,873	*
Paul M. Stachura	7,594 (5)(8)	9,119	—	16,713	*
Directors and Officers as a Group (21 people)	296,063 (4)(5)(6)(7)(8)	312,614		631,075 (9)	1.54%

* Less than one (1%) percent.

(1)
Except as indicated in the notes to this table, the persons named in the table and/or their spouses have sole voting and investment power with respect to all common shares shown as beneficially owned by them. For Mr. D'Antoni, includes 1,100 common shares over which he exercises voting rights through a power of attorney on behalf of his mother.

(2)	With respect to stock options, this table includes only stock options for common shares which are currently exercisable or exercisable within 60 days of March 10, 2017.

(3)
Represents Restricted Share Units ("RSUs") granted under the Outside Directors Restricted Share Unit Plan. Includes dividend equivalents reinvested in our common shares of: Mr. Baker—3,166; Mr. D'Antoni—4,044; Mr. Fiorile—139; Mrs. Hubbard—7; Mrs. Mallesch—1,777; Mr. Markert—3,166; Mr. Meuse—3,596; Ms. Roberts—4,044.

(4)
Includes a restricted stock award of 7,902 common shares which are subject to a risk of forfeiture if, prior to May 7, 2018, Mr. LaRocco's employment is terminated or he violates any provision of the restricted stock agreement applicable to these common shares. However, these common shares will not be forfeited, and will automatically vest, if, prior to May 7, 2018, Mr. LaRocco's employment is terminated in connection with a change of control of the Company. These common shares are also subject to restrictions on transfer until May 7, 2018.

(5)
Includes restricted stock awards made to the Named Executive Officers and other officers on March 3, 2016. On that date, the Compensation Committee made the following restricted stock awards to the Named Executive Officers: Mr. LaRocco—7,461 common shares; Mr. English—2,334 common shares; Ms. Clark—2,079 common shares; Mr. Garland—2,079 common shares; Mr. Stachura—1,513 common shares; and Officers as a group—22,862 common shares. The common shares are subject to a risk of forfeiture if, prior to March 3, 2019, the award recipient's employment is terminated or he or she violates any provision of the restricted stock agreement applicable to these common shares. However, these common shares will not be forfeited, and will automatically vest, if, prior to March 3, 2019, the award recipient’s employment is terminated in connection with a change of control of the Company. These common shares are also subject to restrictions on transfer until March 3, 2019.

(6)
Includes restricted stock awards made to the Named Executive Officers and other officers on March 5, 2015. On that date, the Compensation Committee made the following restricted stock awards to the Named Executive Officers: Mr. English—2,471 common shares; Ms. Clark—2,192 common shares; and Officers as a group—8,583 common shares. The common shares are subject to a risk of forfeiture if, prior to March 5, 2018, the award recipient's employment is terminated or he or she violates any provision of the restricted stock agreement applicable to these common shares. However, these common shares will not be forfeited, and will automatically vest, if, prior to March 5, 2018, the award recipient’s employment is terminated in connection with a change of control of the Company. These common shares are also subject to restrictions on transfer until March 5, 2018.

(7)
Includes restricted stock awards of 2,214 and 2,192 common shares which are subject to a risk of forfeiture if, prior to August 24, 2018, Mr. Garland's employment is terminated or he violates any provision of the restricted stock agreement applicable to these common shares. However, these common shares will not be forfeited, and will automatically vest, if, prior to August 24, 2018, Mr. Garland's employment is terminated in connection with a change of control of the Company. These common shares are also subject to restrictions on transfer until August 24, 2018.

(8)
Includes restricted stock awards of 470 and 4,430 common shares which are subject to a risk of forfeiture if, prior to September 15, 2018, Mr. Stachura's employment is terminated or he violates any provision of the restricted stock agreement applicable to these common shares. However, these common shares will not be forfeited and will automatically vest, if, prior to September 15, 2018, Mr. Stachura's employment is terminated in connection with a change of control of the Company. These common shares are also subject to restrictions on transfer until September 15, 2018.

(9)	Does not include RSUs.

Principal Holders of Voting Securities
The following table sets forth certain information, as of March 10, 2017, with respect to the only shareholders known to us to be the beneficial owners of more than 5% of our outstanding common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Automobile Mutual Insurance Company(2) 518 East Broad Street, Columbus, Ohio 43215	25,957,830	61.8%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street, Baltimore, Maryland 21202	3,842,390	9.2%
Dimensional Fund Advisors LP(4) Building One, 6300 Bee Cave Road, Austin, Texas 78746	2,281,790	5.95%

(2) State Auto Mutual exercises sole voting and investment power with respect to such common shares.
(3) Based solely on a Schedule 13G filed with the SEC on February 7, 2017.
(4) Based solely on a Schedule 13G filed with the SEC on February 9, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of the common shares, referred to as our reporting persons, to file statements of beneficial ownership of our common shares. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to us, we believe that all applicable Section 16(a) filing requirements were complied with during 2016 by our reporting persons, with the following exception: Jessica E. Clark, an officer of the Company, failed to timely file one Form 4 related to the disposition of 1,512 common shares on March 17, 2015. The applicable Form 4 was filed on February 24, 2017.

EQUITY COMPENSATION PLAN INFORMATION AND BURN RATE

Outstanding Options and Available Shares
The following table provides information regarding the shares of our common shares that may be issued under the 2009 Equity Plan and our Employee Stock Purchase Plan as of December 31, 2016:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(1)	2,628,517	$20.69	2,584,170
Equity Compensation Plans not Approved by Security Holders(2)	22,942	$30.51	—
Total	2,651,459		2,594,170

(1)
Includes 2,364,264 common shares available for issuance under our 2009 Equity Plan and 229,906 common shares available for issuance under our Employee Stock Purchase Plan. Does not include RSUs which have been awarded to our outside directors under the Old RSU Plan. Because RSUs are settled only upon the conclusion of an outside director's board service, and then in cash or common shares, as elected by the outside director, the number of common shares to be issued or remaining available for future issuance under the Old RSU Plan or the Proposed RSU Plan, if approved by shareholders at the Annual Meeting, cannot be determined at this time.

(2)
Our only equity compensation plan that has not been approved by our shareholders is the 1998 State Auto Agent's Stock Option Plan, which plan terminated by its terms in May 2008 and was not renewed. See below "1998 State Auto Agent's Stock Option Plan."

Burn Rate
As of December 31, 2016, our three-year average annual "burn rates" or percentages of weighted average shares outstanding granted under the 2009 Equity Plan in the prior three years, was 0.73%.

1998 State Auto Agent’s Stock Option Plan
Our Board of Directors adopted the 1998 State Auto Agent's Stock Option Plan (the "Agent’s Option Plan") to encourage selected independent insurance agencies that represent us and our affiliates (the "State Auto Agents") to acquire or increase and retain a financial interest in our Company in order to strengthen the mutuality of interests between the State Auto Agents and our Company's shareholders. The Agent's Option Plan is administered by a plan administration committee consisting of at least three members appointed by our Board of Directors. The Agent's Option Plan terminated by its terms in May 2008, and we did not renew it.
Under the Agent's Option Plan, State Auto Agents who became participants were offered nonqualified stock options to purchase common shares. The number of options granted to a participant was based on the formula set forth in the Agent's Option Plan and in each participant’s participation agreement. The exercise price of options granted under the Agent’s Option Plan was equal to the last reported sale price of the common shares on the Nasdaq Stock Market on the day of the grant. The options granted became exercisable on the first day of the calendar year following the participant's achievement of specific production and profitability requirements over a period not greater than two calendar years from date of grant or a portion thereof in the first calendar year in which a participant commenced participation in the Agent's Option Plan. Subject to certain restrictions, participants may exercise options that become vested. Each option has a term of ten years. If an option is not fully exercised by its expiration date, it will terminate to the extent not previously exercised.
If a participant’s agency agreement terminates, or if the participant fails to meet its performance criteria as set forth in its participation agreement and in the Agent's Option Plan, or the participant fails to pay on time any amounts due under its agency agreement, the option granted to such participant, to the extent not vested, will terminate.
The common shares subject to the Agent's Option Plan have been registered under the Securities Act of 1933, as amended. Therefore, these common shares are freely tradeable once acquired upon the exercise of the options, unless such common shares are acquired by a participant who is considered an "affiliate" of the Company.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Review and Approval of Related Person Transactions
We review all relationships and transactions in which our Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Company's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement.
We also have a standing Independent Committee which principally serves to review related person transactions between or among us and our subsidiaries, on the one hand, and State Auto Mutual and its subsidiaries and affiliates, on the other. In the context of transactional opportunities, the Independent Committee helps determine which entity, our Company or State Auto Mutual, is best suited to take advantage of the transactional opportunity presented by a third party. As specified in its charter, the Independent Committee assists our Board in monitoring all related person transactions, not just those involving State Auto Mutual and its subsidiaries and affiliates.

Transactions Involving State Auto Mutual
Management and Cost Sharing Agreements 2,3,4
Through various management and cost sharing agreements, State Auto P&C generally provides the employees to perform most organizational, operational and management functions for insurers in the State Auto Group while State Auto Mutual generally provides certain operating facilities, including our corporate headquarters. These management and cost sharing agreements are described below.
We operate and manage our businesses in conjunction with State Auto Mutual and certain of its subsidiaries and affiliates under a Management and Operations Agreement that we call the "2015 Management Agreement." The 2015 Management Agreement is strictly a cost sharing agreement. Accordingly, no management fees are paid under the 2015 Management Agreement. Under the 2015 Management Agreement, most executive, managerial, technical, professional, supervisory and clerical functions for the companies named below were performed by an employee of State Auto P&C.
We have a Management and Operations Agreement that we call the "2000 Midwest Management Agreement" among State Auto P&C, State Auto Mutual and SAWI. During 2016, SAWI paid management fees in the amount of $0.17 million to State Auto P&C under the 2000 Midwest Management Agreement.
We have a Management and Operations Agreement that we call the "Rockhill Management Agreement" among State Auto P&C, State Auto Mutual and the Rockhill Companies (except RED). The Rockhill Management Agreement is strictly a cost sharing agreement. Accordingly, no management fees are paid under the Rockhill Management Agreement.
The 2015 Management Agreement addresses procedures for potential conflicts of interest. Generally, business opportunities presented to the common officers of the companies, other than business opportunities that meet certain criteria, must be presented
2, The State Auto Group refers to State Auto Property Casualty Insurance Company ("State Auto P&C"), Milbank Insurance Company ("Milbank"), State Auto Insurance Company of Ohio ("SAOH"), State Auto Mutual, State Auto Insurance Company of Wisconsin ("SAWI"), Meridian Security Insurance Company ("Meridian"), Patrons Mutual Insurance Company of Connecticut ("Patrons"), Rockhill Insurance Company ("RIC"), Plaza Insurance Company ("Plaza"), American Compensation Insurance Company ("ACIC") and Bloomington Compensation Insurance Company ("BCIC").
3, During 2016, our subsidiaries were State Auto P&C, Milbank, SAOH, Stateco Financial Services, Inc. (“Stateco”) and 518 Property Management and Leasing LLC ("518 PML").
4 State Auto Mutual's subsidiaries and affiliates that during 2016 were parties to the 2015 Management Agreement were Meridian, Patrons, State Auto Holdings, Inc., Facilitators, Inc., CDC Holding, Inc., Partners General Insurance Agency, LLC and Network E&S Insurance Brokers, LLC. During 2016, additional subsidiaries of State Auto Mutual included SAWI and the "Rockhill Companies" which consist of Rockhill Holding Company, RIC, Plaza, ACIC, BCIC (RIC, Plaza, ACIC and BCIC are collectively referred to as the "Rockhill Insurers"), National Environmental Coverage Corporation ("NECC"), RTW, Inc. ("RTW"), Rockhill Insurance Services, LLC, Rockhill Underwriting Management, LLC and Risk Evaluation and Design, LLC ("RED").

to Independent Committees of State Auto Mutual's and our boards of directors. These committees review and evaluate the business opportunity using such factors as each considers relevant. Based upon such review and evaluation, these committees then make recommendations to each respective board of directors as to whether or not such business opportunities should be pursued and, if so, by which company. The boards of directors of State Auto Mutual or its insurance subsidiaries and our Company or any of our subsidiaries must then act on the recommendation of their committees after considering all other factors deemed relevant to them.
The 2015 Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided that any party to the agreement can terminate its own participation at the end of the term then in effect by giving at least one-year advance written notice of non-renewal to the other parties, with the exception that Patrons may terminate its participation on 90 days' notice. The 2000 Midwest Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided that any party to the agreement can terminate its own participation at the end of the term then in effect by giving at least two years' advance written notice of non-renewal. Any party to either of these agreements could also terminate its participation upon events constituting a change of control or potential change of control (as defined in the 2015 Management Agreement and the 2000 Midwest Management Agreement) of the Company, or upon agreement of the parties. The applicable management agreement automatically terminates with respect to a party (and only that party) if such party is subject to insolvency proceedings. The Rockhill Management Agreement has a ten-year term and automatically renews for successive ten-year periods, provided that any party may terminate its own participation at the end of the term then in effect by giving the other parties at least 60 days' advance written notice.
Other Agreements
Since January 1987, State Auto P&C and State Auto Mutual have participated in an intercompany pooling arrangement (the "State Auto Pool" or the "Pooling Arrangement") which has been amended from time to time, including amendments adding participants to the Pooling Arrangement and adjusting pooling percentages. The Pooling Arrangement generally covers all of the property and casualty insurance written by the pooled companies. Under the terms of the Pooling Arrangement, State Auto P&C and the other pooling participants cede all of their direct insurance business to State Auto Mutual, and State Auto Mutual then cedes a percentage of the pooled business to State Auto P&C and the other pooling participants and retains the balance. During 2016, parties to the Pooling Arrangement and their allocated pooling percentages were as follows: State Auto Mutual—34.5%; State Auto P&C—51.0%; Milbank—14.0%; SAWI—0.0%; SAOH—0.0%; Meridian—0.0%; Patrons—0.5%; RIC—0.0%; Plaza—0.0%; ACIC—0.0%; and BCIC—0.0%.
Stateco undertook on behalf of State Auto Mutual, State Auto P&C, Milbank, SAWI, SAOH, Meridian, Patrons, RIC, Plaza, ACIC and BCIC the responsibility of managing those companies' investable assets. In consideration of this service, Stateco charged such companies an annual fee, paid quarterly, based on a percentage of the average investable assets of each company. For 2016, the percentage was 0.2% for bonds and 0.5% for equities, with a 0.1% bonus available, other than under the State Auto Mutual and SAOH agreements, if the stock portfolio return exceeds that of the S&P 500 Index for the same period. During 2016, the following companies incurred the following fees to Stateco: State Auto Mutual— $1.6 million; State Auto P&C—$4.3 million; Milbank—$1.1 million; SAWI—$26,019; SAOH—$34,791; Meridian—$0.16 million; Patrons—$77,707; RIC—$0.15 million; Plaza—$60,496; ACIC—$38,719; and BCIC—$25,251. We believe the fees charged by Stateco are comparable to those charged by independent investment managers under similar circumstances.
In May 2009, State Auto P&C and Milbank entered into separate Credit Agreements with State Auto Mutual. Under these Credit Agreements, State Auto Mutual borrowed $50.0 million from State Auto P&C and $20.0 from Milbank, or a total of $70.0 million, on an unsecured basis. Interest is payable semi-annually at a fixed annual interest rate of 7.00%. Principal is payable in May 2019. During 2016, State Auto Mutual made interest payments to State Auto P&C and Milbank in the amount of $3.5 million and $1.4 million, respectively.
State Auto Mutual has guaranteed the adequacy of State Auto P&C's loss and loss expense reserves as of December 31, 1990. Pursuant to the guarantee, State Auto Mutual has agreed to reimburse State Auto P&C for any losses and loss expenses in excess of State Auto P&C's December 31, 1990, reserves ($65.5 million) that may develop from claims that have occurred on or prior to that date. This guarantee ensures that any deficiency in the reserves of State Auto P&C as of December 31, 1990, under the pooling arrangement percentages effective on December 31, 1990, will be reimbursed by State Auto Mutual. As of December 31, 2016, there had been no adverse development of this liability. As of December 31, 2016, the potential liability remaining under this guaranty was estimated to be $51,054.
518 PML leases office buildings it owns in West Des Moines, Iowa, and near Nashville, Tennessee, to State Auto Mutual for its Des Moines Center Office and Nashville Center, respectively. State Auto Mutual paid 518 PML $0.22 million in rent for the Iowa location and $0.41 million in rent for the Nashville office in 2016. We believe these rents reflect market rates.

OTHER MATTERS

Other Proposals at the Annual Meeting of Shareholders
Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

Future Shareholder Proposals
In order to bring business, including a proposal, before the 2018 annual meeting of shareholders, expected to be held in May 2018, a shareholder must comply with the notice procedures set forth in Section 1.15 of the Company’s Code of Regulations. To be considered timely, a shareholder's notice must be given to the Company's Corporate Secretary and delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Company, 518 East Broad Street, Columbus, Ohio 43215, not less than 60 days nor more than 90 days prior to the meeting. However, in the event that notice or public disclosure of the date of the meeting is given or made by the Company at least 75 days prior to the meeting, to be timely a shareholder's notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice or public disclosure of the date of the meeting was given or made by the Company.
A shareholder's notice to the Company's Corporate Secretary must set forth (i) a description in reasonable detail of the business desired to be brought before the meeting and reasons for conducting such business at the meeting, including the complete text of any resolutions to be presented at the meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned and of record by such shareholder, (iv) the name in which such shares are registered on the books of the Company, (v) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, and (vi) any material interest of the shareholder in the business to be submitted. In addition, the shareholder making such proposal must promptly provide any other information reasonably requested by the Company.
In addition to the information required above to be given by a shareholder who intends to submit business at a meeting of shareholders, if the business to be submitted is the nomination of a person or persons for election to the board of directors, then such shareholder's notice to the Company's Corporate Secretary must also set forth, as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and, if known, residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (F) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.
Notwithstanding the foregoing notice requirements, a shareholder who seeks to have any proposal included in the Company's proxy statement must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. One of these requirements is the proposal must be received by us at our principal executive offices on or prior to 120 days in advance of the first anniversary date of this Proxy Statement.

Future Electronic Access to Proxy Materials and the Annual Report
Registered shareholders can further reduce the costs incurred by the Company by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials, as appropriate, electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Annual Report on Form 10-K and Additional Information About State Auto Financial Corporation
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the financial statements, but not including exhibits, will be provided at no charge to each person to whom this Proxy Statement is delivered upon the written request of such person addressed to State Auto Financial Corporation, Attn: Investor Relations, 518 East Broad Street, Columbus, Ohio 43215, or by contacting Investor Relations at (800) 622-6757 (U.S., Canada, Puerto Rico) or (781) 575-4735 (outside the U.S.) or via our website at www.stateauto.com.
You may read without charge, and copy at prescribed rates, all or any portion of the Proxy Statement or any reports, statements or other information in the files at the public reference facilities of the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings are also available on the Internet website maintained by the SEC at www.sec.gov.
If you would like to receive further information about State Auto Financial Corporation, please visit our website at www.stateauto.com. The "Investors" section of our website contains management presentations, financial information, stock quotes and links to our filings with the SEC.
In this Proxy Statement, we state that information and documents are available on our website. These references are merely intended to suggest where our shareholders may obtain additional information. The materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this Proxy Statement.

By Order of the Board of Directors

MELISSA A. CENTERS
Secretary

Appendix A-State Auto Financial Corporation's 2017 Long-Term Incentive Plan

STATE AUTO FINANCIAL CORPORATION
2017 LONG-TERM INCENTIVE PLAN
(Effective May 5, 2017)
STATE AUTO FINANCIAL CORPORATION
2017 LONG-TERM INCENTIVE PLAN
(Effective May 5, 2017)
ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment. The Company, State Auto Financial Corporation, hereby establishes an incentive compensation plan, to be known as the "State Auto Financial Corporation 2017 Long-Term Incentive Plan," as set forth in this document. The Plan permits the grant of Restricted Stock, Deferred Stock Units, Cash‑Based Awards (including PAU's), Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards. The Plan was approved by the Board of Directors of the Company on March 3, 2017 and shall become effective on the date the Plan is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company at a meeting of the shareholders of the Company (the "Effective Date").

1.2    Purpose of the Plan. The Plan is intended to advance the interests of the Company, its Affiliates and its shareholders and promote the long-term growth of the Company by providing Employees with incentives to maximize shareholder value and to otherwise contribute to the success of the Company and its Affiliates, thereby aligning the interests of Employees with the interests of the Company's shareholders and providing Employees with additional incentives to continue their employment with the Company or its Affiliates.

1.3    Duration of the Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 11.1. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

Each word and phrase defined in this Article shall have the meaning set forth below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
2.1    "Affiliate" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2    "Authorized Shares" shall have the meaning ascribed to that term in Section 4.1(a).

2.3    "Award" means, individually or collectively, a grant under the Plan of Restricted Stock, a Deferred Stock Unit, a Cash‑Based Award (including a PAU), a Performance Stock Award, a Performance Unit Award, or an Other Stock-Based Award, in each case subject to the terms and provisions of the Plan.

2.4    "Award Agreement" means a written or electronic agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.5    "Board" means the Board of Directors of the Company.

2.6    "Cash‑Based Award" means a cash Award granted pursuant to Article VII.

2.7    "Change in Control" means, except as otherwise provided in an Award Agreement, the occurrence of any of the following during the term of the applicable Award Agreement:

(a)any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Affiliate and any employee benefit plan sponsored or maintained by the Company or any Affiliate (including any trustee of such plan acting as trustee) and excluding State Automobile Mutual Insurance Company, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

(b)during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 2.7(b);

(c)the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or subsidiary through purchase of assets, by merger or otherwise; or

(d)the occurrence of a "Rule 13e-3 transaction" (as defined in Rule 13e-3 under the Exchange Act) requiring approval by the shareholders of the Company.

2.7    "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

2.8    "Committee" means the Compensation Committee or, if the Compensation Committee chooses to delegate its duties, a committee of at least two persons who are members of the Compensation Committee and are appointed by the Compensation Committee to administer the Plan. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of Section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of Section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. The requirements of Rule 16b-3(d)(1) of the General Rules and Regulations under the Exchange Act with respect to committee action must be satisfied for any Awards authorized by the Committee that are intended to be exempt under Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

2.9    "Company" means State Auto Financial Corporation, an Ohio corporation, or any successor (by reincorporation, merger or otherwise).

2.10    "Compensation Committee" means the Compensation Committee of the Board, the composition and governance of which is subject to Section 5605(d) of the NASDAQ Stock Market Rules.

2.11    "Corporate Event" shall have the meaning ascribed to that term in Section 4.5(a).

2.12    "Covered Employee" means an Employee who is a "covered employee," as defined in Section 162(m) of the Code and the regulations and other guidance promulgated by the United States Department of Treasury or the Internal Revenue Service under Section 162(m) of the Code, or any successor statute.

2.13    "Deferred Stock Unit" means a deferred stock unit credited to a Participant’s ledger account maintained by the Company pursuant to Article VI.

2.14    "Deferred Stock Unit Award" means an Award granted pursuant to Article VI.

2.15    "Disability" means, as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A and is granted to a Participant who is covered by the Company's long-term disability insurance policy or plan, a physical or mental condition of the Participant that would entitle him or her to payment of disability income payments under such long-term disability insurance policy or plan as then in effect,

(b) in the case of an Award that is exempt from the application of the requirements of Section 409A and is granted to a Participant who is not covered by the Company's long-term disability insurance policy or plan for whatever reason, or in the event the Company does not maintain such a long-term disability insurance policy or plan, a permanent and total disability as defined in section 22(e)(3) of the Code and (c) in the case of an Award that is not exempt from the application of the requirements of Section 409A, a physical or mental condition of the Participant where (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to an examination by such physician upon request by the Committee.

2.16    "Dividend Equivalent" means a payment equivalent in amount to a dividend paid with respect to a share of the Stock to the Company’s shareholders.

2.17    "Effective Date" shall have the meaning ascribed to that term in Section 1.1.

2.18    "Employee" means (a) a person employed by the Company or any Affiliate as a common law employee and (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within three (3) months after the date of grant of the Award, but excluding (c) any person employed as a temporary employee, leased employee or contractor.

2.19    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor act.

2.20    "Fair Market Value" of the Stock as of any particular date means,

(a)    if the Stock is traded on a stock exchange, and

(i)	if the Stock is traded on that date, the closing sale price of the Stock on that date; or

(ii)	if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Stock is traded; or
(b)    if the Stock is traded in the over-the-counter market, and

(i)    if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(ii)    if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.
2.21    "Fiscal Year" means the Company's fiscal year.

2.22    "Forfeiture Determination" shall have the meaning ascribed to that term in Section 4.7(a).

2.23    "Other Stock-Based Award" means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article VIII.

2.24    "Participant" means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.25    "PAU" means a Cash‑Based Award in the form of a Performance Unit Award granted to a Participant pursuant to Article VII.

2.26    "Performance-Based Compensation" means compensation under an Award that is intended to satisfy the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.27    "Performance Goals" means one or more of the criteria described in Section 7.2 on which the performance goals applicable to a Performance Stock Award or a Performance Unit Award are based.

2.28    "Performance Stock Award" means an Award designated as a performance stock award granted to a Participant pursuant to Article VII.

2.29    "Performance Unit Award" means an Award designated as a performance unit award granted to a Participant pursuant to Article VII.

2.30    "Period of Restriction" means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article V.

2.31    "Plan" means the State Auto Financial Corporation 2017 Long-Term Incentive Plan, as set forth in this document as it may be amended from time to time.

2.32    "Preexisting Plan" means the State Auto Financial Corporation 2009 Equity Incentive Compensation Plan. After the Effective Date, no further awards will be granted under the Preexisting Plan.

2.33    "Restricted Stock" means shares of restricted Stock issued or granted under the Plan pursuant to Article V.

2.34    "Restricted Stock Award" means an authorization by the Committee to issue or transfer Restricted Stock to a Participant.

2.35    "Retirement" means, unless otherwise determined by the Committee, an Employee's Termination of Employment after attaining age 55 and completing at least 5 years of service with the Company or an Affiliate.

2.36    "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated by the United States Department of Treasury or the United States Internal Revenue Service under Section 409A of the Code, or any successor statute.

2.37    "Stock" means the common shares, without par value, of the Company.

2.38    "Substantial Risk of Forfeiture" shall have the meaning ascribed to that term in Section 409A.

2.39    "Termination of Employment" means (a) if the Award Agreement is not exempt from and is subject to Section 409A, the termination of the Award recipient’s employment with the Company and all Affiliates in a manner that constitutes a "separation from service" (as that term is defined for purposes of Section 409A using the default rules) as determined by the Committee and (b) if the Award Agreement is exempt from and not subject to Section 409A, the termination of the Award recipient's employment relationship with the Company and all Affiliates as determined by the Committee.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility. Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees who are executive, administrative, professional or technical personnel who, in the opinion of the Committee, have responsibilities affecting the management, development or financial success of the Company or one or more of its Affiliates. Awards other than Performance Stock Awards or Performance Unit Awards may also be granted to a person who is expected to become an Employee within three (3) months of the date of grant.

3.2    Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1    Authority to Grant Awards. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. Subject to Section 4.2 and Section 4.5, the following rules shall apply to grants of Awards under the Plan:

(a)    The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 2,350,660 which consists of the shares of Stock that, as of the Effective Date, remain available under the Preexisting Plan (the "Authorized Shares").

(b)    Upon a grant of an Award, the number of shares of Stock available for issuance under the Plan shall be reduced by an amount equal to the number of shares of Stock subject to such Award, and any shares of Stock underlying an Award that become available for future grant under the Plan pursuant to Section 4.2 shall be added back to the Plan in an amount equal to the number of shares of Stock subject to such an Award that become available for future grant under the Plan pursuant to Section 4.2.

(c)    The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is equal to 250,000. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is equal to 250,000. In the case of Performance Stock Awards or Performance Unit Awards that are settled in cash based on the Fair Market Value of a share of Stock, the maximum aggregate amount of cash that may respectively be paid pursuant to each such type of Award to any Employee in any Fiscal Year shall be equal to the per share Fair Market Value as of the relevant payment or settlement date multiplied by 5.0. The maximum value of cash with respect to which Cash‑Based Awards may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Cash‑Based Awards, is $5,000,000. The limitations set forth in this Section 4.1(c) shall be applied in a manner that is consistent with the provisions of Section 162(m) of the Code.

(d)    Each of the foregoing numerical limits stated in this Section 4.1 shall be subject to adjustment in accordance with the provisions of Section 4.5.

4.2    Accounting for Shares Under the Authorized Shares Limit.

(a)    To the extent that any outstanding Award terminates or expires, is forfeited or cancelled, for any reason, or is settled in cash in lieu of shares of Stock or in a manner such that all or some of the shares of Stock covered by the Award are not issued or are exchanged for Awards that do not involve shares of Stock, the shares of Stock allocable to such portion of the Award will immediately become available to be issued pursuant to an Award granted under the Plan.

(b)    Any shares of Stock subject to outstanding awards under the Preexisting Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares of Stock will immediately become available to be issued pursuant to an Award granted under the Plan.

(c)    If shares of Stock are withheld from payment of an Award (or an award under the Preexisting Plan) to satisfy tax obligations with respect to the Award, such shares of Stock will immediately become available to be issued pursuant to an Award granted under the Plan.

(d)    If shares of Stock are tendered in payment of the option price of an option under the Preexisting Plan, such shares of Stock will not become available to be issued pursuant to an Award granted under the Plan and the full number of shares of Stock subject to the option will be counted against the Authorized Shares as one share for each share subject to the option.

(e)    If shares of Stock are repurchased by the Company on the open market with the proceeds of an option exercise under the Preexisting Plan, such shares of Stock will not become available to be issued pursuant to an Award granted under the Plan.

(f)    In the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or an Affiliate of the Company or with which the Company or an Affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares of Stock issued or issuable in connection with such substitute Award shall not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

4.3    Non-Transferability. Except as specified in the applicable Award Agreement or in a domestic relations court order, no Award may be transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law, for consideration or otherwise) or be subject to execution, attachment or similar process, other than by will or under the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by him or her. Any attempted transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition of an Award in violation of this Section 4.3 shall be null and void.

4.4    Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Participant will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive.

4.5    Changes in the Company's Capital Structure.

(a)    If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Stock (each, a "Corporate Event"), the Committee shall adjust the number of shares of Stock available for issuance under the Plan, any other limit applicable under the Plan with respect to the number of Awards that may be granted hereunder, and the number, class and exercise price (if applicable) or base price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the Participant or Participants thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such Corporate Event, the Committee shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards and (iv) any applicable Performance Goals. After any adjustment made by the Committee pursuant to this Section 4.5(a), the number of shares of Stock subject to each outstanding Award shall be rounded down to the nearest whole number of whole or fractional shares (as determined by the Committee), and (if applicable) the exercise price thereof shall be rounded up to the nearest cent.

(b)    If while unexercised or unvested Awards remain outstanding under the Plan a Change in Control occurs, then, except as otherwise provided in an Award Agreement or another agreement between the Participant and the Company, the Committee, acting in its sole and absolute discretion without the consent or approval of any Participant, shall act to effect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant:

(i)    with respect to Awards subject to Performance Goals, except as otherwise determined by the Committee, all incomplete performance periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall: (A) determine the extent to which Performance Goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant; and (B) cause to be paid to the Participant pro-rated Awards (based on each completed day of the performance period prior to the Change in Control) based upon the Committee’s determination of the degree of attainment of such Performance Goals or, if not determinable, assuming that the applicable target levels of performance have been attained (or on such other basis as the Committee determines to be appropriate); provided that in no event shall a Participant become entitled to a payout in excess of the target level payout with respect to a Performance Goal for which the Committee has not determined the actual level of achievement;

(ii)    with respect to all or selected Participants, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Change in Control and which is then employing such Participant or which is affiliated or associated with such Participant in the same or a substantially similar manner as the Company prior to the Change in Control, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Award is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Award, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same or better terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
(iii)    provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement or plan relating to such Change in Control if, immediately prior to such Change in Control, the Participant had been the Participant of record of the number of shares of Stock then covered by such Award; or
(iv)    make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Change in Control).
In effecting one or more of the alternatives set out in paragraphs (ii), (iii) or (iv) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Participant, may accelerate the time at which some or all Awards then outstanding may be exercised.
4.6    Election Under Section 83(b) of the Code. In any case in which a Participant is permitted to make an election under section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under section 83(b) of the Code or other applicable provision.

4.7    Forfeiture for Cause.

(a)    Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if a determination is made as provided in Section 4.7(b) (a "Forfeiture Determination"), the Company may determine, in accordance with the Forfeiture Determination, that all or a portion of the Participant’s rights to an Award (including, but not limited to, shares of Stock, cash proceeds and/or dividends) shall be forfeited. For this purpose, a Forfeiture Determination may be made if (i) the Participant, before or after the termination of his or her employment with the Company and all Affiliates, (A) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his or her employment by the Company or an Affiliate, (B) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or an Affiliate of the Company to engage in criminal misconduct, (C) disclosed trade secrets of the Company or an Affiliate or (D) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Participant is a party, and (ii) in the case of the actions described in clause (A), (C) and (D), such action materially and adversely affected the Company.

(b)    A Forfeiture Determination for purposes of Section 4.7(a) shall be made (i) before the occurrence of a Change in Control, by a majority vote of the Committee and (ii) on or after the occurrence of a Change in Control, by the final, non-appealable order of a court of competent jurisdiction. The findings and decision of the Committee with respect to a Forfeiture Determination made before the occurrence of a Change in Control, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes absent a showing by clear and convincing evidence of manifest error by, or a lack of good faith on the part of, the Committee.

4.8    Forfeiture Events. Without limiting the applicability of Section 4.7 or Section 4.9, the Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, Termination of Employment for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Affiliates.

4.9    Recoupment in Restatement Situations. Without limiting the applicability of Section 4.7 or Section 4.8, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Participant who was a current or former executive officer of the Company or an Affiliate shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any clawback or similar policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an Award is granted, pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a Participant.

4.10    Award Agreements. Each Award shall be embodied in a written or electronic Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by (including by electronic signature) or delivered on behalf of an authorized executive officer of the Company, other than the Participant, on behalf of the Company, and may be signed (including by electronic signature) or acknowledged by the Participant to the extent required by the Committee. The Award Agreement shall set forth the terms and conditions applicable to the Award following the Participant's Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance. The Award Agreement may specify the effect of a Change in Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan. An Award Agreement may be altered, amended, modified, or suspended as provided in Section 11.2. An Award Agreement may be terminated as provided in Section 11.2 and elsewhere in the Plan including Sections 4.7, 4.8 and 4.9.

4.11    Rights as Shareholder. A Participant shall not have any rights as a shareholder with respect to Stock covered by a Deferred Stock Unit, a Performance Unit, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.12    Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.13    Restrictions on Stock Received. The Committee may impose such conditions and restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the shares of Stock for a specified period of time.

4.14    Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding any other provision of the Plan or an Award Agreement, if an Award is not exempt from the requirements of Section 409A, the Participant is a "specified employee" (within the meaning of Section 409A) and a payment under the Award is due as a result of such individual’s "separation from service" (as that term is defined for purposes of Section 409A using the default rules) then no payment shall be made under the Award due to such separation from service before the date that is six (6) months after the date on which the Participant incurs such separation from service, except as otherwise allowed by Section 409A.

4.15    Source of Shares Deliverable Under Awards. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

4.16    Limitations on Vesting of Awards.

(a)    Unless the applicable Award Agreement specifies otherwise, an Award shall not continue to vest after the Termination of Employment of the Participant for any reason.

(b)    Any Award granted under the Plan must include a minimum vesting period of at least one (1) year, provided, however, that (i) an Award Agreement may provide that the Award will vest before the completion of such one (1) year period upon the death or Disability of the original grantee of the Award or a Change in Control and (ii) Awards covering, in the aggregate, up to five percent (5%) of the Authorized Shares may be issued without any minimum vesting period.

ARTICLE V

RESTRICTED STOCKAWARDS
5.1    Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting, transferability and forfeiture restrictions on a Participant's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

5.2    Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

5.2    Participant’s Rights as Shareholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a shareholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be subject to the same vesting, transferability and forfeiture restrictions applicable to such Restricted Stock. Any dividends described in the preceding sentence shall be paid to the recipient of the Restricted Stock Award at the time that the vesting, transferability and forfeiture restrictions applicable to such Restricted Stock lapse; provided, that, to the extent that such vesting, transferability or forfeiture restrictions do not lapse, such dividends shall be forfeited by the recipient of the Restricted Stock Award. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Participant's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer or agent of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.
ARTICLE VI

DEFERRED STOCK UNIT AWARDS

6.1    Authority to Grant Deferred Stock Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Deferred Stock Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Deferred Stock Unit Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of Deferred Stock Units credited under the Plan for the benefit of a Participant.

6.2    Deferred Stock Unit Award. A Deferred Stock Unit Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock (or equivalent value in cash) are actually transferred to the Participant until a later date specified in the applicable Award Agreement. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a share of Stock.

6.3    Deferred Stock Unit Award Agreement. Each Deferred Stock Unit Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, vesting, transferability and forfeiture restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

6.4    Dividend Equivalents. An Award Agreement for a Deferred Stock Unit Award may specify that the Participant shall be entitled to the payment of Dividend Equivalents under the Award. Any Dividend Equivalents paid under an Award shall be subject to restrictions and a Substantial Risk of Forfeiture to the same extent as the Award with respect to which such Dividend Equivalents are to be paid.

6.5    Form of Payment Under Deferred Stock Unit Award. Payment under a Deferred Stock Unit Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

6.6    Time of Payment Under Deferred Stock Unit Award. A Participant's payment under a Deferred Stock Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Deferred Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

6.7    Participant’s Rights as Shareholder. Each recipient of a Deferred Stock Unit Award shall have no rights of a shareholder with respect to the Participant's Deferred Stock Units. A Participant shall have no voting rights with respect to any Deferred Stock Unit Awards.

ARTICLE VII

CASH‑BASED AWARDS, PERFORMANCE STOCK AWARDS
AND PERFORMANCE UNIT AWRDS

7.1    Authority to Grant Cash‑Based Awards, Performance Stock Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash‑Based Awards (including PAUs), Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. A Cash‑Based Award, including a PAU, is an Award denominated in cash subject to the attainment of applicable Performance Goals. A Performance Stock Award is similar to a Restricted Stock Award but is subject to attainment of the applicable Performance Goals. A Performance Unit Award is similar to a Deferred Stock Unit Award but is subject to attainment of the applicable Performance Goals. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Cash‑Based Award, Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting, transferability and forfeiture restrictions on a Participant’s rights with respect to a Performance Stock Award or Performance Unit Award, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable.

7.2    Performance Goals and Performance Criteria.

(a)    A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Goals set forth in this Section 7.2, the Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Employee, or one or more business units, subsidiaries, divisions, departments, regions, segments, products, or functions of the Company or its Affiliates, or the Company as a whole: earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders' return, policies in force, or any other performance goal approved by the shareholders of the Company in accordance with Section 162(m) of the Code. A Performance Goal may also be based on performance relative to a peer group of companies. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

(b)    Performance Goals may be measured (a) on a per share, per capita, per unit, per employee, per customer or other objective basis established by the Committee, (b) on a pre-tax or after-tax basis, or (c) on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). With respect to Participants who are not Covered Employees and who, in the Committee's judgment, are not likely to be Covered Employees at any time during the applicable Performance Period or during any period in which any Cash‑Based Award (including a PAU), Performance Stock Award or Performance Unit Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein and such performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

(c)    At the time the Committee establishes the terms and conditions of the applicable Performance Goal for an Award to a Covered Employee intended to satisfy the requirements of Section 162(m) of the Code, the Committee may, in the Committee's discretion, provide that amounts relating to or arising from one or more of the following, as objectively defined by the Committee, may be included or excluded on a non-discretionary basis to the extent permitted by Section 162(m) of the Code:

(i)    unusual, infrequently occurring or non-recurring events affecting the Company and/or its Affiliates;

(ii)    changes in applicable tax laws;

(iii)	changes in accounting principles;

(iv)	changes related to restructured or discontinued operations;

(v)	restatement of prior financial results; and

(vi)
any other unusual, infrequently occurring or non-recurring gain or loss including those described in the Financial Accounting Standards Board's authoritative guidance, footnotes to the Company’s financial statements, in management's discussion and analysis of financial condition and results of operations appearing in the Company's reports on Form 10-K, 10-Q or 8-K for the applicable year and/or appearing in a press release reporting the Company's earnings for any fiscal period.

Each of the adjustments described above may relate to the Company as a whole or any part of the Company's business or operations.
(d)    Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Cash‑Based Award (including a PAU), Performance Stock Award or Performance Unit Award made pursuant to the Plan shall be determined by the Committee. In the case of any Award to a Covered Employee that is intended to satisfy the requirements of Section 162(m) of the Code, the Plan, such Award and the Award Agreement for such Award will be construed and administered to the maximum extent permitted by law in a manner consistent with satisfying the requirements of Section 162(m) of the Code.

7.3    Time of Establishment of Performance Goals. With respect to a Covered Employee, a Performance Goal for a particular Cash‑Based Award (including a PAU), Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

7.4    Written Agreement. Each Cash‑Based Award (including a PAU), Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and such other provisions not inconsistent with the Plan as the Committee may specify.

7.5    Form and Time of Payment Under Cash‑Based Award. Payment under a Cash‑Based Award (including a PAU), shall be made in cash. A Participant's payment under a Cash‑Based Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash‑Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

7.6    Form and Time of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement. A Participant's payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

7.7    Participant's Rights as Shareholder With Respect to a Performance Stock Award. Subject to the terms and conditions of the Plan and the applicable Award Agreement, a Participant who has been granted a Performance Stock Award shall have all the rights of a shareholder with respect to the shares of Stock issued to the Participant pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including, the right to vote such shares of Stock; provided, however, that the Participant shall not receive payment of dividends until and only to the extent that the Performance Goals applicable to such Award are satisfied.

7.8    Increases Prohibited. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, none of the Committee, the Board, the Company or any Affiliate may increase the amount of compensation payable under a Cash‑Based Award (including a PAU), Performance Stock Award or Performance Unit Award with respect to Participants of such Awards who are Covered Employees or who, in the Committee's judgment, are likely to be Covered Employees. The Committee may adjust downward, but not upward, the amount payable pursuant to such Awards, and the Committee may not waive the achievement of the applicable Performance Goals, except in the case of a change in ownership or control of the Company (as defined for purposes of Section 162(m) of the Code) or the death or Disability of the Participant. If the time at which a Cash‑Based Award (including a PAU), Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Cash‑Based Award, Performance Stock Award or Performance Unit Award shall be reduced to the extent required under Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

7.9    Shareholder Approval. No payments of Stock or cash will be made to a Covered Employee pursuant to this Article VII unless the shareholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

7.10    Dividend Equivalents. An Award Agreement for a Performance Unit Award may specify that the Participant shall be entitled to the payment of Dividend Equivalents under the Award; provided, however, that the Participant shall not receive payment of such Dividend Equivalents until and only to the extent that the Performance Goals applicable to such Award are satisfied.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1    Authority to Grant Other Stock-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Stock.

8.2    Value of Other Stock-Based Award. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

8.3    Written Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4    Payment of Other Stock-Based Award. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or any combination thereof, as the Committee determines.

8.5    Time of Payment of Other Stock-Based Award. A Participant's payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

ARTICLE IX

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company or an Affiliate with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
ARTICLE X
ADMINISTRATION
10.1    Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

10.2    Authority of the Committee.

(a)    The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including the following rights, powers and authorities to: (i) determine the persons to whom and the time or times at which Awards will be made; (ii) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (iii) determine the terms, provisions and conditions of each Award, which need not be identical; (iv) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (v) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

(b)    The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within three (3) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

(c)    The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Participant in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)    The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers shall be entitled to rely upon the advice, opinions, or valuations of any such person. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates or other Employees or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

10.3    Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Participants and the estates and beneficiaries of Participants.

10.4    No Liability. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, its Affiliates', the Committee's or the Board’s roles in connection with the Plan.

ARTICLE XI

AMENDMENT OR TERMINATION
OF PLAN OR AWARD AGREEMENT

11.1    Amendment, Modification, Suspension, and Termination of the Plan. Subject to Section 11.3, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan, provided, however, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

11.2    Amendment, Modification, Suspension, and Termination of Award Agreement. Subject to Section 11.3, the Committee may, in its discretion and at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part in any manner that it deems appropriate and that is consistent with the terms of the Plan or necessary to implement the requirements of the Plan.

11.3    Awards Previously Granted. Except as expressly provided otherwise under the Plan (including Sections 4.7, 4.8 and 4.9), no alteration, amendment, modification, suspension or termination of the Plan or an Award Agreement shall adversely affect in any material manner any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE XII

MISCELLANEOUS

12.1    Unfunded Plan/No Establishment of a Trust Fund. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participant under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

12.2    No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, and shall not impose upon the Company or any Affiliate any obligation to employ or continue to employ any Participant. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him or her, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment at any time or for any reason not prohibited by law.

12.3    Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, up to the statutory rate allowed to avoid any adverse accounting consequences for such withholding. The Company can delay the delivery to a Participant under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

12.4    Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

12.5    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.6    Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

12.7    Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

12.8    Other Awards. The grant of an Award shall not confer upon the Participant the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Participants, or the right to receive future Awards upon the same terms or conditions as previously granted.

12.9    Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.10    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable law or ruling of any governmental body that the Company determines to be necessary or advisable.

12.11    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

12.12    Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

12.13    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

12.13    Interpretation. The term "including" means "including without limitation". The term "or" means "and/or" unless clearly indicated otherwise. The term "vest" includes the lapse of restrictions on Awards, including forfeiture restrictions. Reference herein to a "Section" shall be to a section of the Plan unless indicated otherwise.

12.14    Governing Law; Venue. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of the State of Ohio to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.